                                                                   Exhibit 10.54


                              AMENDED AND RESTATED
                                COMMON AGREEMENT

                                     AMONG

                 PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.

                           PEGASO PCS, S.A., DE C.V.

                    PEGASO TELECOMUNICACIONES, S.A. DE C.V.

                     PEGASO RECURSOS HUMANOS, S.A. DE C.V.

                         PEGASO FINANZAS, S.A. DE C.V.

                          PEGASO FINCO I, S.A. DE C.V.

                                      AND

            BANCO NACIONAL DE MEXICO, S.A., GRUPO FINANCIERO BANAMEX
                              AS COLLATERAL AGENT,

                                 CITIBANK, N.A.
                            AS INTERCREDITOR AGENT,

                          CITIBANK INTERNATIONAL PLC,
                        AS ALCATEL ADMINISTRATIVE AGENT,

                              ABN AMRO BANK N.V.,
                        AS QUALCOMM ADMINISTRATIVE AGENT

                                      AND

                                 ELECTRO BANQUE
                       AS FACILITY 2 ADMINISTRATIVE AGENT

                         DATED AS OF SEPTEMBER 10, 2002

                                TABLE OF CONTENTS

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ARTICLE I Definitions And Principles Of Construction.................................................    2
   1.01     Definitions..............................................................................    2
   1.02     Principles of Construction...............................................................    2
   1.03     Conflicts................................................................................    3

ARTICLE II Credit Facilities.........................................................................    3
   2.01     Indebtedness Subject to this Agreement...................................................    3
   2.02     Senior Indebtedness Pari Passu...........................................................    3
   2.03     Pro Rata Payment of Obligations..........................................................    3
   2.04     Additional Senior Indebtedness...........................................................    3
   2.05     Prepayments..............................................................................    5
   2.06     Payments.................................................................................    7
   2.07     Swap Agreements as Senior Indebtedness...................................................    7

ARTICLE III Conditions Precedent.....................................................................    8
   3.01     Conditions Precedent to Initial Disbursement.............................................    8
   3.02     Conditions Precedent to All Disbursements................................................   14
   3.03     No Waiver................................................................................   15
   3.04     Delivery of Certificates, Etc............................................................   15
   3.05     Beneficiaries of Conditions to Disbursements.............................................   15

ARTICLE IV Representations And Warranties............................................................   16
   4.01     Corporate Status.........................................................................   16
   4.02     Corporate Power and Authority............................................................   16
   4.03     Valid and Binding Obligation.............................................................   16
   4.04     No Violation.............................................................................   17
   4.05     Permits..................................................................................   17
   4.06     Financial Statements; Financial Condition; Undisclosed Liabilities; Etc..................   17
   4.07     Litigation; Labor Disputes...............................................................   18
   4.08     Tax Returns and Payments.................................................................   18
   4.09     Capitalization...........................................................................   19
   4.10     Subsidiaries, Mortgage and Minimum Assets................................................   19
   4.11     Compliance with Applicable Law...........................................................   20
   4.12     Property Rights..........................................................................   20
   4.13     Single-Purpose...........................................................................   20
   4.14     Fees and Enforcement.....................................................................   20
   4.15     Foreign Exchange Approvals...............................................................   21
   4.16     Liens....................................................................................   21
   4.17     Title; Security Documents................................................................   21
   4.18     Transaction Documents....................................................................   22
   4.19     Certain Ancillary Services...............................................................   22
   4.20     Environmental Matters....................................................................   22
   4.21     Investment Company Act...................................................................   23


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                                TABLE OF CONTENTS

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   4.22     True and Complete Disclosure.............................................................   23
   4.23     No Additional Fees.......................................................................   23
   4.24     Use of Proceeds..........................................................................   23
   4.25     Insurance................................................................................   24
   4.26     Private Activities.......................................................................   24
   4.27     No Subordination.........................................................................   24
   4.28     Licenses.................................................................................   24
   4.29     [Intentionally Omitted]..................................................................   24
   4.30     Employee Benefit Plans; Employment Matters...............................................   24
   4.31     [Intentionally Omitted]..................................................................   25
   4.32     Indebtedness.............................................................................   25

ARTICLE V Affirmative Covenants......................................................................   26
   5.01     Information Covenants....................................................................   26
   5.02     Books, Records and Inspections; Accounting and Audit Matters.............................   29
   5.03     Maintenance of Property and Insurance....................................................   30
   5.04     Corporate Franchises and System Permits; Enforcement of Transaction Documents............   30
   5.05     Compliance with Applicable Law...........................................................   31
   5.06     Use of Proceeds..........................................................................   31
   5.07     Taxes; Proper Legal Form.................................................................   31
   5.08     Credit Agreements........................................................................   31
   5.09     Additional Documents; Filings and Recordings.............................................   31
   5.10     Condemnation Event; Casualty Event.......................................................   33
   5.11     Application of Equity Contributions......................................................   34
   5.12     Translations.............................................................................   35
   5.13     New Subsidiaries.........................................................................   35
   5.14     Other Properties Subject to Liens; After-Acquired Property...............................   35
   5.15     [Intentionally Omitted]..................................................................   36
   5.16     [Intentionally Omitted]..................................................................   36
   5.17     [Intentionally Omitted]..................................................................   36
   5.18     Payment of Certain Fees..................................................................   36
   5.19     Consents, Approvals......................................................................   36
   5.20     Maintenance of Licenses..................................................................   36
   5.21     Site Acquisition.........................................................................   37
   5.22     Minimum Assets...........................................................................   37
   5.23     [Intentionally Omitted]..................................................................   37
   5.24     Subordinated Loans.......................................................................   38

ARTICLE VI Negative Covenants........................................................................   38
   6.01     Liens....................................................................................   38
   6.02     Consolidation; Merger; Sale of Assets....................................................   40
   6.03     Restricted Payments......................................................................   42
   6.04     Indebtedness.............................................................................   43
   6.05     Subsidiaries.............................................................................   45


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
                                TABLE OF CONTENTS

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   6.06     Advances, Investments and Loans..........................................................   45
   6.07     Affiliate Transactions...................................................................   45
   6.08     No Other Business........................................................................   46
   6.09     EBITDA Test..............................................................................   46
   6.10     Leverage Ratios..........................................................................   46
   6.11     Limitation on Issuance of Stock..........................................................   47
   6.12     Prepayments..............................................................................   47
   6.13     Modifications of Certain Documents and Agreements........................................   47
   6.14     Abandonment of The System................................................................   47
   6.15     Hazardous Substances.....................................................................   47
   6.16     Immunity.................................................................................   47
   6.17     Regulations..............................................................................   47
   6.18     Investment Company Act...................................................................   47
   6.19     Disputes.................................................................................   47
   6.20     Collateral Outside Mexico................................................................   48

ARTICLE VII Events Of Default........................................................................   48
   7.01     Payments.................................................................................   48
   7.02     Representations..........................................................................   48
   7.03     Covenants................................................................................   49
   7.04     Default Under Other Agreements...........................................................   49
   7.05     Involuntary Bankruptcy, Etc..............................................................   50
   7.06     Voluntary Bankruptcy, Etc................................................................   50
   7.07     Analogous Proceedings....................................................................   50
   7.08     Attachment of Collateral.................................................................   50
   7.09     Financing Agreements.....................................................................   50
   7.10     Expropriation............................................................................   51
   7.11     Monetary Restrictions....................................................................   51
   7.12     Judgments................................................................................   51
   7.13     Licenses and Permits.....................................................................   51
   7.14     Change of Control........................................................................   51
   7.15     Other Senior Indebtedness................................................................   51
   7.16     Mortgage.................................................................................   52
   7.17     Remedies.................................................................................   52

ARTICLE VIII Miscellaneous...........................................................................   52
   8.01     Payment of Expenses, Etc.................................................................   52
   8.02     Right of Setoff..........................................................................   54
   8.03     Notices..................................................................................   54
   8.04     Benefit of Agreement.....................................................................   55
   8.05     No Waiver; Remedies Cumulative...........................................................   55
   8.06     Severability.............................................................................   55
   8.07     Counterparts.............................................................................   56
   8.08     Effectiveness............................................................................   56


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                                TABLE OF CONTENTS

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   8.09     Survival.................................................................................   56
   8.10     Currency of Payment......................................................................   56
   8.11     Judgment Currency........................................................................   56
   8.12     Evidence of Debt.........................................................................   57
   8.13     English Language.........................................................................   57
   8.14     Entire Agreement.........................................................................   57
   8.15     Waiver of Sovereign Immunity.............................................................   57
   8.16     Reinstatement............................................................................   58
   8.17     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...................   58
   8.18     Calculations; Computations...............................................................   59
   8.19     No Third-Party Beneficiaries.............................................................   60
   8.20     Amendments...............................................................................   60
   8.21     Confidentiality..........................................................................   60

                     Amended and Restated Common Agreement

                  THIS AMENDED AND RESTATED COMMON AGREEMENT, dated as of September 10, 2002 (this "Agreement"), among PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Company" or the "Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Holdings"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Personnel Co."), PEGASO FINANZAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Finanzas"), PEGASO FINCO I, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Finco"), CITIBANK, N.A., a national banking organization under the laws of the United States of America, acting through its branch located in New York, New York, in its capacity as Intercreditor Agent (the "Intercreditor Agent"), on behalf of the Senior Lenders, BANCO NACIONAL DE MEXICO, S.A., GRUPO FINANCIERO BANAMEX, a national banking organization under the laws of the United Mexican States, in its capacity as Collateral Agent (the "Collateral Agent"), CITIBANK INTERNATIONAL PLC, a corporation organized under the laws of England, in its capacity as Alcatel Administrative Agent (the "Alcatel Administrative Agent"), on behalf of the Alcatel Lenders, and ABN AMRO BANK N.V., a Netherlands banking organization in its capacity as Qualcomm Administrative Agent (the "Qualcomm Administrative Agent") on behalf of the Qualcomm Lenders, ELECTRO BANQUE, a corporation organized under the laws of France, in its capacity as Facility 2 Administrative Agent (the "Facility 2 Administrative Agent") and the other Senior Lenders executing this Agreement from time to time as contemplated by Article 2 hereof, amends and restates the Existing Common Agreement (as defined herein).

                                   WITNESSETH:

                  WHEREAS, the members of the Borrower Group and the Agents are parties to a Common Agreement, dated as of December 15, 1998 (as further amended as of May 27, 1999 and October 10, 2001, the "Existing Common Agreement"); and

                  WHEREAS, Holdings has entered into the Stock Purchase Agreement, dated as of April 26, 2002 (the "Stock Purchase Agreement"), by and among Holdings, its Sponsors, Telefonica Moviles, S.A. ("TEM") and others parties named therein, pursuant to which TEM shall purchase from certain of the Sponsors all of the Capital Stock of Holdings owned by such Sponsors in accordance with the terms and conditions of the Stock Purchase Agreement; and

                  WHEREAS, the members of the Borrower Group have requested certain amendments to the Existing Common Agreement and the Credit Agreements in accordance with the transactions contemplated in the Stock Purchase Agreement; and

                  WHEREAS, the Secured Parties are willing to amend and restate the Existing Common Agreement on the terms and condition hereof.

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein and in the other Financing Agreements, the parties hereto agree as follows:

                     Amended and Restated Common Agreement

                                   ARTICLE I

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

                  1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used in this Agreement, its appendices, schedules and exhibits have the meanings given to such terms in Appendix A.

                  1.02 Principles of Construction. In this Agreement and the other Financing Agreements and the appendices, exhibits and schedules hereto or thereto (unless otherwise provided therein):

                  (a) The meanings set forth for defined terms in Appendix A or in any Financing Agreement shall be equally applicable to both the singular and plural forms of the terms defined and the masculine, feminine or neuter gender shall include all genders.

                  (b) All references in any Financing Agreement to clauses, sections, appendices, schedules and exhibits are to clauses, sections, appendices, schedules and exhibits in or to such Financing Agreement unless otherwise specified therein.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in a Financing Agreement shall refer to such Financing Agreement as a whole and not to any particular provision of such Financing Agreement.

                  (d) References in any Financing Agreement to any statute, decree, regulation or other Applicable Law shall be construed as a reference to such statute, law, decree, regulation or other Applicable Law as re-enacted, redesignated, amended or extended from time to time, except as otherwise provided in such Financing Agreement.

                  (e) References in any Financing Agreement to any Transaction Document or any other document or agreement shall be deemed to include references to such Transaction Document or such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such Transaction Document, document or agreement and this Agreement and to include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith.

                  (f) References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under the Financing Agreements and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

                  (g) The table of contents and the headings of the several sections and subsections of this Agreement or any Financing Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision therein.


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                     Amended and Restated Common Agreement

                  (h) References to the words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to", whether or not they are followed by such phrases or words of similar import.

                  (i) References to a number of days shall refer to calendar days unless Business Days are otherwise specified.

                  (j) References to "the Borrower Group," to a "member of the Borrower Group" or to "members of the Borrower Group" shall mean each member of the Borrower Group agreeing, representing or otherwise acting on a joint and several basis.

                  1.03 Conflicts. In the case of any conflict between the terms of this Agreement and the terms of any Credit Agreement, the terms of such Credit Agreement, as between the Company and the Senior Lenders party thereto, shall control.

                                   ARTICLE II

                               CREDIT FACILITIES

                  2.01 Indebtedness Subject to this Agreement. All Senior Indebtedness shall be entitled to the benefits of and subject to the obligations set forth in this Agreement and shall be entitled to the liens, charges, collateral assignments and security interests granted by or pursuant to the Security Documents.

                  2.02 Senior Indebtedness Pari Passu. All Senior Indebtedness shall rank pari passu without any preference among Senior Indebtedness by reason of date of incurrence or otherwise.

                  2.03 Pro Rata Payment of Obligations. Except as otherwise provided in this Agreement, (a) each prepayment to a Senior Lender in respect of the Senior Indebtedness, and (b) on and after the occurrence of an Event of Default and the delivery of a Remedies Instruction as described in the Intercreditor Agreement, each payment to a Senior Lender in respect of the Senior Indebtedness, shall be on a Pro Rata Payment basis in accordance with the respective interest, fees, commissions, indemnities, principal and other amounts due to all of the Senior Lenders on the date of such payment or prepayment.

                  2.04 Additional Senior Indebtedness. From time to time the Company may, subject to the terms hereof, designate additional indebtedness of and commitments to lend to the Company made by financial institutions or vendors of telecommunications equipment as Senior Indebtedness, and upon satisfaction of each of the following conditions precedent such designated indebtedness and commitments, for all purposes of this Agreement, shall be Senior Indebtedness secured by the collateral subject to the Security Documents and entitled to the benefits of this Agreement ("Additional Senior Indebtedness"):

                  (a) Subject to the terms and conditions of this Section 2.04, the lenders of such Additional Senior Indebtedness (or an agent or fiduciary representing such lenders) (the "Additional Senior Indebtedness Lender") shall have executed and delivered to the Collateral Agent an agreement in which each such lender agrees to be bound as a Senior Lender by all of


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                     Amended and Restated Common Agreement
the terms and conditions of this Agreement, the Collateral Agency Agreement and the Intercreditor Agreement as if it were a party hereto and thereto.

                  (b) The Company shall have furnished to the Collateral Agent and to each of the Alcatel Administrative Agent and the Qualcomm Administrative Agent a term sheet describing the terms and conditions of the proposed Additional Senior Indebtedness, a summary describing any and all representations, warranties, affirmative covenants, negative covenants, events of default and other non-financial terms which are to be imposed in connection with the making of such Additional Senior Indebtedness and which are potentially more restrictive on the Borrower Group than the provisions of this Agreement (the "Further Provisions"), and as soon as practicable, drafts of the proposed Credit Agreement and each of the other documents related thereto. Within 10 Business Days after the receipt of such term sheet and drafts of the Further Provisions, the Alcatel Administrative Agent and the Qualcomm Administrative Agent shall notify the Company, the Additional Senior Indebtedness Lender, the Collateral Agent and each other such Administrative Agent whether they (acting on behalf of, and at the instructions of, the Senior Lenders under their respective Credit Agreements) agree to amend or supplement the provisions of this Agreement to allow such Further Provisions to be incorporated herein; and, if either of them (on behalf of the Senior Lenders under their respective Credit Agreements) so agree, pursuant to the sole and absolute discretion of such Senior Lenders, this Agreement shall be amended to include such Further Provisions and each party hereto shall execute and deliver an amendment implementing such Further Provisions, which amendment shall be in form reasonably satisfactory to each such party; provided, that in no event shall any Administrative Agent or the Collateral Agent be obligated to waive or modify any provision of the Financing Agreements relating to the Collateral. If neither of such Administrative Agents agrees to include such Further Provisions in this Agreement, such Further Provisions may be included in the Credit Agreement under which such Additional Senior Indebtedness is to be incurred and an "event of default" thereunder shall constitute an Event of Default hereunder as set forth in Section 7.15. Any and all Further Provisions related to any particular Additional Senior Indebtedness, which Further Provisions were included in this Agreement pursuant to this Section 2.04(b), shall terminate, and this Agreement shall be amended to delete such Further Provisions, upon the full repayment or refinancing of all of the obligations under such Additional Senior Indebtedness; provided, however, that such Further Provisions shall remain in this Agreement for the term hereof for the benefit of all Senior Lenders if, during the period that such Further Provisions were in effect, (i) all or a portion of the Senior Indebtedness under either of the Alcatel Credit Agreement or the Qualcomm Credit Agreement was syndicated or participated without credit support from Alcatel or its Affiliates or Qualcomm or its Affiliates, as applicable (the "Non-Recourse Sold Amount") or (ii) credit support from Alcatel or its Affiliates or Qualcomm or its Affiliates shall have been withdrawn with respect to all or a portion of the commitments or obligations previously sold under the respective Credit Agreement (the "Non-Recourse Withdrawal Amount"), such that the aggregate amount of the Non-Recourse Sold Amount and the Non-Recourse Withdrawal Amount under either Credit Agreement shall equal twenty five percent (25%) or more of the initial Commitments under the applicable Credit Agreement; provided further, that no Further Provisions shall terminate as described above to the extent such Further Provisions are included within the instruments or agreements pursuant to which such related Additional Senior Indebtedness is refinanced. Each of Qualcomm and Alcatel shall be permitted to exercise their rights under this
Section 2.04(b) any number of times so long as Qualcomm or Alcatel, as the case may be, shall be a Senior Lender providing


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                     Amended and Restated Common Agreement
financing hereunder or a guarantor providing credit support therefor, in either case, involving an aggregate amount equal to at least twenty five percent (25%) percent of the Commitments or Loans under its respective Credit Agreement. It is understood and agreed that for purposes hereof, the Commitment of Alcatel shall include the commitment under the Alcatel Commitment Letter.

                  (c) Any and all liens, collateral assignments, security interests and charges which are to be given by the Borrower Group or their shareholders in connection with such Additional Senior Indebtedness ("Additional Collateral") shall be granted to the Collateral Agent (and the Security Documents shall be amended or supplemented accordingly, or further security documents shall be executed and delivered by the Borrower Group to grant such Additional Collateral to the Collateral Agent), so that, following the issuance of such Additional Senior Indebtedness, all of the Senior Indebtedness will be secured on a pari passu basis.

                  (d) Each member of the Borrower Group shall execute and deliver a Guaranty Agreement in favor of the Additional Senior Indebtedness Lender in such a manner that the Additional Senior Indebtedness is guaranteed thereunder to the same extent as the other Senior Indebtedness at the time outstanding is guaranteed; provided, however, that, the Company may arrange for a guaranty or guarantees of such Additional Senior Indebtedness from a third party or parties, other than other members of the Borrower Group (a "Third Party Guarantor") without providing for a similar guaranty or guarantees of other Senior Indebtedness, so long as (i) any representations, warranties, covenants or defaults included in any reimbursement or similar agreement between any member of the Borrower Group and the Third Party Guarantor shall constitute Further Provisions for purposes of clause (b) of this Section 2.04, and (ii) no collateral or other security may be given to such Third Party Guarantor by any member of the Borrower Group other than in respect of subrogation rights, if any, which such Third Party Guarantor may have in the Collateral and the Security Documents, if and to the extent that it makes payments under such guaranty.

                  (e) At least five days prior to the issuance of the Additional Senior Indebtedness, the Borrower Group shall have delivered to each Administrative Agent a certificate (i) describing such Additional Senior Indebtedness, (ii) stating that no Default or Event of Default has occurred and is then continuing hereunder after giving full effect to the incurrence of such Additional Senior Indebtedness, and (iii) stating that, following such issuance, the Borrower Group will be in compliance with the provisions of this Section
2.04 and with the provisions of Section 6.04(d).

                  (f) All of the conditions precedent to the Initial Disbursement under the applicable Credit Agreement for such proposed Additional Senior Indebtedness shall have been satisfied or waived pursuant to the terms of such Credit Agreement.

                  2.05     Prepayments.

                  (a) Prepayments of Senior Indebtedness shall be permitted to the extent expressly provided in the applicable Credit Agreement and subject to the limitations provided below.


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                     Amended and Restated Common Agreement

                  (b) Any prepayment of the principal amounts of any Senior Indebtedness (other than (i) a prepayment of Non-Vendor Financing, (ii) a prepayment of vendor financing from financing provided or supported by an export credit agency, or (iii) a prepayment made under a revolving credit or similar facility, including a voluntary prepayment of a Loan the proceeds of which were used for the payment of VAT, provided that the lender's commitment thereunder is not permanently reduced at the time of such prepayment) shall be accompanied by a prepayment, on a Pro Rata Payment basis, of the principal amounts of all other Senior Indebtedness then outstanding, (which prepayments shall be made simultaneously unless any such Senior Indebtedness does not permit such prepayment at such time or would otherwise require a prepayment or break-funding penalty, in which case such prepayment amounts, at the option of the Company, may be deposited with the applicable Administrative Agent, invested in Permitted Investments, and applied to the prepayment of such Senior Indebtedness on the first date permitted or as to which no prepayment or break-funding penalty would be imposed) which prepayment (unless the option described in the foregoing parenthetical shall be exercised) shall be accompanied by the full payment of any prepayment premium, break-funding amounts or other amounts due and payable under the applicable Credit Agreement in connection with such prepayment; provided, that (x) no such prepayment of any other Senior Indebtedness shall be required if the Senior Lenders holding such Senior Indebtedness agree to waive such prepayment or if the Credit Agreement governing such Senior Indebtedness does not permit such prepayment and (y) the amount of the Senior Indebtedness which would be so prepaid (but for the foregoing clause (x)) shall not be applied to the other Senior Indebtedness then outstanding.

                  (c) Any prepayment of principal on any Senior Indebtedness as described in Section 2.05(b) shall be accompanied in each case with the full payment of all accrued and unpaid interest on such Senior Indebtedness to the extent required under the applicable Credit Agreement.

                  (d) Subject to Section 2.05(b), any prepayment of any Senior Indebtedness which is made from the proceeds of other Indebtedness ("Refinancing Indebtedness") may be made on a non-Pro Rata Payment basis between or among Senior Indebtedness; provided, however, that the documentation under which such Refinancing Indebtedness (other than Refinancing Indebtedness provided or supported by an export credit agency) is issued shall provide that Senior Indebtedness may be prepaid by the Company on a non-Pro-Rata Payment basis to the same extent as is set forth in this Section 2.05.

                  (e) Anything to the contrary notwithstanding, the parties hereto acknowledge and agree that any mandatory prepayment of Senior Indebtedness made pursuant to Section 3.2(f) of the Qualcomm Credit Agreement shall: (i) be deemed a permitted prepayment for purposes of this Section 2.05;
(ii) not be subject to any of the qualifications or restrictions set forth in this Section 2.05 or Section 2.01 of the Intercreditor Agreement, including, without limitation, the qualification that requires a prepayment, on a Pro Rata Payment basis, of the principal amounts of all other Senior Indebtedness outstanding; (iii) be deemed an amount not subject to sharing pursuant to
Section 2.03 of the Intercreditor Agreement; and (iv) not be subject to the provisions of Section 2.03.

                  2.06     Payments.

                  (a) On each Payment Date, the Company shall make the scheduled principal repayments of Senior Indebtedness due on such Payment Date except to the extent that such repayments have been prepaid. Principal of the Senior Indebtedness shall be payable in accordance with the applicable Credit Agreement on the terms and conditions set forth therein. If two or more Credit Agreements set forth the same Payment Date at any one time, and the Company shall not have sufficient funds on such date to make full payment of the Senior Indebtedness amounts due on such date under the applicable Credit Agreements, then the Company shall make payments to the Senior Lenders under such Credit Agreements on a Pro Rata Payment basis (determined without regard to clause (z) of the proviso of the definition of "Pro Rata Payment") in respect of the amounts due on such date.

                  (b) On each Payment Date, the Company shall pay accrued and unpaid interest on the unpaid principal amount of the Senior Indebtedness outstanding under each Credit Agreement in accordance with the terms of the applicable Credit Agreement.

                  (c) All payments due under any Credit Agreement shall be made by the Company pursuant to the terms of the applicable Credit Agreement, in Dollars, as required under the applicable Credit Agreement, and in immediately available funds. Subject to the provisions of the Collateral Agency Agreement and Intercreditor Agreement, the relevant Administrative Agent shall apply each payment with respect thereto received by it in accordance with such Credit Agreement.

                  (d) If at any time at which any Obligations are payable to a Senior Lender such Senior Lender receives insufficient funds pursuant to the applicable Credit Agreement to pay in full all Obligations payable to such Senior Lender at such time, the funds so received by such Senior Lender at such time shall be deemed to be applied as follows:

                           (i) FIRST, to interest (including post-default interest) on the Senior Indebtedness held by such Senior Lender;

                           (ii)     SECOND, to principal of the Senior
         Indebtedness held by such Senior Lender; and

                           (iii) THIRD, to fees, commissions, indemnities, expenses and all amounts (other than principal of and interest on the Senior Indebtedness) payable to such Senior Lender.

                  2.07 Swap Agreements as Senior Indebtedness. Subject to any other restrictions otherwise contained in this Agreement, the Company may enter into interest rate and Peso-Dollar currency swap agreements (including collars, caps and similar derivative arrangements) through the execution of an agreement, (a "Swap Agreement") with an Eligible Swap Counterparty; provided, however, that all interest rate swap agreements shall be bona fide hedges of floating rate exposure for a fixed rate obligation, shall have at any time a notional amount not greater than the Company's floating rate Indebtedness outstanding at such time, and cover a period not exceeding four years from any date of determination; provided, further, that all currency swap agreements shall be bona fide hedges for a term not exceeding four years and

                     Amended and Restated Common Agreement
for the purchase of Dollars or Pesos with notional amounts in the aggregate not exceeding an amount equal to 33.0% of the outstanding Senior Indebtedness. The Company may incur obligations under the Swap Agreement without regard to any limitations imposed under Section 2.04 or Section 6.04. The obligations of the Company under any such Swap Agreement may, upon notice by the Company to the Collateral Agent, be secured by the Collateral on a pro-rata basis to the same extent as would be the case if such obligations of the Company under such Swap Agreement were deemed to be Additional Senior Indebtedness hereunder, in which event the Security Documents shall be amended to the extent necessary to provide for such pro-rata treatment of the swap counterparty in respect of such Collateral; provided, however, that in such event (i) no member of the Borrower Group shall, if the swap counterparty is secured as aforesaid, grant to such swap counterparty any other Lien upon the property or assets of the Borrower Group, (ii) the amount secured by the Collateral, as described in the preceding sentence, shall be the amount owed from time to time by the Company under the Swap Agreement, and (iii) the swap counterparty, in its capacity as such, shall not otherwise be, or be deemed to be, a Senior Lender hereunder and shall have no voting rights with respect to any matter described herein or in the other Financing Agreements. Upon delivery of the notice to the Collateral Agent as aforesaid, accompanied by a certificate of the Chief Finance Officer of the Company stating that no Default or Event of Default has occurred and is then continuing, the Collateral Agent shall amend or supplement the Security Documents to implement the provisions of this Section 2.07.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

                  3.01 Conditions Precedent to Initial Disbursement. Subject to Section 3.05, the obligation of a group of Senior Lenders under a particular Credit Agreement to make an Initial Disbursement shall be subject to the satisfaction or waiver by each such Senior Lender of the conditions set forth below:

                  (a) System Agreements. The Administrative Agents and the Relevant Parties shall have received a true and complete copy of each System Agreement (other than the Vendor Agreements) and all supplements, clarifications or amendments thereto, all of which shall be in form and substance satisfactory to such Administrative Agents (acting on behalf of, and at the instructions of, the Senior Lenders under their respective Credit Agreements) and Relevant Parties and certified as of the Initial Disbursement Date by an Authorized Officer of the Company with respect to the following matters: (A) such System Agreement is a true, complete and correct copy of such System Agreement, (B) such System Agreement is in full force and effect, (C) since the date of execution thereof, such System Agreement has not been amended, modified, clarified or supplemented, nor has any waiver been granted thereunder, except for those amendments, modifications, clarifications, supplements or waivers, certified copies of which have been delivered to the Administrative Agents pursuant to (A) above, and (D) no party to any System Agreement is or, but for the passage of time, giving of notice, fulfillment of any condition or any combination thereof would be, in breach of any obligation thereunder (provided that the certification of the Company's Authorized Officer as to the matters set forth in this clause (D) may be made to the knowledge of such Authorized Officer with respect to Persons that are not members of the Borrower Group).

                     Amended and Restated Common Agreement

                  (b) Financing Agreements. Each Financing Agreement required to be executed and delivered on or prior to the Initial Disbursement Date (i) shall have been executed and delivered, and (ii) shall be in full force and effect.

                  (c) Security Interests. (i) All security interests intended to be created pursuant to the Security Documents shall have been created and, where appropriate, registered or other action taken to create a security interest and Lien over the relevant asset or property in favor of the Collateral Agent, for the benefit of the Senior Lenders, (ii) all fees and duties shall have been paid in connection with such registration and (iii) all such security interests shall (except as otherwise provided in any opinion of counsel accepted pursuant to paragraph (f) below) be valid and enforceable and constitute first priority perfected security interests, and be enforceable against the members of the Borrower Group and any subsequent lien or (including a judgment lien or), holder of a fixed or floating charge, or transferee for or not for value, in bulk, by operation of law, for the benefit of creditors, or otherwise, subject in any such case only to Permitted Liens described in Section
6.01. In addition to the above, the Collateral Agent shall have received (w) evidence issued by the Public Registry of Commerce of the Federal District of Mexico that the Original Mortgage has been recorded in its books and records,
(x) if then available, evidence issued by the Telecommunications Registry of Mexico that the Original Mortgage has been recorded in its books and records,
(y) a copy of the second testimony of the public deed evidencing the execution and delivery of Amendment No. 1 to the Mortgage, together with a certificate of the relevant Public Notary that the first testimony of such public deed has been presented for, and accepted for, registration at the Public Registry of Commerce of the Federal District of Mexico and the Telecommunications Registry of Mexico, and (z) if then available, evidence issued by each such Registry that Amendment No. 1 to the Mortgage has been recorded in its books and records.

                  (d) Process Agents. The Administrative Agents and the Relevant Parties shall have received evidence that (i) each of the Company, Holdings and each other Guarantor shall have duly and irrevocably appointed an agent for service of process in New York, (ii) such agent shall have accepted such appointment and (iii) all fees scheduled to accrue to each such agent for service of process through and including the date following seven years after the Initial Disbursement Date shall have been paid in full.

                  (e)      Insurance.

                           (i) The Borrower Group shall have obtained the insurance described in Schedule 5.03 on the terms and conditions set forth therein and from financially sound and reputable insurers and reinsurers and meeting the criteria set forth in Schedule 5.03, and shall have provided to the Administrative Agents and the Relevant Parties a certificate of an Authorized Officer of the Company to that effect. The evidence required to be delivered by the Company pursuant to this clause (i) or clause (ii) below shall confirm that all premiums due and payable as of the Initial Disbursement Date have been paid and no insurance premiums are overdue. The Administrative Agents and the Relevant Parties shall have received evidence that each insurance policy referred to in Schedule 5.03 has named the Collateral Agent, for the benefit of the Secured Parties, as a co-beneficiary or co-payee under such policy together with the Company (or other member of the Borrower Group), as their respective interests may appear.

                     Amended and Restated Common Agreement

                           (ii) The Insurance Consultant shall have provided the Administrative Agents and the Relevant Parties with a report in form and substance acceptable to the Administrative Agents and the Relevant Parties which shall confirm the matters set forth in clause
         (i) above, indicate that such insurance and reinsurance is effective and provides adequate coverage for the System and the Business and cover such other matters as any Administrative Agent may have reasonably requested.

                  (f) Opinions of Counsel. The Administrative Agents and the Relevant Parties shall have received the following legal opinions in the English language addressed to each Senior Lender, each Agent and each Relevant
Party:

                           (i) the opinion of White & Case LLP, special New York counsel to the Borrower Group, substantially to the effect set forth in Appendix B-1;

                           (ii) the opinion of White & Case, S.C., Mexican counsel to the Borrower Group, substantially to the effect set forth in Appendix B-2.

                  (g) Corporate Documents. The Administrative Agents and the Relevant Parties shall have received for each member of the Borrower Group, Charter Documents, good standing certificates (to the extent applicable to such Person and available in such Person's jurisdiction of formation), incumbency certificates and resolutions in each case certified by the appropriate officers of such Person. Such resolutions shall, in each case, approve such Person's participation in the transactions contemplated by this Agreement and the applicable Credit Agreement, and the granting of Liens in connection therewith, and shall authorize the execution, delivery and performance by such Person of the Financing Agreements to which such Person is a party.

                  (h)      Pledges of Stock.

                           (A)      (i) The Pledge Agreement executed on October
31, 1998 by and among Holdings, the Company, Pegaso PCS and Qualcomm in order to create a pledge on the shares issued by Pegaso PCS and Personnel Co. (the "PCS/Recursos Pledge Agreement") shall have been amended in form satisfactory to the Administrative Agents and the Relevant Parties to include the Collateral Agent, acting on behalf of and for the benefit of the Secured Parties, as beneficiary of such agreement and (ii) the Pledge Agreement executed on October 31, 1998 by and among Holdings, Pegaso PCS and Qualcomm in order to create a pledge on the shares issued by the Company (the "Sistemas Pledge Agreement") shall have been amended in form satisfactory to the Administrative Agents and the Relevant Parties to include the Collateral Agent, acting on behalf of and for the benefit of the Secured Parties, as beneficiary of such agreement.

                           (B)      Each of the Sponsors shall have executed and
delivered the Sponsors Negative Pledge Agreement which shall effectively prohibit the granting of any Lien over any such Capital Stock by any such Sponsor.

                  (i) Business Plan. The Administrative Agents and the Relevant Parties shall have received (1) a copy of the Original Business Plan; and (2) a copy of the Final Business

                     Amended and Restated Common Agreement

Plan, certified by an Authorized Officer of the Company as having been approved by the Board of Directors of Holdings.

                  (j) Stamp Duties; Taxes; Etc. The Administrative Agents and the Relevant Parties shall have received evidence satisfactory to them that all required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing and/or perfection of any Transaction Document required to be stamped, registered or filed have been paid in full or an appropriate exemption therefrom shall have been obtained, except to the extent that the Company has provided the Administrative Agents and the Relevant Parties with assurances satisfactory to them that such duties, fees, costs and charges will be paid in full with the proceeds of the Initial Disbursement.

                  (k) Consents, Amendments, Assignments and Acknowledgments. All consents, amendments, assignments, acknowledgments, documents or other evidence or information (including the Consents) necessary or desirable in connection with the System, the Collateral and the assignment as security of the System Agreements to the Collateral Agent (including all approvals of any Governmental Authority or any third party) shall have been duly obtained, executed and delivered, including, without limitation, consents relating to the Vendor Agreements, the Operator Agreement and the GTE Operator Agreement.

                  (l) System Compliance. The System shall be in compliance in all respects with all Applicable Laws as in effect upon the Closing Date and the Administrative Agents and the Relevant Parties shall have received a certificate to such effect from an Authorized Officer of the Company.

                  (m) Financial Statements. The Administrative Agents and the Relevant Parties shall have received the most recent financial statements of the Borrower Group (on a consolidated basis), together with a certificate from the Chief Financial Officer of Holdings, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of the Borrower Group has occurred from those set forth in the financial statements provided pursuant to this clause (m), except as otherwise provided (which exceptions shall also be in form and substance satisfactory to each Administrative Agent) in any such certificate with respect to such financial statements.

                  (n) Authorization to Independent Accountant. The Chief Financial Officer of Holdings shall have authorized the Independent Accountant in writing to communicate directly with the Relevant Parties, the Alcatel Administrative Agent and the Qualcomm Administrative Agent (provided that such authorization shall provide that no such communications shall occur with the Independent Accountant unless and until such Relevant Party or such Agent has, prior thereto, notified such Chief Financial Officer of Holdings that it intends to so communicate with the Independent Accountant, and requests that such officer so notify such Independent Accountant) and shall have furnished such Administrative Agents and the Relevant Parties with a copy of such authorization, which authorization shall be irrevocable until all Obligations have been fully and finally paid.

                  (o) Fees and Expenses. The Company (or other members of the Borrower Group) shall have paid all fees and expenses due to any Secured Party (including all reasonable

                     Amended and Restated Common Agreement
fees and expenses of legal counsel for any of the foregoing to the extent the Company (or another member of the Borrower Group) is obligated to pay such expenses), on or before the Closing Date, or arrangements satisfactory to such Secured Party, shall have been made for the payment of such fees and expenses from the proceeds of the Initial Disbursement.

                  (p) Initial Credit Facility Conditions Precedent. All of the conditions set forth in each of Article 6 of the Alcatel Credit Agreement and Section 4 of the Qualcomm Credit Agreement, shall have been satisfied or waived in accordance with the terms of each such agreement.

                  (q) Existing Equity. The Administrative Agents shall have received evidence that not later than the Closing Date that (i) the paid-in equity (in the form of equity cash contributions made by the Existing Shareholders and the New Shareholders of Holdings in consideration for Capital Stock issued by Holdings to such shareholders) was not less than the aggregate amount of $300,000,000 as of the date or dates contributed, (ii) not less than 99% of such cash has been contributed by Holdings to the Company as equity, and
(iii) the remainder of such cash, if any, has been contributed by Holdings to either or both of Pegaso PCS and/or Personnel Co. as equity.

                  (r) Equity Commitments. The Administrative Agents and the Relevant Parties shall have received evidence of irrevocable cash Equity Commitments by the Original Mexican Shareholders in the aggregate amount of (i) $50,000,000 to be contributed, delivered and paid not later than July 31, 1999 and (ii) $50,000,000 to be contributed, delivered and paid not later than August 30, 2000; there shall have been no default under any such Equity Commitments; there shall have been no bankruptcy, insolvency or similar proceedings commenced or initiated by or against any Original Mexican Shareholder making such Equity Commitment; and each Sponsor, Holdings and the Company shall have executed an Assignment Agreement with respect to such Equity Commitments in form and substance satisfactory to the Required Voting Parties.

                  (s) Licenses and License Fee. The Licenses shall be in full force and effect; such Licenses shall provide all of the Permits required to operate the System in accordance with the Original Business Plan, and in those geographical areas referred to in the Original Business Plan; and all fees, costs and expenses payable in connection with the granting or maintaining of such Licenses (including any VAT taxes or charges relating thereto) shall have been paid in full from Existing Equity.

                  (t) Minimum Assets; Mortgaged Property. The Administrative Agents and the Relevant Parties shall have received (i) a certificate of an Authorized Officer of the Company to the effect that (A) the Company owns, both legally and beneficially, title to the Minimum Assets, and
(B) all such Minimum Assets are subject to the Lien created by the Security Documents, and (ii) an undertaking by Holdings, and Holdings hereby undertakes, that Holdings holds and will continue to hold as its only assets the Capital Stock of the Company, Pegaso PCS and Personnel Co, the rights to receive equity as provided in the Equity Commitments (and with all debt or other obligations owing from any such entity to Holdings having been contributed to such entity as additional capital) and the assets referred to in the parenthetical in Section 6.04(h)(C).

                     Amended and Restated Common Agreement

                  (u) Various Consents and Approvals. The Administrative Agents and the Relevant Parties shall have received all Permits, material consents, approvals and releases of all appropriate Governmental Authorities and all other third parties in connection with the transactions contemplated by the Transaction Documents, including (without limitation) all required consents, authorizations, approvals or releases from contractual counterparties of members of the Borrower Group required to be obtained to permit the Lien of the Collateral Agent, acting for the benefit of the Secured Parties, in the Collateral.

                  (v) Supplement to Alcatel Commitment Letter. The Company shall have received a supplemental letter updating and confirming the terms of the Alcatel Commitment Letter and the conditions for effectiveness. Such supplemental letter shall be dated no earlier than five Business Days prior to the date of the Existing Common Agreement and accurately reflect the terms and conditions of the commitment under the Alcatel Commitment Letter as of such date, and the Administrative Agents shall have received a fully-executed copy thereof, the substance of which shall be reasonably satisfactory to the Qualcomm Administrative Agent.

                  (w) Guaranty Trust Agreement and Related Documents and Approvals. Holdings shall deliver to the Administrative Agents and the Relevant Parties the Guaranty Trust Agreement duly executed and delivered by each of the parties thereto, together with evidence in writing that the Secretaria de Comunicaciones y Transportes have approved the Guaranty Trust Agreement and all appropriate documentation and instruments, which documentation and instruments shall have been duly executed, in order to effectively transfer title to the trustee thereunder, for the benefit of the Collateral Agent, of all of the Capital Stock in the Company, Pegaso PCS and Personnel Co. as held by Holdings on the Closing Date, which Capital Stock shall (except to the extent described in the last sentence of this Section 3.01(w)), constitute 100% of the issued and outstanding Capital Stock of each of the Company, Pegaso PCS and Personnel Co. The transfer by Holdings of its title to the Capital Stock of the Company, Pegaso PCS and Personnel Co., as applicable, to the trustee under such Guaranty Trust Agreement shall have been registered in the shareholders' registry book of the Company, Pegaso PCS and Personnel Co., respectively. Concurrently therewith, the parties to the PCS/Recursos Pledge Agreement and the Sistemas Pledge Agreement will amend said agreements to provide that said agreements only create a pledge on the single share of each of Pegaso PCS, Personnel Co. and the Company not owned by Holdings but which is owned by another member of the Borrower Group.

                  (x)      [Intentionally omitted].

                  (y) Clarification Writ. The Company shall have filed or have caused to be filed with the Ministry of Telecommunications of Mexico a clarification writ with respect to the writ filed on November 30, 1998, and the said Ministry shall have issued an order, to the effect that (i) Pegaso PCS is authorized to act on behalf of the Company under the Pegaso PCS Services Agreement as a "comisionista," not as a "comercializadora" and (ii) all accounts receivable derived from the exploitation and use of the Licenses are the property of the Company, not Pegaso PCS.

                  (z) Post-Closing Agreement. The Company and each other member of the Borrower Group shall have executed and delivered a post-closing agreement (the "Post-Closing Agreement") dated as of the date of the Existing Common Agreement in form and substance

                     Amended and Restated Common Agreement
satisfactory to the Administrative Agents and the Relevant Parties with respect to the satisfaction of certain of the closing conditions contained herein or in the Credit Agreements within a specified period of time after the Closing Date.

Prior to the SPA Closing Date, an Initial Disbursement occurred under each of the Qualcomm Credit Agreement, the Alcatel Credit Agreement and the Facility 2 Credit Agreement.

                  3.02     Conditions Precedent to All Disbursements. Subject to
Section 3.05, the obligation of any Senior Lender to make any Disbursement (including the Initial Disbursement) shall be subject to the satisfaction or waiver in accordance with the terms of the relevant Credit Agreement, prior to and concurrently with each such Disbursement, of each of the conditions set forth below:

                  (a) Notice of Borrowing. The Company shall have delivered to the applicable Administrative Agent and the Relevant Parties a notice of borrowing from an Authorized Officer of the Company if and to the extent required as a precondition to the Disbursement of a Loan in the applicable Credit Agreement.

                  (b) No Default; Representations and Warranties. Immediately before and after giving effect to such Disbursement:

                           (i) no Default or Event of Default shall have occurred and be continuing (other than Defaults or Events of Defaults covered under a valid forbearance agreement); and

                           (ii) all representations and warranties made by each member of the Borrower Group, each Guarantor and each Sponsor in each of the Financing Agreements to which such Person is a party (except, as to any Agent or Senior Lender, any Credit Agreement other than the Credit Agreement by and among such Person, such Agent and such Senior Lender), shall be true, complete and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the date of such Disbursement, except for any representations and warranties herein or in any Financing Agreement which expressly relate only to an earlier date or which fails to be true solely as a result of Defaults or Events of Defaults covered under a valid forbearance agreement.

                  (c) Credit Agreement Conditions Precedent. In the case of a Disbursement under any Credit Agreement, the additional conditions precedent (if any) to such Disbursement set forth in such Credit Agreement shall have been satisfied or waived by the applicable Senior Lenders on or before the date of such Disbursement.

                  (d) Fees and Expenses. The Borrower Group shall have paid or made arrangements for payment (including, to the extent permitted, arrangement for payment out of Disbursements) of all fees, expenses and other charges then payable by it hereunder or under any other Financing Agreement in a manner satisfactory to the relevant payee.

                  (e) Reconocimiento de Adeudo. In connection with Disbursements made under any Credit Agreement on or after the SPA Closing Date, the Company shall deliver a new

                     Amended and Restated Common Agreement
or amended reconocimiento de adeudo in respect of each such Disbursement in form and substance satisfactory to the applicable Administrative Agent for filing or registration in all places necessary or advisable in Mexico. To the extent a new reconocimiento de adeudo is executed and delivered, such new reconocimiento de adeudo shall contain a statement to the effect that the prior reconocimiento de adeudo superseded by the new reconocimiento de adeudo is no longer in force and effect.

                  3.03     No Waiver.

                  (a) Subject to Section 3.05, no course of dealing or waiver by any Senior Lender or any Agent in connection with any condition of Disbursement under this Agreement or any Credit Agreement shall impair any right, power or remedy of any such Senior Lender or Agent with respect to any other condition of Disbursement, or be construed to be a waiver of any such other condition; nor shall the action of any Senior Lender or any Agent in respect of any Disbursement affect or impair any right, power or remedy of any Senior Lender or the Collateral Agent in respect of any other Disbursement.

                  (b) Subject to Section 3.05, unless otherwise notified to the Company by a Senior Lender or the Collateral Agent and without prejudice to the generality of Section 3.03(a), the right of any Senior Lender or any Agent to require compliance with any condition under this Agreement or relevant Credit Agreement which may be waived in accordance with the provisions of such applicable Credit Agreement is expressly preserved for the purpose of any subsequent Disbursement.

                  3.04 Delivery of Certificates, Etc. All of the certificates, legal opinions, communications, notices and other documents and papers referred to in Sections 3.01 or 3.02 to be delivered thereunder, unless otherwise specified, shall be delivered in sufficient counterparts for distribution to each of the Senior Lenders and, unless otherwise specified, shall be in form and substance reasonably satisfactory to the Agent receiving the same. Notwithstanding the foregoing, all of the certificates, legal opinions, communications, notices and other documents and papers referred to in Sections 3.01 and 3.02 shall be addressed to each Senior Lender.

                  3.05 Beneficiaries of Conditions to Disbursements. Notwithstanding any other provision of this Article 3, any waiver of the conditions precedent (i) to the Initial Disbursement or any subsequent Disbursement under the Alcatel Credit Agreement must be waived by each Senior Lender under the Alcatel Credit Agreement, but no Senior Lender under any other Credit Agreement shall have any right or benefits thereto or any such waiver rights thereunder, (ii) to the Initial Disbursement or any subsequent Disbursement under the Qualcomm Credit Agreement must be waived by each Senior Lender under the Qualcomm Credit Agreement, but no Senior Lender under any other Credit Agreement shall have any right or benefit thereto or any such waiver rights thereunder, and (iii) to the Initial Disbursement and any subsequent Disbursement under any Credit Facility relating to Additional Senior Indebtedness must be waived by the Senior Lender (or all or such percentage of the Senior Lenders) as provided in such Credit Agreement, but no Senior Lender under the Alcatel Credit Facility, no Senior Lender under the Qualcomm Credit Agreement and no Senior Lender under any other Additional Senior Indebtedness then outstanding shall have any right or benefits thereto or any such waiver rights thereunder.

                     Amended and Restated Common Agreement

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each member of the Borrower Group, jointly and severally, makes the representations and warranties contained in this Article 4 for the benefit of each Senior Lender, each Agent and each Relevant Party. Each such representation and warranty shall be deemed made for the benefit of any Senior Lender at the times (and only the times) and to the extent (and only to the extent) specified in the Credit Agreement to which such Senior Lender is party. The representations and warranties contained herein shall survive the execution and delivery of this Agreement. To the extent that any schedule referred to in this Article 4 shall need to be updated in order to permit such representation to be true and correct when made or deemed made, the Company or other member of the Borrower Group shall provide the Agents with such updated schedule in writing prior to the date such representation is made or deemed made and shall request approval of such updated schedule in accordance with the provisions of the Intercreditor Agreement. Unless any such schedule is updated and approved in accordance with the provisions of the Intercreditor Agreement, no change to any existing schedule shall be deemed to have been made.

                  4.01     Corporate Status. Each member of the Borrower Group
(i) is a sociedad anonima de capital variable duly organized, validly existing and in good standing under the laws of Mexico, (ii) is duly authorized to do business in Mexico and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except for any authorization the absence of which does not constitute a Material Adverse Effect) and (iii) has the requisite power and authority to (a) own or possess all of its property and assets, (b) transact the business in which it is engaged or proposes to be engaged (including the Business), (c) incur and guarantee Indebtedness and create Liens, (d) execute, deliver and perform its obligations under the Transaction Documents to which it is a party and (e) do all things to be done by it in respect of the construction, maintenance and operation of the System and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

                  4.02 Corporate Power and Authority. Each member of the Borrower Group has taken all corporate action necessary to authorize the execution, delivery and performance by it of each of such Transaction Documents as have been executed and delivered by such member as of each date this representation and warranty is made or deemed made. Each member of the Borrower Group has, or in the case of the Transaction Documents other than this Agreement and future Credit Agreements by the Initial Disbursement Date will have, duly executed and delivered each of the Transaction Documents to which it is a party.

                  4.03 Valid and Binding Obligation. This Agreement, when executed and delivered by the members of the Borrower Group on or before the date this representation is made or deemed made constitutes or, in the case of each other Transaction Document to which it is a party, when executed and delivered by it, will constitute, the legal, valid and binding obligation of such member enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency and other similar laws affecting

                     Amended and Restated Common Agreement
creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

                  4.04 No Violation. None of the execution and delivery by any member of the Borrower Group of this Agreement and the other Transaction Documents to which it is party, the consummation of the transactions contemplated hereby and thereby or compliance with the terms and provisions hereof and thereof does or will (i) contravene or violate its Charter Documents or any Applicable Law, (ii) contravene or result in any breach or constitute any default under any order, writ, injunction, judgment or decree of any court or other tribunal or Governmental Authority or (iii) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens or (iv) require any permit, consent or approval of any Person other than any such permits, consents or approvals which have been obtained and are in full force and effect; provided, however, that (a) with respect to the System Agreements, the above representation shall apply only to the extent that any such contravention, violation or breach would result in a Material Adverse Effect, and (b) it is understood that any remedial action taken under the Security Documents, to the extent that it results or would result, directly or indirectly, in a transfer of the Licenses to a party other than the Company, may require certain authorizations, consents or approvals by Governmental Authorities under the Mexican Telecommunications Law. Solely for purposes of this Section 4.04, the term "Applicable Law" shall be deemed to be limited to those Applicable Laws in effect on the date such representation is made.

                  4.05 Permits. All authorizations, consents and permits necessary under Applicable Law in connection with (i) the due execution and delivery of, and performance by each member of the Borrower Group of its obligations under each Transaction Document to which it is a party in effect or required to be in effect as of each date this representation is made or deemed made, (ii) the grant by the members of the Borrower Group of the Liens pursuant to the Security Documents and the validity, enforceability and perfection thereof and the exercise by the Collateral Agent of rights and remedies thereunder, and (iii) the care, custody, control, construction, development and operation of the System as contemplated by the Business Plan which are required to be obtained on or prior to the date this representation is made or deemed made (other than, in the case of this clause (iii), such consents, authorizations and permits the absence of which would not constitute a Material Adverse Effect), in each case have been obtained by such members (hereinafter, collectively the "Permits"). Each of such Permits has been duly obtained or made, is validly issued, is in full force and effect, and is held in the name of the Person identified in such Permit and is free from any condition or requirement compliance with which would constitute a Material Adverse Effect or which the applicable member of the Borrower Group does not reasonably expect to be able to satisfy.

                  4.06 Financial Statements; Financial Condition; Undisclosed Liabilities; Etc.

                  (a) Each of the financial statements of the Borrower Group delivered pursuant to Sections 3.01(m) and 5.01(a) is true, complete and correct in all material respects as of the date of such statements and fairly presents the financial condition, results of operations and cash

                     Amended and Restated Common Agreement
flows as of the date thereof. Such financial statements have been prepared in accordance with GAAP on a consistent basis except as may otherwise be noted therein.

                  (b) Except as fully reflected in (i) the financial statements referred to in Section 3.01(m), (ii) the contingent liabilities set forth on Schedule 4.06 and (iii) the obligations set forth in the Transaction Documents, there was, as of the Closing Date, no liability or obligation with respect to any member of the Borrower Group of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such respective financial statements relate which, either individually or in the aggregate, constitutes a Material Adverse Effect. As of the Closing Date, no member of the Borrower Group knows of any reasonable basis for the assertion against any such member of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for such relevant period that is not (x) fully reflected in the financial statements referred to in Section 3.01(m), (y) set forth in
Schedule 4.06 or (z) an obligation set forth in or contemplated by the Transaction Documents, which either individually or in the aggregate, constitutes a Material Adverse Effect.

                  (c) Since the date of the last financial statements of the Borrower Group submitted in accordance with Section 5.01(a), there has been no material adverse change in the condition (financial or otherwise) or operations of the Borrower Group (taken as a whole), except for the operating losses contemplated by the most recent Business Plan submitted pursuant to
Section 5.01(d).

                  4.07     Litigation; Labor Disputes.

                  (a) No member of the Borrower Group is in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority, other than any order that is the subject of a Good Faith Contest or other order the default under which, or the non-compliance with which, would not result in a Material Adverse Effect. There is no injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in any of the Financing Agreements not be consummated as herein or therein provided. There is no action, suit, investigation or proceeding (including any appeal by any Person of a Permit) by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best knowledge of each member of the Borrower Group, threatened against or affecting any member of the Borrower Group (or any of such party's properties, revenues or assets) which constitutes a Material Adverse Effect.

                  (b) There are no strikes, slowdowns or work stoppages by the employees of any member of the Borrower Group, on-going, or, to the best knowledge of each such member, currently threatened, which constitute a Material Adverse Effect.

                  4.08     Tax Returns and Payments.

                  (a) Each member of the Borrower Group has filed all income tax and other material tax returns required by Applicable Law to be filed by it and has paid all Taxes and assessments payable by it which have become due other than those subject to a Good Faith

                     Amended and Restated Common Agreement

Contest. Each member of the Borrower Group has paid or has provided reserves adequate in the reasonable judgment of the management of Holdings and consistent with GAAP for the payment of all income or other Taxes imposed on it by the Government of Mexico for all prior Fiscal Years and accrued for the current Fiscal Year to the date hereof.

                  (b) Except for those items set forth in Schedule 4.08, no withholding Taxes are payable by the Company or any other member of the Borrower Group, (under Applicable Law in existence as of the SPA Closing Date), to any Mexican Governmental Authority in connection with any amounts payable by the Company or any other such member under or in respect of the Financing Agreements as in effect as of the SPA Closing Date.

                  4.09 Capitalization. Schedule 4.09 sets forth the capitalization of Holdings and each other member of the Borrower Group as of the SPA Closing Date, including (i) authorized capital, (ii) the number of shares issued and outstanding and (iii) the shareholders and number of shares and advances held by each such shareholder. All of the issued and outstanding shares of Holdings (other than treasury stock held by Holdings) and each other member of the Borrower Group are duly and validly issued and non-assessable and fully paid. As of the SPA Closing Date, neither Holdings nor any other member of the Borrower Group has outstanding (a) any securities convertible into or exchangeable for its share capital or (b) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, commitment or claims of any character relating to, or any rights or claims that restrict the transfer of, its share capital.

                  4.10     Subsidiaries, Mortgage and Minimum Assets.

                  (a) Holdings is the legal and beneficial owner of 100% of the Capital Stock of each of (i) the Company, (ii) Pegaso PCS, (iii) Personnel Co., (iv) Finanzas and (v) Finco (the "Applicable Shares"). As of the SPA Closing Date, Holdings does not own any Capital Stock in any Person other than as set forth in the preceding sentence. There are no Liens of any kind on any of the Applicable Shares other than Permitted Liens, nor are there any restrictions on transfers of such Applicable Shares, nor are there any agreements of any kind relating to the voting of, or disposition of, such Applicable Shares (except as described in the proviso to Section 4.04(iv)). As of the SPA Closing Date, each of the Company, Pegaso PCS, Personnel Co., Finanzas and Finco has no Subsidiaries and does not otherwise control any voting stock or any ownership interest in any other Person. All of the Capital Stock of each Subsidiary of Holdings or of any other member of the Borrower Group acquired after the date of this Agreement has been pledged by the relevant party to the Collateral Agent for the benefit of the Secured Parties as required by Section 5.14. Notwithstanding the other provisions of this Section 4.10(a), it is recognized that a single share of each of Pegaso PCS, Personnel Co., the Company, Finanzas and Finco is not owned by Holdings, but is owned by another member of the Borrower Group.

                  (b) As of the SPA Closing Date, the Sponsors, collectively, own 100% of the Capital Stock of Holdings (the "Holdings Shares"). As of the SPA Closing Date, there are no liens of any kind on the Holdings Shares other than Permitted Liens, nor (except for such agreements or restrictions as are set forth in the Shareholders Agreement, in the form in existence on the SPA Closing Date, and as otherwise described in the proviso to
Section 4.04

                     Amended and Restated Common Agreement

(iv)) are there any restrictions on transfer of the Holdings Shares, nor are there any agreements of any kind relating to the voting of, or disposition of, such Holdings Shares, other than as set forth in the Shareholders Agreement.

                  (c) The Company is the legal and beneficial owner of all of the properties, assets and contract rights which are specifically described in the Mortgage as being the subject of the Lien created by the Mortgage. The Mortgage has the effect of creating, in favor of the Collateral Agent, for the benefit of the Senior Lenders, a perfected and first priority Lien on all property, assets and contract rights owned from time to time by the Company (including property acquired by the Company after the date of execution, delivery and recording of the Mortgage). Such properties, assets and contract rights, at the time this representation is made or deemed made, constitute Minimum Assets.

                  (d) As of the SPA Closing Date, Schedule 4.10(d) lists for each of the Company and the other members of the Borrower Group, each of the bank, securities and deposit accounts maintained by such member of the Borrower Group, the name of the institution where such account is maintained, the address of such institution and the balance maintained in such account.

                  4.11 Compliance with Applicable Law. Each member of the Borrower Group is in compliance in all respects with all Applicable Law (including Environmental Law), except to the extent that such failure to be in compliance would not constitute a Material Adverse Effect.

                  4.12 Property Rights. Each member of the Borrower Group owns, has a license to use or otherwise has the right to use, free and clear of any pending or threatened Liens (other than Permitted Liens), all property rights (real, personal and mixed, tangible and intangible) including all patents, patent applications, trademarks, permits, service marks, names, trade secrets, proprietary information and knowledge, technology, computer programs, databases, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, in each case, that are material to the care, custody, control, construction, development, operation and maintenance of the System or the conduct of the Business by the Borrower Group as contemplated by the Business Plan, without any conflict with the rights of others as of the date such property rights are necessary to operate and maintain the System and the Business.

                  4.13 Single-Purpose. The Borrower Group (taken as a whole) has not engaged in any business other than the care, custody, control, development, construction, operation, maintenance and financing of the System and the conduct of the Business; provided, that it is recognized that Personnel Co. is authorized to provide human resource and similar services, and may provide such services, to unrelated third parties to the extent consistent with the Original Business Plan.

                  4.14     Fees and Enforcement.

                  (a)      Except for the fees and Taxes set forth on Schedule
4.14 that have been paid in full or will have been paid in full by the date of any Disbursement requested hereunder or

                     Amended and Restated Common Agreement
with the proceeds of such Disbursement, no fees or Taxes are required to be paid for the legality, validity or enforceability of the Financing Agreements.

                  (b) This Agreement and each of such Financing Agreements executed and delivered as of the date this representation is made or deemed made are each in proper legal form under (i) the Applicable Law of Mexico and (ii) the respective governing laws selected in such Transaction Documents, for the enforcement thereof in such jurisdiction.

                  4.15 Foreign Exchange Approvals. All requisite foreign exchange control approvals and other similar authorizations, if any, required under Applicable Law to be issued by any Mexican Governmental Authority to assure (i) the ability of the Borrower Group to receive, and the ability of any other party to make to the Borrower Group, any and all payments in the currency or currencies contemplated by the Financing Agreements, (ii) the ability of the Borrower Group to maintain Dollar accounts outside Mexico and to transfer amounts from and into Mexico as necessary to meet its obligations under the Financing Agreements, in accordance with their respective terms, and (iii) the ability of the Borrower Group to use Dollars as necessary to perform all of its obligations under the Financing Agreements, in accordance with their respective terms, including the making of all payments contemplated in the Financing Agreements, have been duly and validly obtained and are in full force and effect. Other than those restrictions or requirements for which appropriate waivers, authorizations and/or approvals have been received, there are no further restrictions or requirements under Applicable Law which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of (a) the performance by the Borrower Group of their obligations under this Agreement or any other Financing Agreement or (b) repatriating the proceeds of enforcement of the Obligations or the Collateral to the Collateral Agent.

                  4.16 Liens. Except for Permitted Liens, there are no Liens securing any Indebtedness or other obligations of any Person covering any present or future revenues, properties or assets or share capital of any member of the Borrower Group other than on the capital stock of Holdings. No Liens securing any Indebtedness or other obligations of any Person cover the capital stock of Holdings held by any Sponsor except as permitted under the Sponsor Negative Pledge Agreement. No member of the Borrower Group has outstanding any Lien or obligation to create any Lien on or with respect to any of its properties, revenues or assets, other than Permitted Liens.

                  4.17     Title; Security Documents.

                  (a) Each member of the Borrower Group holds good and legal title to all property, assets and revenues on which it purports to grant Liens pursuant to the Security Documents (including, with respect to the Mortgage, any and all property, assets and revenues specifically identified therein), in all cases free and clear of all Liens other than Permitted Liens.

                  (b) The provisions of the Security Documents are effective to create in favor of the Secured Parties a legal, valid and enforceable first priority Lien on all of the property, assets and revenues described therein (including, with respect to the Mortgage, any and all property, assets and revenues specifically identified therein) to the extent a security interest may be created therein under Applicable Law and all necessary and appropriate recordings, registrations and filings have been made in all appropriate public offices, and all other necessary and appropriate action has been taken so that each such Security Document creates an effective Lien with respect to the property, assets, contract rights and revenues covered thereby to the extent a security interest may be created therein under Applicable Law, prior and superior to all other Liens except for Permitted Liens, and consents to the creation, effectiveness, priority and enforcement of such Liens have been obtained from each of the parties to the Transaction Documents and the relevant Governmental Authorities, other than as described in the proviso to Section 4.04(iv).

                  4.18 Transaction Documents. The Collateral Agent and each Administrative Agent have received a true, complete and correct copy of each of the Transaction Documents in effect as of the date this representation is made or deemed made. Each such Transaction Document is in full force and effect and has not been amended, modified or terminated, except as previously disclosed in writing to the Collateral Agent and each Administrative Agent and in accordance with the terms hereof.

                  4.19 Certain Ancillary Services. Except where the failure to obtain the services referred to below would not constitute a Material Adverse Effect, all utility services, facilities and other services that can reasonably be expected to be necessary for the care, custody, control, construction, operation and maintenance of the System, are, or will be when needed, available to the Borrower Group to the extent necessary or desirable, and arrangements in respect thereof have been made.

                  4.20     Environmental Matters.

                  (a) Except as set forth on Schedule 4.20 (i) no member of the Borrower Group is now in violation of any Environmental Law which violation constitutes a Material Adverse Effect, (ii) no member of the Borrower Group, nor to the best knowledge of any member of the Borrower Group, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the System or any real property owned or leased by an member of the Borrower Group or transported thereto or therefrom, any Hazardous Material in a manner that could reasonably be expected to subject any member of the Borrower Group to any material liability which would constitute a Material Adverse Effect, or subject any Senior Lender or any Agent to any liability, under any Environmental Law, and (iii) to the best knowledge of each member of the Borrower Group, there are no Hazardous Materials used, stored, or present at, on or near the System or any real property owned or leased by any member of the Borrower Group in violation of Applicable Law which would constitute a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.07, there is no proceeding, and to the best knowledge of each member of the Borrower Group, no investigation or inquiry, by any Governmental Authority or any non-governmental third party with respect to the presence or release of Hazardous Materials in, on, from or to the System or any real property owned or leased by any member of the Borrower Group which would constitute a Material Adverse Effect.

                     Amended and Restated Common Agreement

                  4.21 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

                  4.22 True and Complete Disclosure. (a) All factual information (taken as a whole), including the Business Plan, furnished by or on behalf of any member of the Borrower Group in writing to or for the benefit of any particular Senior Lender (referred to herein as a "Relevant Lender," which term includes the Collateral Agent or the applicable Administrative Agent under the Credit Agreement to which such Relevant Lender is a party) was true and accurate in all material respects (i) in the case of the Original Business Plan, as of December 15, 1998, and (ii) with respect to all other factual information (including updates of the Business Plan), on the dates as of which such information was furnished, and was not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was furnished; provided, however, that, except as otherwise expressly set forth in this Agreement, the sole representation of each member of the Borrower Group with respect to projections, estimates or other expressions of view as to future circumstances shall be that such projections, estimates or other expressions of view as to future circumstances (i) were prepared in good faith, (ii) fairly present in all material respects the Borrower Group's expectations as to the matters covered thereby as of their respective date(s) of delivery (or, in the case of the Original Business Plan, as of December 15, 1998) (it being understood that assumptions utilized therein were believed by the Borrower Group in good faith to be reasonable in light of conditions existing at the time of preparation thereof, but that actual results may vary from the projected results contained therein), (iii) were based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) as of their respective date(s) of delivery (or, in the case of the Original Business Plan, as of December 15, 1998), and (iv) were in all material respects consistent with the provisions of the Transaction Documents as of their respective date(s) of delivery (or, in the case of the Original Business Plan, as of December 15, 1998). There are no statements, assumptions or conclusions in the Business Plan, as of the date of delivery thereof, which are based upon or include information known as such delivery date to any member of the Borrower Group to be misleading or which fail to take into account material information regarding the matters reported therein. As of the SPA Closing Date there are in existence no documents, agreements or other information which have not been disclosed to the Relevant Lender in writing which are material in the context of the Transaction Documents or which have the effect of varying any of the Transaction Documents.

                  4.23     No Additional Fees. Other than as set forth in
Schedule 4.23, as of the SPA Closing Date, no member of the Borrower Group has paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents.

                  4.24 Use of Proceeds. No part of the proceeds of any Senior Indebtedness will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" (as defined in Regulation
U) or to extend credit to others for such purpose. No part of the proceeds of any Senior Indebtedness will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with Regulations T, U or X promulgated by the Board of Governors of the

                     Amended and Restated Common Agreement

Federal Reserve System (12 C.F.R. Sections 220, 221 and 224, respectively). The Company has used and shall continue to use the proceeds of all Disbursements in accordance with the terms and conditions of all applicable Financing Agreements.

                  4.25 Insurance. All insurance policies required to be maintained pursuant to the terms of this Agreement are in full force and effect, and all premiums due and payable have been paid.

                  4.26 Private Activities. The transactions contemplated by the Transaction Documents constitute private commercial activities (rather than governmental or public activities).

                  4.27 No Subordination. The obligations of each Guarantor under the Guaranty and the Company under the Credit Agreements or under any other contracts or instruments executed by Guarantors or the Company in connection therewith and herewith (i) are not subordinated in right of payment to any other obligation of the Company or such Guarantors and (ii) will at all times rank prior to or pari passu in right of payment with all present and future unsecured Indebtedness of any Guarantor or the Company, as applicable, except in either case, to the extent provided by Applicable Law.

                  4.28 Licenses. The Licenses are in full force and effect; and the Company holds legal, valid, binding and enforceable title to the Licenses free of any Liens other than Permitted Liens and free of any conditions other than those set forth in the Licenses. The Licenses are sufficient (together with other authorizations, consents and permits which have been received, or are reasonably anticipated to be received on a timely basis, by one or more members of the Borrower Group) to grant to the Company the legal power and authority to operate and maintain the System and conduct the Business in accordance with the Business Plan. Other than as may be set forth in Schedule 4.28, as of the SPA Closing Date, there has been no notice given by any Governmental Authority that brings into question the validity or effectiveness of the Licenses, nor is there any litigation (or to the best knowledge of each member of the Borrower Group, threatened litigation) relating in any way to the Licenses which, in either case, if decided adversely, would have the effect of causing an Event of Default under Section 7.13.

                  4.29     [Intentionally Omitted].

                  4.30     Employee Benefit Plans; Employment Matters.

                  (a)      Employee Benefits.

                           (i) Each employee benefit plan of any member of the Borrower Group, if any, has been maintained, operated and administered in accordance with its terms and with Applicable Law, and all notices, filing and disclosures required by such terms or law have been timely made, except when the failure to maintain, operate, or administer, or to notify, file or disclose, would not have a Material Adverse Effect. No proceeding with respect to the administration or the investment of the assets of any employee benefit plan (other than routine claims for benefits) that would have a Material Adverse Effect or create Liens (other than Permitted Liens) is pending or threatened.

                     Amended and Restated Common Agreement

                           (ii) All obligations of the Borrower Group for payments with respect to any and all mandatory and additional employee benefit plans including, but not limited to, all Instituto Mexicano del Seguro Social (Mexican Social Security Institute), Instituto del Fondo Nacional para la Vivienda de los Trabajadores (National Worker's Housing Fund Institute), and accrued payroll taxes payments for their respective employees have been timely paid and properly reported in the financial statements required to be delivered under Section 5.01(a) in accordance with GAAP except where the failure to make such payments would not have a Material Adverse Effect or create any Lien (other than Permitted Liens).

                           (iii) As of the SPA Closing Date, the Borrower Group has no liability for retiree benefits.

                  (b) Employment Practices. The Borrower Group has complied in all respects with all Applicable Laws, rules and regulations with respect to employment practices including, but not limited to, applicable health and safety regulations and there is no charge or complaint alleging any material violation of such laws, rules or regulations against any member of the Borrower Group pending or threatened, or before any federal or local labor board, tribunal or Comision Nacional del Sistema de Ahorro para el Retiro (National Savings and Retirement System Commission), except where the failure to comply with such laws would not have a Material Adverse Effect.

                  (c) Labor Matters. There is no labor strike, request for representation, slowdown or stoppage actually pending or, to the knowledge of any member of the Borrower Group, threatened against or affecting it which would have a Material Adverse Effect.

                  (d) Filings. Each member of the Borrower Group has filed all forms, reports, statements, provider agreements benefit plan descriptions, payer agreements, beneficiary materials and other documents (including, without limitation, those related to employee benefit plans) required to be filed by it with any Governmental Authority, including without limitation state and federal insurance and health regulatory authorities except where the failure to file would have a Material Adverse Effect or create a Lien.

                  4.31     [Intentionally Omitted].

                  4.32     Indebtedness. As of the SPA Closing Date, Schedule
4.32 is a complete and correct list of all Indebtedness, credit agreements, indentures, purchase agreements, guaranties, capital leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing, but not including nondelinquent trade credit providing for payment within ninety (90) days of invoice) involving $1,000,000 or more in respect of which each member of the Borrower Group is in any manner directly or contingently obligated. The maximum principal or face amounts of the credits in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                     Amended and Restated Common Agreement

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  Each member of the Borrower Group covenants and agrees, jointly and severally, that until the Commitments have been terminated and all Obligations in connection with the Senior Indebtedness are paid in full (unless waived in writing in accordance with the Intercreditor Agreement):

                  5.01 Information Covenants. The Company shall furnish to each Administrative Agent and to each Relevant Party:

                  (a)      Financial Statements.

                           (i) Annual Financial Statements of the Borrower Group. As soon as available, but in any event within 120 days after the close of each Fiscal Year, a consolidated balance sheet of the Borrower Group as at the end of such Fiscal Year with the related audited statements of income and retained earnings and statements of cash flows for such Fiscal Year, in each case setting forth comparative combined figures for the prior Fiscal Year and certified by the Independent Accountant, which certification shall state that all such statements are in agreement with the Borrower Group's books of account and are prepared in accordance with GAAP on a consistent basis and reconciled to U.S. GAAP.

                           (ii) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the combined balance sheet of the Borrower Group, as at the end of such quarterly period and the related unaudited combined statements of income and of cash flows for such quarterly period and for the portion of the Fiscal Year ended at the end of such quarterly period, and in each case setting forth comparative combined figures for the related quarterly period in the prior Fiscal Year and the figures for such portion of the Fiscal Year ended at the end of such quarterly period, all of which shall be certified by the chief finance officer or controller of Holdings as fairly presenting the financial condition and results of operations of the Borrower Group and as having been prepared in accordance with GAAP on a consistent basis and reconciled to U.S. GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (b) Independent Accountant's Report. At the time of delivery of the financial statements provided for in Section 5.01(a), a report of the Independent Accountant (x) stating that in the course of its regular audit conducted in accordance with GAAP of the financial statements of the Borrower Group as described under this Section 5.01, the Independent Accountant obtained no knowledge of a Default or Event of Default which has occurred, or if in the opinion of the Independent Accountant such Default or Event of Default has occurred, a statement as to the nature thereof and (y) certifying that, based on such financial statements and its review of the terms hereof, the Borrower Group was in compliance with Sections 5.02(a), 6.03, 6.04, 6.06, 6.09 and 6.10 as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance therewith.

                     Amended and Restated Common Agreement

                  (c) Management Letters. Promptly after receipt thereof, by any member of the Borrower Group, a copy of any management letter or other similar communication received by any such member from the Independent Accountant in relation to the financial, accounting and other systems, management or accounts of any such member.

                  (d) Business Plan. Not less frequently than annually, commencing not later than December 15, 1999, an updated Business Plan in the form approved by the Board of Directors of Holdings, which shall be based on (i) facts and circumstances existing as of the date of submission, and (ii) with respect to future events and performance, assumptions believed by the Borrower Group to be reasonable under the circumstances as of such date of submission. Each updated Business Plan shall contain, at a minimum, (i) a description of the Borrower Group's plans in connection with the roll-out of the System, (ii) the number of subscribers to the System as of the date of such updated Business Plan for each year thereafter through the final maturity date of any Senior Indebtedness then outstanding, (iii) a pro-forma income statement (including EBITDA) for the year in which the up-dated Business Plan is submitted and each year thereafter through the final maturity date of any Senior Indebtedness then outstanding, (iv) a debt service coverage table for the then current year and each year thereafter through the final maturity date of any Senior Indebtedness then outstanding, (v) at least the same amount of information as was contained in the Original Business Plan, and (vi) a description of all major assumptions which were used in connection with the preparation of such up-dated Business Plan; provided, that for purposes of the updated Business Plan to be furnished in calendar year 2002, the updated Business Plan shall be furnished no later than December 15, 2002. During the 30-day period following the submission of the updated Business Plan, the Borrower Group will make available the Chief Finance Officer of Holdings and any other officer of the Borrower Group reasonably requested by any Administrative Agent to report on, and answer questions with respect to, such updated Business Plan at such times as such Agent(s) may reasonably request.

                  (e) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 5.01(a), a certificate of an Authorized Officer of each member of the Borrower Group to the effect that, based upon such Authorized Officer's review of the terms hereof and the other Financing Agreements and the financial condition of each member of the Borrower Group during the relevant accounting period and, to the best of such officer's knowledge, (i) such member of the Borrower Group is in compliance with all of its obligations under the terms of the Financing Agreements the non-performance of which would constitute a Material Adverse Effect (such certificate to set forth in reasonable detail the calculations necessary to demonstrate compliance with the financial covenants contained in Section 6.09 and 6.10 (as applicable)), and (ii) no Default or Event of Default has occurred and is continuing, or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower Group is taking or proposes to take in response thereto.

                  (f) Notice of Certain Occurrences, Etc. (i) Promptly, but in all cases within five Business Days after any Responsible Officer of any member of the Borrower Group obtains knowledge thereof, written notice of any event which constitutes a Default or Event of Default, specifying the nature of such Default or Event of Default and any steps the Borrower Group is taking and proposes to take to remedy the same and (ii) promptly, and in any event within five

                     Amended and Restated Common Agreement

Business Days, after any senior officer of any member of the Borrower Group obtains knowledge thereof, notice of:

                           (A)      any litigation, arbitration or governmental
proceeding pending or threatened in writing (1) against any member of the Borrower Group (x) involving a claim or claims in excess of $1,000,000 individually or $2,000,000 in the aggregate or (y) which, if decided adversely to such member or members, would constitute a Material Adverse Effect, or (2) with respect to any Financing Agreement;

                           (B)      any proceeding or legislation by any
Governmental Authority to acquire compulsorily all or any portion of the Collateral or all or any portion of the business or assets of any member of the Borrower Group (whether or not constituting an "Event of Default" hereunder);

                           (C)      any change in the Authorized Officers of the
Company or other member of the Borrower Group, giving certified specimen signatures of any new officer so appointed and, if requested by an Administrative Agent, reasonably satisfactory evidence of the authority of such new officer;

                           (D)      any notice relating to a material dispute
received or initiated by any member of the Borrower Group under any of the Licenses;

                           (E)      any Lien (other than a Permitted Lien) being
granted or established or becoming enforceable over any portion of the Collateral;

                           (F)      any one or more events, conditions or
circumstances (including any event of force majeure or any on going or threatened strike, slowdown or work stoppage by the employees of any member of the Borrower Group) known by a senior officer of any member of the Borrower Group to exist or to have occurred or in the reasonable judgment of such officer are expected or imminent that, in any case, constitute a Material Adverse Effect;

                           (G)      any notice received by any member of the
Borrower Group purporting to cancel or materially alter in an adverse manner the terms of any insurance contract (including any notification of any premium increase in excess of 20% over the prior premium payable for such insurance contract); and

                           (H)      any (i) fact, circumstance, condition or
occurrence that results in noncompliance with any Environmental Law and constitutes a Material Adverse Effect and (ii) pending or, to the best knowledge of any member of the Borrower Group, threatened (in writing) Environmental Claim against any such member which could result in a Material Adverse Effect.

                  (g) Governmental Reports. Within 30 days after the date on which any such report is submitted, a copy of any material report required to be filed by any member of the Borrower Group with any Governmental Authority with respect to an environmental aspect of the System.

                  (h) Information with Respect to Amendment, Waiver or Consent. In connection with any proposed amendment, waiver or consent in respect of any of the provisions

                     Amended and Restated Common Agreement
hereof or of any other Transaction Document for which the approval of any Agent or any Senior Lender is required, sufficient information (including a narrative description of the effect thereof), sufficiently far in advance of the date a decision is required, to enable such Agent or the Senior Lenders to make an informed and considered decision with respect thereto (provided that such information shall be required to be delivered only to those Agents and Senior Lenders the consent of which is required).

                  (i) Notice of Termination of Vendor Agreements, etc. Promptly, and in any event within three Business Days after any Responsible Officer of the Company obtains knowledge thereof, notice of (y) the termination of either of the Alcatel Procurement Agreement or the Qualcomm Procurement Agreements and (z) any change in the ownership of Holdings of which it has knowledge. Each notice pursuant to this subsection shall specify the nature thereof, the period of existence thereof and what action, if any, the Borrower Group proposes to take with respect thereto.

                  (j)      [Intentionally Omitted]

                  (k) Other Information. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the United States Securities and Exchange Commission or any comparable Mexican Governmental Authority by Holdings, (ii) copies of all financial statements, proxy statements, notices and reports as Holdings shall send generally to public shareholders and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as any Secured Party may reasonably request from time to time (provided that such information shall be required to be delivered only to the Secured Party or Parties requesting such information).

                  5.02 Books, Records and Inspections; Accounting and Audit Matters.

                  (a) Each member of the Borrower Group will maintain adequate management information and cost control systems and will keep proper books of record and account adequate to reflect fairly the financial condition and results of operations of the Borrower Group (taken as a whole) and all dealings and transactions related to its business in which full, true and correct entries shall be made in conformity with GAAP, consistently applied.

                  (b) Each member of the Borrower Group will permit, upon reasonable notice from any Secured Party or a Relevant Party and during normal business hours, such Administrative Agent or Relevant Party, as the case may be, and the officers and designated representatives of such Person to visit and inspect any of the properties of such member, and to examine and make copies of the books of record and account and documents of such member and discuss the affairs and accounts of the Borrower Group with, and be advised as to the same by, their officers, all at such reasonable times and intervals and to such reasonable extent as such Administrative Agent or Relevant Party may request.

                  (c) The Chief Finance Officer of Holdings shall authorize the Independent Accountant (whose fees and expenses shall be for the account of the Borrower Group) to communicate directly with the Relevant Parties, the Alcatel Administrative Agent and the

                     Amended and Restated Common Agreement

Qualcomm Administrative Agent, at reasonable times regarding the accounts and operations of the Borrower Group, subject to the same precondition as is described in Section 3.01(n).

                  (d) In the event that the Borrower Group wishes to replace the existing Independent Accountant for any reason, the Borrower Group shall provide (i) the Collateral Agent with written notice of its rationale therefor and (ii) the name of the alternative firm of independent public accountants to serve as the Independent Accountant, which firm shall be internationally recognized.

                  5.03     Maintenance of Property and Insurance.

                  (a) Each member of the Borrower Group will keep all property necessary to its business in good working order and condition in accordance with generally accepted practices, standards and requirements; and shall, from time to time, in respect of its properties and equipment, make all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  (b) Each member of the Borrower Group will keep its present and future properties and Business insured as required by and in accordance with the terms and provisions described in Schedule 5.03.

                  5.04 Corporate Franchises and System Permits; Enforcement of Transaction Documents. The Borrower Group will:

                  (a) take, or cause to be taken, all actions necessary to obtain in a timely manner all authorizations, consents and permits for which the Borrower Group is responsible, and will promptly make, or cause to be made, all required filings with governmental or similar authorities in Mexico, in each case, to preserve, renew and keep in full force and effect (i) the existence as a sociedad anonima de capital variable in good standing under the laws of Mexico of each such member, (ii) its qualification to do business in Mexico and (iii) (except to the extent the absence of which would not constitute a Material Adverse Effect) its material rights, franchises, licenses, contracts, powers, privileges and patents necessary for the construction, development, operation and maintenance of the System, the conduct of the Business, and the performance of its obligations under the Transaction Documents;

                  (b) obtain and maintain, or cause to be obtained and maintained in full force and effect (or where appropriate, renew), (i) all consents, authorizations and permits for which the Borrower Group is responsible, licenses and patents, trademarks (and other intellectual property) necessary or desirable for the care, custody, control, construction, development, operation and maintenance of the System as contemplated by the Business Plan (other than such consents, authorizations and permits the absence of which would not constitute a Material Adverse Effect), and (ii) all consents, authorizations and permits necessary for the conversion to Dollars of all Peso amounts which are required to be converted by the Financing Agreements and for the remittance to the United States in Dollars of any amounts paid or payable in Dollars, as applicable, to the Senior Lenders in connection with any Financing Agreement or Security Document or the transactions contemplated thereby; and

                     Amended and Restated Common Agreement

                  (c) preserve and maintain good and marketable title to its properties and assets subject to no Liens other than Permitted Liens.

                  5.05 Compliance with Applicable Law. Each member of the Borrower Group will comply in all respects with all Applicable Law applicable to it or to the System except to the extent that the failure to so comply would not constitute a Material Adverse Effect.

                  5.06 Use of Proceeds. The Company shall use the proceeds of all Disbursements only for the purposes set forth in the applicable Credit Agreement.

                  5.07 Taxes; Proper Legal Form. Each member of the Borrower Group shall pay or arrange for payment on or prior to the date when due of all present and future (i) Taxes imposed on it and (ii) claims, levies or liabilities (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have become or, if unpaid, would become a Lien (other than a Permitted Lien) upon the property of the Borrower Group (or any part thereof) or otherwise would constitute a Material Adverse Effect; provided, however, that no member of the Borrower Group shall be required to pay any amount otherwise payable pursuant to either clause (i) or
(ii), if such amount is the subject of a Good Faith Contest. Each member of the Borrower Group will promptly pay or cause to be paid any valid, final judgment enforcing any such Taxes or other claims, levies or liabilities of any member of the Borrower Group, and shall cause the same to be satisfied of record. Each member of the Borrower Group shall take all such further action within its control required to ensure that each of the Transaction Documents is in proper legal form under the laws of Mexico or under the respective governing laws selected in such Transaction Documents, for the enforcement thereof in such jurisdictions without any further action on the part of any Agent or any other Person.

                  5.08 Credit Agreements. Each member of the Borrower Group will diligently perform each of its obligations under each of the Credit Agreements.

                  5.09     Additional Documents; Filings and Recordings.

                  (a) Each member of the Borrower Group shall, at its own expense, take all actions that have been or shall be reasonably requested by the Collateral Agent, or that such member knows are, necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Collateral Agent for the benefit of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Collateral Agent to effect any such action. Without limiting the generality of the foregoing, each member of the Borrower Group shall, at its own expense, (i) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Collateral Agent), to establish, maintain and perfect such security interests, (ii) discharge all other Liens (other than Permitted Liens) or other legal and valid claims adversely affecting the rights of the Collateral Agent and/or the other Secured Parties in the Collateral, (iii) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the Security Documents, and (iv) file or cause to be filed or register or

                     Amended and Restated Common Agreement
cause to be registered the Mortgage at the Public Registry of Commerce and/or the Public Registry of Property in each locality where the Borrower owns any real property in Mexico, including any real property acquired by the Borrower after the Closing Date.

                  (b) Each member of the Borrower Group will do everything necessary in the judgment of the Collateral Agent, (including filing, registering and recording all necessary documents and paying all fees, taxes, levies, imposts and expenses in connection therewith) to (A) create security arrangements, including, if applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against any member of the Borrower Group and any subsequent Lien or (including a judgment lien or), holder of a fixed or floating charge, or transferee for or not for value, in bulk, by operation of law, or otherwise, in each case granted, with respect to future assets in accordance with the requirements of Mexican law and New York law, (B) maintain the security and pledges created by the Security Documents in full force and effect at all times (including, as applicable, the priority thereof) and (C) preserve and protect the Collateral and protect and enforce its rights and title, and the rights and title of the Collateral Agent, for the benefit of the Secured Parties, to the security created by the Security Documents. Furthermore, any member of the Borrower Group shall cause to be delivered to the Intercreditor Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent, to assure compliance with this Section 5.09.

                  (c) Upon assignments of Loans, in whole, from time to time, the Collateral Agent or the applicable Administrative Agent, as the case may be, shall deliver to the Company for execution by the Company and each other member of the Borrower Group, as applicable, a Note or the Note(s), as the case may be, payable to the order of the assignee of such Loan which evidence(s) the Loan so assigned and a new reconocimiento de adeudo or an amendment to the then current reconocimiento de adeudo, as the respective Agent may request, reflecting the assignment of such Loan and the assignee of such Loan. The Company and each other member of the Borrower Group, as applicable, shall execute and deliver the new Note(s) and the new or amended reconocimiento de adeudo, as the case may be, to the Collateral Agent or the applicable Administrative Agent, as the case may be, within five (5) Business Days after receipt thereof by the Company. Concurrently with the delivery by the Company of the executed new Note(s) and the new or amended reconocimiento de adeudo, as the case may be, the Collateral Agent or the applicable Administrative Agent, as the case may be, shall deliver to the Company the existing Note(s) of the assigning Lender for cancellation. To the extent a new reconocimiento de adeudo is executed and delivered, such new reconocimiento de adeudo shall contain a statement to the effect that the prior reconocimiento de adeudo superseded by the new reconocimiento de adeudo is no longer in force and effect.

                  (d) Upon assignments of Loans, in part, from time to time, the Collateral Agent or the applicable Administrative Agent, as the case may be, shall deliver to the Company for execution by the Company and each other member of the Borrower Group, as applicable, (A) one or more Notes payable to the order of each assignee of such Loan which evidences the portion of such Loan so assigned and a Note payable to the order of the assignor of such Loan which evidences the portion of such Loan not so assigned, provided that the aggregate principal amount of such Notes shall be equal to the outstanding principal amount of such Loan prior to such assignment, and (B) a new or amended reconocimiento de adeudo, as the respective Agent may request, reflecting the assignment of such Loan, the assignor of such Loan and each

                     Amended and Restated Common Agreement
assignee of such Loan. The Company and each other member of the Borrower Group, as applicable, shall execute and deliver the new Notes and the new or amended reconocimiento de adeudo, as the case may be, to the Collateral Agent or the applicable Administrative Agent, as the case may be, within five (5) Business Days after receipt thereof by the Company. Concurrently with the delivery by the Company of the executed new Notes and the new or amended reconocimiento de adeudo, the Collateral Agent or the applicable Administrative Agent, as the case may be, shall deliver to the Company the existing Note(s) of the assigning Lender for cancellation. To the extent a new reconocimiento de adeudo is executed and delivered, such new reconocimiento de adeudo shall contain a statement to the effect that the prior reconocimiento de adeudo superseded by the new reconocimiento de adeudo is no longer in force and effect.

                  (e) At the request of the applicable Administrative Agent, the Company shall from time to time execute and deliver to such Administrative Agent within five (5) Business Days after receipt thereof by the Company an acknowledgment of assignments of Loans. The Company hereby expressly acknowledges that all assignments of Loans will be notarized in any country in which such Administrative Agent deems convenient or appropriate, including Mexico, and, to the extent necessary or convenient, have an apostille affixed thereto, and to the extent necessary or convenient, will be filed or registered in all places necessary or advisable in Mexico. The Company hereby agrees to use its best efforts in cooperating with the relevant Administrative Agent in order to complete the process described in this Section 5.09(e), for which it shall execute and/or deliver all documents reasonably requested by such applicable Administrative Agent.

                  5.10 Condemnation Event; Casualty Event. If any Casualty Event or Condemnation Event shall occur with respect to the System or any material part thereof, the Borrower Group shall (i) promptly upon discovery or receipt of notice of any occurrence thereof provide written notice thereof to the Agents and the Relevant Parties, (ii) diligently pursue all its rights to compensation against all relevant insurers, reinsurers and/or Governmental Authorities, as applicable, in respect of such event, (iii) not, without the written consent of the Collateral Agent compromise or settle any claim with respect thereto if the amount of any such claim (either individually or in the aggregate) exceeds $25,000,000, and (iv) if the amount of Loss Proceeds exceeds $50,000,000 immediately pay or apply all such Loss Proceeds stemming from such event to the Collateral Agent for deposit into a separate escrow account to be maintained by the Collateral Agent for the benefit of the Secured Parties (the "Loss Proceeds Escrow Account") and to the extent that any Loss Proceeds are less than the minimum required for deposit into the Loss Proceeds Escrow Account, the Borrower Group shall not be obligated to make such deposit, but shall be required to apply such Loss Proceeds, as soon as may be practicable, to either (a) the prepayment of all Senior Indebtedness then outstanding on a Pro Rata Payment basis, or (b) the repairing, rebuilding, reconstructing or re-equipment of the System. Amounts on deposit in the Loss Proceeds Escrow Account shall be disbursed to or for the credit of the Company for the purpose of repair, reconstruction or re-equipment of the System which has been damaged or destroyed or condemned, upon satisfaction of conditions to such disbursement which shall be set forth in an agreement (the "Loss Escrow Agreement") which shall be executed and delivered by the Collateral Agent and each member of the Borrower Group as soon as may be practicable following the deposit to the Loss Proceeds Escrow Account, which Loss Escrow Agreement shall be in form and substance reasonably satisfactory to the Required Voting Parties as set forth

                     Amended and Restated Common Agreement
in the Intercreditor Agreement. If the conditions set forth in the Loss Escrow Agreement cannot be satisfied or if the Company otherwise elects, then all of the Loss Proceeds shall be disbursed from the Loss Proceeds Escrow Account and applied to the prepayment of Senior Indebtedness then outstanding on a Pro Rata Payment basis. Each member of the Borrower Group consents to the participation of the Collateral Agent in any proceedings regarding a Casualty Event or Condemnation Event, and each such member shall from time to time deliver to the Collateral Agent all documents and instruments requested by it in connection with such participation. If and to the extent that any Senior Indebtedness then outstanding does not permit the prepayment thereof at such time or under such circumstances as are described in this Section 5.10, or any Senior Lender notifies the Company and each Administrative Agent that it does not desire any such prepayment from such amounts, then any prepayment referred to in this
Section 5.10 shall be applied on a Pro Rata Payment basis as if such Senior Indebtedness was not then outstanding. Any prepayment of Senior Indebtedness made in accordance with this Section 5.10 shall be made simultaneously with the prepayment of other Senior Indebtedness (other than as set forth in the preceding sentence), provided that if such prepayment of any such Senior Indebtedness would require a prepayment or break-funding penalty, such prepayment amounts may, at the option of the Company, be deposited with the applicable Administrative Agent, invested in Permitted Investments, and applied to the prepayment of such Senior Indebtedness on the first date as to which no prepayment or break-funding penalty would be imposed.

                  5.11 Application of Equity Contributions. Holdings shall, immediately upon receipt of cash or other funds or assets (i) representing any cash contributions made by the shareholders of Holdings in consideration for Capital Stock issued by Holdings (other than with respect to the cash contribution contemplated by Section 2.2 of the Contribution Agreement), including any proceeds received by Holdings pursuant to a Qualified Public Offering, or (ii) received as the proceeds of any Indebtedness issued by Holdings (other than the proceeds of Indebtedness which, is required by the Person furnishing or underwriting such Indebtedness, to be held in a reserve or similar account by Holdings for payment of principal or interest on such Indebtedness and other than the proceeds of any Subordinated Loan that are lent to the Company in accordance with Section 5.24 hereof), or (iii) representing any other cash, liquid investments or other assets (other than stock held by Holdings in its subsidiaries), contribute no less than 85% of such cash or other funds or assets (collectively, the "Cash Proceeds") to the Company as equity contributions (subject to Section 6.03 hereof) and contribute the remainder, if any, of such Cash Proceeds (the "Remaining Cash Proceeds") to Pegaso PCS, Personnel Co., Finanzas or Finco as equity contributions (subject to Section
6.03 hereof), solely in the event that such Remaining Cash Proceeds are necessary (and only up to the amount required) in order to permit Pegaso PCS, Personnel Co., Finanzas or Finco, as the case may be, to comply with Applicable Law requirements regarding minimum capitalization rules, and only to the extent that such Remaining Cash Proceeds are required to avoid a mandatory dissolution or liquidation of such entity. Any amount of the Remaining Cash Proceeds not required to be contributed to Pegaso PCS, Personnel Co., Finanzas or Finco in order to comply with the minimum capitalization rules and to avoid a mandatory dissolution or liquidation of such entity shall be contributed to the Company as an equity contribution in accordance with clause (iii) of this Section 5.11. Other than with respect to a Qualified Public Offering, Holdings shall ensure that each new shareholder of Holdings, as a precondition to its contribution of equity, execute and deliver the Sponsor Negative Pledge Agreement and in take all actions required by such agreement with respect to the shares of such shareholder.

                     Amended and Restated Common Agreement

                  5.12 Translations. If any Transaction Document, notice, certificate, instrument, communication or other document required to be delivered to any Person pursuant to this Agreement is not originally executed, delivered or given in English (regardless of whether such requirement arises before or after the Initial Disbursement Date), the Borrower Group shall, upon written request of any Agent or Relevant Party entitled to receive the same, concurrently with the delivery of such Transaction Document, notice, certificate, instrument or other document, additionally and at the Company's expense, provide to such Person a certified English translation thereof. Subject to Section 8.13, if any Transaction Document, notice, certificate, instrument, communication or other document required to be delivered to any Person pursuant to this Agreement is not originally delivered in Spanish, and a Spanish translation thereof shall be necessary or appropriate, in the reasonable judgment of any Secured Party, under Mexican law or in connection with the administration or enforcement of any of the Financing Agreements, then any Secured Party may, or upon the request of any Secured Party the Company shall, obtain a certified Spanish translation thereof at the Company's expense for the benefit of the Secured Parties.

                  5.13 New Subsidiaries. In the event that Holdings or any other member of the Borrower Group (or any New Subsidiary, as defined below) forms, purchases or acquires (whether for consideration or otherwise) any Subsidiary other than those Persons which are, as of December 15, 1998, members of the Borrower Group (a "New Subsidiary"), then the member of the Borrower Group which has so formed, acquired or purchased such New Subsidiary shall (at its own expense), within 30 days of the date of such formation, acquisition or purchase, deliver to the Agents and the Relevant Parties the following documents (which shall be in form and substance reasonably acceptable to the Agents): (A) a guaranty by the New Subsidiary of all of the Obligations, substantially in the form of the Pegaso Guaranty Agreement delivered by the Guarantors as of December 15, 1998, (B) a trust agreement (substantially in the form of the Guaranty Trust Agreement) entered into by the member of the Borrower Group which is the parent company of such New Subsidiary, as settlor, which has the effect of transferring title to 100% of the Capital Stock of such New Subsidiary to the trustee under such trust agreement, (C) an instrument in writing, executed and delivered by the New Subsidiary, pursuant to which such New Subsidiary becomes a member of the Borrower Group and subject to this Agreement and (to the extent appropriate) the other Financing Agreements, (D) such security documents as shall (in the opinion of the Administrative Agents) be necessary to grant to the Collateral Agent a first priority and perfected Lien on all of the assets, contract rights, intangibles and revenues of the New Subsidiary, and (E) opinions of counsel, reasonably acceptable to the Administrative Agents, as to the validity and enforceability of such foregoing agreements.

                  5.14     Other Properties Subject to Liens; After-Acquired
Property.

                  (a) Within 30 days of the purchase or acquisition by the Company of any property (including, without limitation, Capital Stock of any other Person), asset, contract or other right, or intangible which is not then subject to a Lien granted by the Security Documents (collectively, "After-Acquired Property"), the Company shall so notify the Administrative Agents, the Relevant Parties and the Collateral Agent in Writing and shall deliver to the Collateral Agent (at the expense of such member) such agreements, instruments and other documents (including amendments to the Mortgage or other Security Documents) as shall be deemed necessary or appropriate, in the reasonable opinion of the Collateral Agent, to grant a


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                     Amended and Restated Common Agreement
first priority and perfected Lien on such After-Acquired Property to the Collateral Agent, subject to no Liens other than Permitted Liens.

                  (b) Without limiting the generality of the foregoing and except as expressly provided in the Post-Closing Agreement, the Company shall, within 30 days of entering into any Material Agreement, (i) execute an Assignment Agreement in favor of the Collateral Agent, for the benefit of the Senior Lenders, collaterally assigning all of the Company's rights under such material agreement and (ii) obtain the consent of any contractual counterparties necessary or desirable, in form and substance reasonably satisfactory to the Administrative Agents, to permit such collateral assignment.

                  (c) As provided in Section 2.04, any and all property, assets, contract or other rights or intangibles which are granted to any Senior Lender in connection with the issuance of Additional Senior Indebtedness shall be granted to the Collateral Agent and held for the benefit of all of the Senior Lenders as security for all of the Obligations as provided in the Intercreditor Agreement.

                  5.15     [Intentionally Omitted]

                  5.16     [Intentionally Omitted]

                  5.17     [Intentionally Omitted]

                  5.18 Payment of Certain Fees. The Borrower Group shall pay all of the reasonable and customary fees and expenses (including up-front and on-going fees and expenses) of (i) the Collateral Agent, (ii) the Intercreditor Agent, (iii) the trustee under the Guaranty Trust Agreement, in each case upon receipt of invoices from such parties, and (iv) the notary in connection with any amendments to the Mortgage.

                  5.19 Consents, Approvals. The Borrower Group shall, from time to time, obtain all material governmental and third party consents, approvals, Permits and licenses required to be obtained by such time in connection with the transactions contemplated by the Alcatel Procurement Agreement, the Qualcomm Procurement Agreements and the Financing Agreements and such consents, approvals and licenses shall be kept in effect so long as required, including, without limitation, (i) any required consent of any Governmental Authority required to be obtained to permit the assignment for security purposes of the Licenses and all additional licenses granted to any member of the Borrower Group and (ii) all required consents from contractual counterparties of the Borrower Group required to be obtained to permit the due and proper assignment to the Collateral Agent of the Collateral.

                  5.20     Maintenance of Licenses.

                           (i) The Company shall take any and all action necessary to maintain the Licenses in compliance with Applicable Law, except to the extent that the failure to do so would not constitute an Event of Default under Section 7.13.

                           (ii) The Company shall not sell, assign, transfer or partition the Licenses other than as permitted by Section 6.02(e) or as otherwise required by any


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                     Amended and Restated Common Agreement

         Governmental Authority in connection with the transactions contemplated by the Stock Purchase Agreement or the Contribution Agreement.

                           (iii) The Company shall not take any action which would violate any federal, state, national, provincial or local statute, rule regulation or order relating to the Licenses if such violation would constitute a Material Adverse Effect.

                           (iv) The Company shall not materially modify or amend the Licenses if such modification or amendment would result in the Licenses not covering at least Region 9, and either Region 4 or Region 6 (as such Regions are defined in the Joint Venture Agreement) or the number of Covered Pops covered by the Licenses, as so modified or amended, would not exceed 33,000,000 Pops.

                           (v)      The Company shall enter into all
         interconnection agreements required under or by the Licenses, if any.

                           (vi) The Company shall not take any action which would violate any License or any agreement relating to the Licenses if such action would result in an Event of Default under Section 7.13.

                           (vii) The Company shall not (other than as contemplated by the Security Documents) pledge as collateral the Licenses, nor subject the Licenses to any claim, Lien, security interest or other encumbrance.

                  Provided; however, that nothing in this Section 5.20 shall limit the ability of the Company to sell or dispose of assets, including a portion of the Licenses to the extent expressly permitted in Section 6.02(e).

                  5.21     Site Acquisition.

                  (a) In connection with site acquisition for the placement or installation of Intelligent Base Station Controllers ("BSCs"), Base Station Transceivers ("BTSs"), Mobile Switching Centers ("MSCs") or other infrastructure equipment, the Company shall enter into a Site Lease with minor modifications as shall be reasonably necessary to negotiate with particular landlords; and

                  (b) concurrently with entering into any lease of real property in connection with the placement or installation of BSCs, BTSs, MSCs or other infrastructure equipment, whether or not in the form of a Site Lease, the Company shall deliver to the Collateral Agent (i) a copy of such lease and (ii) if the lessor of such real property is party to a lending arrangement with respect to such real property, a nondisturbance agreement, duly executed by the lessor's lender in form suitable for recordation, or, in the case of each item
(a) or (b) of this Section 5.21, other documentation reasonably satisfactory to the Collateral Agent.

                  5.22 Minimum Assets. The Company shall at all times own, legally and beneficially, title to the Minimum Assets.

                  5.23     [Intentionally Omitted].


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                     Amended and Restated Common Agreement

                  5.24 Subordinated Loans. Each member of the Borrower Group other than the Company shall, upon the receipt of any proceeds of a Subordinated Loan, make a loan to the Company in the principal amount of such Subordinated Loan received by it on the date that it receives such Subordinated Loan.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each member of the Borrower Group covenants and agrees, jointly and severally, that, until the Commitments have been terminated and all Obligations in connection with the Senior Indebtedness are paid in full (unless waived in writing in accordance with the Intercreditor Agreement):

                  6.01 Liens. Each member of the Borrower Group will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to such Person) or assign any right to receive income; provided that the provisions of this Section 6.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens, rights or trusts (each, a "Permitted Lien"):

                           (i) Liens created by any of the Security Documents or the other Financing Agreements, or otherwise in favor of the Collateral Agent for the benefit of the Senior Lenders in connection with the transactions contemplated by this Agreement;

                           (ii) Liens in respect of property, revenues or assets of a member of the Borrower Group imposed by Applicable Law, which were incurred in the ordinary course of business, do not secure Indebtedness and do not arise as a consequence of any default by a member of the Borrower Group in connection with any Transaction Document or any obligation owed to any Person, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the Business of the Borrower Group or (y) which are the subject of a Good Faith Contest by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                           (iii) Liens for taxes, assessments and other governmental charges or requirements which are not then due or which are subject to a Good Faith Contest;

                           (iv) Liens in respect of judgments or awards against a member of the Borrower Group which are subject to a Good Faith Contest but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.12;

                           (v) Liens created pursuant to Capital Leases permitted by Section 6.04(c);


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                     Amended and Restated Common Agreement

                           (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                           (vii) leases, subleases or licenses granted to others not interfering in any material respect with the Business;

                           (viii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the Business;

                           (ix) any interest or title of a lessor under any lease permitted by this Agreement and Liens arising from financing statements regarding leases permitted by this Agreement;

                           (x) purchase money Liens securing payables arising from the purchase by any member of the Borrower Group of any equipment or goods in the normal course of business, provided that such payables do not constitute Indebtedness;

                           (xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness not constituting Senior Indebtedness or High Yield Debt representing the purchase price of assets acquired by any member of the Borrower Group after the SPA Closing Date, provided that any such Liens attach only to the asset so acquired and that all Indebtedness secured by Liens created pursuant to this clause (xi) is permitted by this Article 6;

                           (xii) Liens on property (other than Capital Stock) of any Person that becomes a member of the Borrower Group after the SPA Closing Date, provided that such Liens are in existence at the time such Person becomes a member of the Borrower Group, were not created in anticipation thereof and do not attach to any property of any other member of the Borrower Group;

                           (xiii) Liens on wireless telecommunication handsets granted in favor of a holder of Indebtedness, provided that (a) such Indebtedness was incurred for the purpose of, and the proceeds thereof were expended for, the payment for such handsets, and (b) such Indebtedness does not constitute Additional Senior Indebtedness;

                           (xiv) with respect to the incurrence of High Yield Debt, the Lien described in the parenthetical in Section 6.04(h)(C);

                           (xv) Liens (other than Liens elsewhere described in this Section 6.01), provided that (A) the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed the greater of (a) $10,000,000, or (b) one percent (1%) of the aggregate of the Consolidated Debt and the Consolidated Paid-In Equity at the time of the incurrence of such Indebtedness, and (B) such Liens do not encumber any of the

                     Amended and Restated Common Agreement
         following assets or properties: (a) the Licenses, (b) any assets or equipment furnished under the Vendor Agreements, (c) any intellectual property rights, (d) any accounts receivable or proceeds thereof related to the Business, or (e) any real estate; provided further, that this clause (xv) shall not apply to permit any Liens by New Subsidiaries; and

                  6.02 Consolidation; Merger; Sale of Assets. Except as contemplated by the Contribution Agreement, no member of the Borrower Group will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than sales and other dispositions (including asset swaps and similar transactions) when no Event of Default exists to the extent such sale or disposition is in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) any Subsidiary of a member of the Borrower Group (other than the Company) may be merged or consolidated with or into, or be liquidated into, another member of the Borrower Group (so long as a member of the Borrower Group is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to a member of the Borrower Group, in each case to the extent that (i) no detriment results in the operation of the Business, (ii) there is no detriment to the security interests and Liens created pursuant to the Security Documents, and
(iii) the Company continues to own, both legally and beneficially, the Minimum Assets;

                  (b) Capital Expenditures; provided that such Capital Expenditures do not exceed $100,000,000 in calendar year 2002, $350,000,000 in calendar year 2003, $400,000,000 in calendar year 2004, $400,000,000 in calendar year 2005, $150,000,000 in calendar year 2006, $100,000,000 in calendar year
2007 and $100,000,000 in calendar year 2008; provided that if any portion of such permitted Capital Expenditure is not made within the designated period, such unused amount shall be available (and permitted) to be made as Capital Expenditures in ensuing periods;

                  (c) each member of the Borrower Group may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 6.04(c));

                  (d) licenses or sublicenses by members of the Borrower Group of intellectual property in the ordinary course of business of such members, provided, that such licenses or sublicenses shall not interfere with the Business and that for purposes of this Section 6.02(d), the term "intellectual property" shall not include the trademarks, trade names or logos that are the subject of Section 7.1 of the Shareholders Agreement, as amended or restated;

                  (e) sales of Licenses (or portions thereof) at fair market value, provided that (i) following such sale or sales, the Company continues to own the Licenses that permit it to maintain a minimum 10 MHz spectrum in the 1900 MHz band in each of Regions 1 through 9 (as defined in the Joint Venture Agreement) and (ii) to the extent the amount of the net proceeds of such sale or sales exceeds the aggregate amount of (A) Capital Expenditures of the Company


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                     Amended and Restated Common Agreement

(whether or not financed) plus (B) all amounts paid in connection with acquisitions permitted under clause (g) below, in each case, during the period from the date of receipt of such net proceeds by the Company through and including the date that is 180 days thereafter, such excess shall be applied to the prepayment of outstanding Senior Indebtedness on a Pro Rata Payment basis as soon as may be practicable following the end of such 180-day period; provided, however, that any sale, assignment, transfer, partition or other disposition of any License (or portion thereof) that is required by any Governmental Authority in connection with the transactions contemplated by the Stock Purchase Agreement or the Contribution Agreement that is made at fair market value and that permits the Company to maintain a minimum 10 MHz spectrum in the 1900 MHz band in each of Regions 1 through 9 (as defined in the Joint Venture Agreement) (the "Required License Sale") shall be deemed permitted by this Section 6.02, and the Borrower Group shall not be required to comply with the provisions of Section 6.02(e)(i) and (ii) above with respect to such Required License Sale, provided that to the extent the amount of the net proceeds of such Required License Sale exceeds the aggregate amount of Capital Expenditures for the four quarterly accounting periods prior to the quarterly accounting period in which the closing of such Required License Sale occurred, such excess shall be applied to the prepayment of outstanding Senior Indebtedness on a Pro Rata Payment basis within 15 days after the end of the quarterly accounting period in which the closing of such Required License Sale occurred;

                  (f) sales or dispositions of assets (other than the Licenses or portions thereof) provided, that to the extent the amount of the net proceeds of such sale or sales exceeds the aggregate amount of (A) Capital Expenditures of the Company (whether or not financed) plus (B) all amounts paid in connection with acquisitions permitted under clause (g) below, in each case, during the period from the date of receipt of such net proceeds by the Company through and including the date that is 180 days thereafter, such excess shall be applied to the prepayment of outstanding Senior Indebtedness on a Pro Rata Payment basis as soon as may be practicable following the end of such 180-day period; and

                  (g) other than with respect to New Subsidiaries, the acquisitions of additional telecommunications businesses and assets in Mexico, provided that the aggregate acquisition price of all such businesses and assets does not exceed $50,000,000.

                  In connection with the sale or disposition of any License (or portion thereof) or any other asset or property of a member of the Borrower Group which is permitted under this Section 6.02 and which is then subject to a Lien created by the Security Documents, the Collateral Agent shall execute such documents of release as shall be reasonably requested by the Borrower Group in order to release such Licenses (or portions thereof) or such other asset or property from the Lien created by the Security Documents. If and to the extent that any Senior Indebtedness then outstanding does not permit the prepayment thereof at such time or under such circumstances as are described in clause (e) or clause (f) of this Section 6.02, or any Senior Lender notifies the Company and each Administrative Agent that it does not desire any such prepayment from such sources, then any prepayment referred to in such clauses shall be applied on a Pro Rata Payment basis as if such Senior Indebtedness was not then outstanding. Any prepayment of Senior Indebtedness made in accordance with this
Section 6.02 shall be made simultaneously with the prepayment of other Senior Indebtedness (other than as set forth in the preceding sentence), provided that if such prepayment of any such Senior Indebtedness would


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                     Amended and Restated Common Agreement
require a prepayment or break-funding penalty, such prepayment amounts may, at the option of the Company, be deposited with the applicable Administrative Agent, invested in Permitted Investments, and applied to the prepayment of such Senior Indebtedness on the first date as to which no prepayment or break-funding penalty would be imposed.

                  6.03 Restricted Payments. No member of the Borrower Group will declare or pay any dividends (other than dividends payable solely in Capital Stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its own Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of any other member of the Borrower Group or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that
(A) any Subsidiary of the Company, Pegaso PCS, Personnel Co., Finanzas or Finco may pay Dividends to the Company, Pegaso PCS, Personnel Co., Finanzas or Finco, as applicable, (B) each of the Company, Pegaso PCS, Personnel Co., Finanzas or Finco may pay cash Dividends to Holdings to the extent, but only to the extent, that Holdings needs all of such Dividends within five Business Days following the payment of such Dividend to pay (i) normal, reasonable and customary administrative costs incurred in the ordinary course of its business, (ii) Taxes paid in cash related to the Business on behalf of the Borrower Group, (iii) to the extent that no Default or Event of Default exists at the time such Dividend is paid and the Company reasonably believes that it has, or will have on each of the next following Payment Dates applicable to each tranche of Senior Indebtedness, cash or Permitted Investments equal to the debt service coming due on such Payment Dates, interest on, and (subject to Section 6.04(h)(B)) regularly scheduled principal coming due on, High Yield Debt (issued by Holdings) within such five Business Day-period (and any Dividends not so utilized within such five Business Day-period shall be returned to the appropriate Subsidiary of Holdings) and (iv) to the extent no Default or Event of Default exists at the time of such payment, dividends by Holdings which are permitted to be paid pursuant to clause (C) below, and (C) at any time during any fiscal year, Holdings may pay Dividends to its shareholders provided that,
(1) the Cash Flow Test shall be satisfied as of the date of such Dividend payment, (2) the EBITDA Test shall be less than or equal to 4.0 to 1 as of the date of such Dividend payment; provided, that for purposes of this Section 6.03 the components of the EBITDA Test shall be calculated as follows: (x) Consolidated Debt, cash and Permitted Investments shall be measured as of the date of such Dividend payment and (y) EBITDA shall be measured based on the two preceding fiscal quarters most recently ended, and (3) simultaneously with any such Dividend payment, there shall be paid to the holders of Senior Indebtedness, as a prepayment of the principal amount of such Senior Indebtedness then outstanding and on a Pro Rata Payment basis, an amount equal to such Dividend multiplied by the ratio (expressed as a percentage of not less than 100%) which (i) the total principal amount of Senior Indebtedness outstanding on the date of such prepayment bears to (ii) the total Consolidated Paid-In Equity as of such date, both calculated in a manner consistent with the provisions of Section 6.10. If and to the extent that any Senior Indebtedness then outstanding does not permit the prepayment thereof at such time or under such circumstances as are described in this Section 6.03, or any Senior Lender notifies the Company and each

                     Amended and Restated Common Agreement

Administrative Agent that it does not desire any such prepayment from such sources, then any prepayment referred to in this Section 6.03 shall be applied on a Pro Rata Payment basis as if such Senior Indebtedness was not then outstanding. Any prepayment of Senior Indebtedness made in accordance with this
Section 6.03 shall be made simultaneously with the prepayment of other Senior Indebtedness (other than as set forth in the preceding sentence), provided that if such prepayment of any such Senior Indebtedness would require a prepayment or break-funding penalty, such prepayment amounts may, at the option of the Company, be deposited with the applicable Administrative Agent, invested in Permitted Investments, and applied to the prepayment of such Senior Indebtedness on the first date as to which no prepayment or break-funding penalty would be imposed.

                  6.04 Indebtedness. No member of the Borrower Group will contract, create, incur, assume or suffer to exist any Indebtedness, except the following ("Permitted Indebtedness"):

                  (a) subject to Section 6.09 or Section 6.10 (whichever is then applicable), Indebtedness incurred pursuant to the Alcatel Credit Agreement, the Qualcomm Credit Agreement and the Facility 2 Credit Agreement;

                  (b) Indebtedness owing by any member of the Borrower Group to another member of the Borrower Group so long as (i) not otherwise restricted by this Agreement, and (ii) any payment of such debt (whether principal, interest or otherwise) is specifically subordinated to the Senior Indebtedness and is not secured in any form; provided, however, that no loan or advance may be made by the Company to any other member of the Borrower Group if
(A) an Event of Default has occurred and is then continuing or (B) the total amount so loaned or advanced by the Company and then outstanding exceeds an amount equal to 1% of the Consolidated Paid-In Equity;

                  (c) Capitalized Lease Obligations of a member of the Borrower Group not constituting Senior Indebtedness and Indebtedness incurred pursuant to purchase money mortgages or security interests permitted by Section 6.01(xi), provided that the aggregate of such Capitalized Lease Obligations under all Capitalized Leases entered into after the SPA Closing Date plus the principal amount of all Indebtedness secured by such purchase money mortgages or security interests shall not exceed at any time outstanding $25,000,000;

                  (d) Additional Senior Indebtedness as provided in Section 2.04, provided that (i) after the incurrence thereof the Leverage Ratio and the Senior Leverage Ratio set forth in Section 6.10 or the EBITDA Test set forth in
Section 6.09 (whichever is then applicable) shall be satisfied as of the last day of the last fiscal quarter last ended for which financial statements have been delivered in accordance with Section 5.01(a), on a pro forma basis as if such Additional Senior Indebtedness and any other Indebtedness which was incurred after such last day was incurred and outstanding on such last day and any Indebtedness which was repaid after such last day was not outstanding on such last day, and (ii) the weighted average life of such Additional Senior Indebtedness is not shorter than the shorter of (A) 4.3 years or (B) the remaining weighted average life of the Indebtedness under the Alcatel Credit Agreement and the Qualcomm Credit Agreement outstanding immediately prior to the issuance of such Additional Senior Indebtedness;


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                     Amended and Restated Common Agreement

                  (e) other Indebtedness outstanding prior to, and to remain outstanding after, December 15, 1998 to the extent specified in Schedule 6.04;

                  (f) Contingent Obligations of any of the Borrower Group arising with respect to customary indemnification obligations incurred in connection with permitted asset dispositions;

                  (g) unsecured Indebtedness of the Company taking the form of a working capital revolving credit facility, provided that (A) the principal amount of such Indebtedness does not at any time exceed $75,000,000, and (B) after the incurrence thereof the EBITDA Test set forth in Section 6.09 or the Leverage Ratio and the Senior Leverage Ratio set forth in Section 6.10 (whichever is then applicable) shall be satisfied on the last day of the last fiscal quarter last ended for which financial statements have been delivered in accordance with Section 5.01(a), on a pro forma basis as if such unsecured Indebtedness and any other Indebtedness which was incurred since such last day was incurred and outstanding on such last day and any Indebtedness which was paid after such last day was not outstanding on such last day;

                  (h) Indebtedness incurred by any member of Borrower Group, other than New Subsidiaries, not otherwise described in this Section 6.04 ("High Yield Debt"), provided that (A) the proceeds of such High Yield Debt are intended to be applied (and are applied) to System Costs, to operating expenses of the Business, or to cover required debt service payments on Senior Indebtedness, (B) no principal installments of such High Yield Debt are scheduled to be due and payable (or are otherwise required to be paid by Holdings) prior to January 15, 2009, (C) such High Yield Debt is not subject to any Lien on any property or assets of any member of the Borrower Group (other than any reserve or similar fund established in connection therewith which is funded from the proceeds thereof and which is to be used to pay interest or principal on such High Yield Debt), (D) following the issuance of such High Yield Debt, the EBITDA Test set forth in Section 6.09 or the Leverage Ratio and the Senior Leverage Ratio set forth in Section 6.10 (whichever is then applicable) shall be satisfied as of the last day of the last fiscal quarter last ended for which financial statements have been delivered in accordance with
Section 5.01(a), on a pro-forma basis as if such High Yield Debt and any other Indebtedness which was incurred since such last day were issued and outstanding on such last day and any Indebtedness which was paid after such last day was not outstanding on such last day, and (E) such High Yield Debt is issued by Holdings and is not guaranteed by any other member of the Borrower Group;

                  (i) Indebtedness incurred in connection with the financing of wireless telecommunication handsets, subject to the restrictions contained in Section 6.01 (xiii);

                  (j) Contingent Obligations not otherwise permitted under this Section 6.04 to the extent not exceeding in the aggregate at any time outstanding $10,000,000;

                  (k)      Subordinated Loans;

                  (l) Obligations in respect of Swap Agreements as described in Section 2.07;

                  (m) with respect to all New Subsidiaries, Indebtedness not exceeding the aggregate principal amount of $10,000,000 outstanding at any one time; provided, that no category of Permitted Indebtedness under this
Section 6.04, other than this clause (m), shall

                     Amended and Restated Common Agreement
apply to permit the incurrence of Indebtedness by New Subsidiaries; provided, further, in any event, any guaranty by any New Subsidiary pursuant to Section
5.13 hereof shall be permitted and shall not apply to reduce the maximum allowable amount under this clause (m); and

                  (n) the Bridge Loan Indebtedness and the Guaranties by the members of the Borrower Group, other than the Borrower, of the Bridge Loan Indebtedness.

                  6.05 Subsidiaries. No member of the Borrower Group will establish, create or acquire any Subsidiary except Wholly-owned Subsidiaries which are established, formed or purchased in accordance with the restrictions and limitations set forth in Section 5.13. The assets owned by any such Subsidiary shall not cause the Borrower Group to breach its representation made in Section 4.10(c) hereof (e.g. Minimum Assets).

                  6.06 Advances, Investments and Loans. No member of the Borrower Group will lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

                  (a) any member of the Borrower Group may invest in Permitted Investments;

                  (b) any member of the Borrower Group may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) any member of the Borrower Group may incur intercompany Indebtedness to the extent permitted pursuant to Section 6.04(b);

                  (d) any member of the Borrower Group may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (e) any member of the Borrower Group may make investments in any other member of the Borrower Group provided that such investment does not cause a breach of any representation or covenant hereunder;

                  (f) any member of the Borrower Group may make loans and advances to officers and employees of the Borrower Group (but not to any shareholders or non-employee directors of a member of the Borrower Group), provided that any such loan or advance is made in the ordinary course of business and in an aggregate principal amount not to exceed $5,000,000 (or the Peso Equivalent thereof) at any time outstanding; and

                  (g) any member of the Borrower Group may make acquisitions permitted by Section 6.02 (g).

                  6.07 Affiliate Transactions. Each member of the Borrower Group will not, and will not permit any Subsidiary to, enter into any transactions or series of transactions whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions

                     Amended and Restated Common Agreement
substantially as favorable to such member of the Borrower Group or such Subsidiary as would be obtainable by such member of the Borrower Group or such Subsidiary at the time in a comparable arm's-length transactions with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions solely among the members of the Borrower Group, (ii) employment arrangements entered into in the ordinary course of business with officers of such member, (iii) customary fees paid to members of the Board of Directors of Holdings, and (iv) the obligations of Holdings to issue stock options in connection with the Bridge Loan Facility.

                  6.08 No Other Business. No member of the Borrower Group will undertake any business other than the Business and activities reasonably incidental thereto.

                  6.09 EBITDA Test. From and after the Trigger Date, the Borrower Group will not permit the EBITDA Test to be more than the following ratios for the following dates (when calculating Consolidated Debt less cash and Permitted Investments) and quarterly and annual periods (when calculating EBITDA) ending on such dates:

                  PERIOD          PERIOD ENDING ON             EBITDA TEST RATIO
                  Quarterly       March 31, June 30,
                                  September 30 and
                                  December 31, 2006                   12:1

                  Quarterly       March 31, June 30,
                                  September 30 and
                                  December 31, 2007                   8:1

                  Annual          December 31, 2008 and
                                  each December 31
                                  thereafter                          6:1

                  Quarterly       March 31, June 30, and
                                  September 30, 2008
                                  and thereafter                      6:1

All calculations made for purposes of determining compliance with this financial covenant shall be based on financial statements reconciled to U.S. GAAP; provided, that for purposes of this Section 6.09, Consolidated Debt and Permitted Investments shall be calculated in Dollars on the date of any determination.

                  6.10 Leverage Ratios. At all times prior to the Trigger Date, the Borrower Group will not permit (a) the Leverage Ratio to exceed 1.5 to
1.0 and (b) the Senior Leverage Ratio to exceed 1.0 to 1.0. All calculations made for purposes of determining compliance with this financial covenant shall be based on financial statements reconciled to U.S. GAAP; provided, that for purposes of this Section 6.10, Consolidated Paid-In Equity shall be calculated in Dollars on the date of contribution or dates of contribution of such Consolidated Paid-In Equity, and Consolidated Debt, Consolidated Senior Debt and Permitted Investments shall be calculated in Dollars on the date of any determination.


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                     Amended and Restated Common Agreement

                  6.11 Limitation on Issuance of Stock. No member of the Borrower Group (other than Holdings) will, nor will it permit, any of its Subsidiaries, directly or indirectly, to, issue any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) in favor of Holdings or another member of the Borrower Group that is the parent company, (ii) for replacements of then outstanding shares of Capital Stock, (iii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower Group in any class of the Capital Stock of such other members or such Subsidiary, and (iv) for issuances by newly created or acquired Subsidiaries in accordance with Section 5.13.

                  6.12 Prepayments. So long as the Company shall have any Senior Indebtedness outstanding, the Company shall not prepay any principal of High Yield Debt or pay or prepay any principal or interest in respect of Subordinated Loans.

                  6.13 Modifications of Certain Documents and Agreements. No member of the Borrower Group shall amend or modify any of its Charter Documents or change its Fiscal Year without the prior written consent of the Required Voting Parties, except for any modifications to its Charter Documents that are not materially adverse to any Secured Party.

                  6.14 Abandonment of The System. No member of the Borrower Group shall (i) abandon the System, (ii) agree to abandon the System or (iii) make any public declaration or statement regarding its intention to abandon the System.

                  6.15 Hazardous Substances. No member of the Borrower Group shall release, emit or discharge into the environment any Hazardous Materials in violation of any Environmental Law to the extent that any such release, emission or discharge would constitute a Material Adverse Effect. No member of the Borrower Group will exercise care, custody or control over the System or any real property owned or leased by any member of the Borrower Group in any manner that would pose a major or unreasonable hazard to the environment, health or safety.

                  6.16 Immunity. In any proceedings in Mexico or elsewhere in connection with any of the Financing Agreements to which a member of the Borrower Group is a party, no such member shall claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

                  6.17 Regulations. No member of the Borrower Group shall directly or indirectly apply any part of the proceeds of any Loan or other revenues to the purchasing or carrying of margin stock within the meaning of Regulation T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

                  6.18 Investment Company Act. No member of the Borrower Group shall take (or permit any other Person to take) any action which could reasonably result in such member falling within the definition of an "investment company" or a company "controlled" by an "investment company," under the Investment Company Act of 1940.

                  6.19 Disputes. No member of the Borrower Group will agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation,


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                     Amended and Restated Common Agreement
arbitration or other dispute with any Person which is an Affiliate, unless such settlement, resolution or compromise is made on terms similar to those which would apply if such Person were not an Affiliate.

                  6.20 Collateral Outside Mexico. None of the members of the Borrower Group will permit any asset constituting Collateral (including but not limited to bank, securities and deposit accounts but excluding such bank, securities and deposit accounts which are the subject of control agreements or other perfection mechanisms under Applicable Law satisfactory to the Collateral Agent) to be located or maintained in any jurisdiction other than Mexico unless
(i) the applicable member of the Borrower Group shall have notified the Collateral Agent thereof reasonably in advance of any such assets being transferred or located outside Mexico and (ii) the Collateral Agent shall be reasonably satisfied that (A) the laws of the jurisdiction in which such assets are to be located adequately protect the interests of the Secured Parties and the Bridge Lender in such Collateral, (B) the security interests in such Collateral granted under the applicable Security Document will continue to be adequately protected and perfected, (C) there are not any material risks relating to the political or economic stability of the jurisdiction in which such Collateral is to be located or maintained or the Person that will possess such Collateral in such jurisdiction, (D) the portion of the Collateral located in such jurisdiction is within acceptable limits in the reasonable discretion of the Relevant Parties and (E) the location of such Collateral in such jurisdiction is not otherwise materially disadvantageous to the Secured Parties and the Bridge Lender. The applicable member of the Borrower Group shall deliver to the Secured Parties and the Bridge Lender, with a copy to the Agents, such legal opinions and other documentation as the Collateral Agent shall reasonably request in connection with its consideration or approval of any proposed transfer or location of Collateral outside Mexico.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  Each of the specified events set forth in Sections 7.01 through 7.16 shall constitute an "Event of Default":

                  7.01 Payments. A failure by one or more members of the Borrower Group to pay (whether by scheduled maturity, required prepayment, by acceleration or otherwise) any principal of any Senior Indebtedness, any interest on any Senior Indebtedness, any other amounts owing hereunder or under any other Financing Agreement or any other amounts constituting Obligations within three Business Days after such principal, interest or other amount first becomes due.

                  7.02 Representations. Any representation or warranty made by any Sponsor, Guarantor, or any member of the Borrower Group herein or in any other Financing Agreement or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Secured Party by or on behalf of the Borrower Group hereunder or under any other Financing Agreement shall prove to have been false or misleading in any material respect as of the time made, deemed made, confirmed or furnished; provided, however, that no Event of Default shall occur pursuant to this Section 7.02 if the false or misleading representation, warranty or statement can be eliminated or otherwise cured within 30 days after


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                     Amended and Restated Common Agreement
any responsible officer of the Borrower Group receives notice or has knowledge thereof such that the applicable representation, warranty or statement is no longer false or misleading in any material respect.

                  7.03     Covenants.

                  (a) A member of the Borrower Group shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.13 or Article 6.

                  (b) Any member of the Borrower Group shall default in the due performance or observance by it of any term, covenant or agreement contained herein or in any other Financing Agreement (except as otherwise provided in Section 7.01 and paragraph (a) of this Section 7.03), and such default shall continue unremedied for a period of 30 days after the date on which written notice thereof shall have been received by a member of the Borrower Group from the Collateral Agent; provided, that if (A) any such default under this Section 7.03(b) does not involve the payment of money and cannot be cured within such 30-day period, (B) such failure is in fact susceptible of cure, (C) no other independent Default or Event of Default has occurred and is continuing, (D) the Borrower Group is proceeding with diligence and in good faith to cure such failure, (E) the existence of such failure does not constitute a Material Adverse Effect and (F) the Collateral Agent shall have received an officer's certificate signed by an Authorized Officer of the Company to the effect of clauses (A), (B), (C), (D) and (E) above and describing all action the Borrower Group is taking to cure such failure, such 30-day cure period shall be extended by up to an additional 60 days as shall be necessary for the Borrower Group to diligently cure such failure.

                  7.04     Default Under Other Agreements.

                  (a) Any member of the Borrower Group defaults for a period beyond the applicable grace period in the payment of any principal, interest or other amount due under any agreement evidencing, securing or creating any Indebtedness of such member (including swap or similar derivative agreements) in excess (individually or in the aggregate) of $15,000,000.

                  (b) Any member of the Borrower Group shall default in the observance or performance of any agreement or condition relating to any Indebtedness the principal amount of which (individually or in the aggregate) exceeds $25,000,000, or any other event or condition shall have occurred thereunder, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee acting on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any member of the Borrower Group shall be declared due and payable prior to the stated maturity thereof.

                  (c) Any member of the Borrower Group shall (i) default for a period beyond the applicable grace period, if any, in the payment of any principal, interest or other amount due under the Bridge Loan Indebtedness or
(ii) default in the observance or performance of any agreement or condition relating to the Bridge Loan Indebtedness, or any other event or condition shall have occurred thereunder, the effect of which default or other event or condition is to cause,

                     Amended and Restated Common Agreement
or permit the holder or holders of such Bridge Loan Indebtedness to cause, any such Bridge Loan Indebtedness to become due prior to its stated maturity.

                  7.05 Involuntary Bankruptcy, Etc. An involuntary proceeding shall have been commenced against any member of the Borrower Group or seeking that such Person be wound up or liquidated, adjudging such Person bankrupt or insolvent or seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any Applicable Law or seeking the appointment of a receiver, liquidator, sindico, interventor, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or other assets, or the winding up or liquidation of its affairs and such proceeding continues undismissed for 60 days.

                  7.06 Voluntary Bankruptcy, Etc. The institution by any member of the Borrower Group of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law or to the appointment of a receiver, liquidator, sindico, interventor, assignee, trustee, sequestrator (or other similar official) of any such Person or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors generally; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this Section 7.06 with respect to any such Person; or any action is taken by any such Person for the purpose of effecting any of the foregoing.

                  7.07 Analogous Proceedings. There occurs, in relation to any member of the Borrower Group, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which in that country or territory corresponds with, or has an effect equivalent or similar to, any of those mentioned in Section 7.05 or 7.06.

                  7.08 Attachment of Collateral. Any Person other than the Collateral Agent for the benefit of the Secured Parties or a Senior Lender attaches or institutes proceedings to attach all or any part of the Collateral, and any attachment or any judgment Lien against any such Collateral (i) remains unlifted, unstayed or undischarged for a period of 30 days or (ii) is upheld in a final nonappealable judgment of a court of competent jurisdiction.

                  7.09     Financing Agreements.

                  (a) This Agreement or any of the Financing Agreements or any material provision hereof or thereof is or becomes invalid, illegal or unenforceable or the Company or any Guarantor shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement.

                  (b) Any of the Security Documents, once executed and delivered, shall fail to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby), or such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any

                     Amended and Restated Common Agreement
such Security Document shall cease to be in full force and effect, or the validity thereof or the applicability thereof to any obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed in writing by or on behalf of a member of the Borrower Group or any other party thereto.

                  7.10 Expropriation. There shall have occurred any act or series of acts attributable to a Mexican Governmental Authority which (i) in the reasonable judgment of the Required Voting Parties has the effect of depriving the Senior Lenders of their fundamental rights as creditors in respect of this Agreement (including rights under the security interests granted under the Security Documents), or (ii) confiscates, expropriates or nationalizes the ownership or control of all or any substantial part of the System or other assets of a member of the Borrower Group and such act or series of acts continues uncured for 120 days or more.

                  7.11 Monetary Restrictions. Any law, order, decree or regulation shall impose any restriction on (i) the lawful transfer of Dollars by the Borrower Group from Mexico to the Collateral Agent (and from the Collateral Agent to any other Person or locale whether within or outside of Mexico), or
(ii) the conversion of (a) Dollars to Pesos or (b) Pesos to Dollars and which restriction constitutes a Material Adverse Effect.

                  7.12 Judgments. One or more judgments or decrees shall be entered against one or more members of the Borrower Group and such judgments or decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees outstanding at any time (except to the extent any applicable insurer(s) shall have acknowledged liability therefor) would constitute a Material Adverse Effect.

                  7.13 Licenses and Permits. The Borrower Group shall fail to obtain, renew, maintain or comply in all material respects with the Licenses (or any portion thereof); or any License (or any portion thereof) shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such License (or any portion thereof) and such proceeding is not dismissed within 60 days; and as a result of such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement the valid, enforceable and effective Licenses then owned by the Company (a) fail to cover all of Region 9, and either all of Region 4 or all of Region 6 (as such Regions are defined in the Joint Venture Agreement) or (b) result in Covered Pops being less than 33,000,000 Pops.

                  7.14 Change of Control. A Change of Control shall have occurred and be continuing.

                  7.15 Other Senior Indebtedness. An "event of default" shall have occurred and be continuing under (and as defined in the documentation relating to) any Credit Agreement relating to Senior Indebtedness, including any Senior Indebtedness which is described in Section 2.04.

                     Amended and Restated Common Agreement

                  7.16 Mortgage. The Company shall fail to deliver to the Collateral Agent within forty five (45) days after the filing of Amendment No. 1 to the Mortgage, the first testimony of the public deed evidencing the execution and delivery of Amendment No. 1 to the Mortgage, duly recorded at the Public Registry of Commerce of the Federal District of Mexico; or the Company shall fail to deliver to the Collateral Agent (i) within ninety (90) days after filing of the Mortgage, the first testimony of the public deed evidencing the execution and delivery of the Mortgage, duly recorded at the Telecommunications Registry of Mexico and (ii) within ninety (90) days after filing of Amendment No. 1 to the Mortgage, the first testimony of the public deed evidencing the execution and delivery of Amendment No. 1 to the Mortgage, duly recorded at the Telecommunications Registry of Mexico.

                  7.17 Remedies. Subject to the provisions of the Intercreditor Agreement and the Collateral Agency Agreement, upon the occurrence and during the continuation of an Event of Default, the Secured Parties may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other motion or demands of any kind, all such notices and demands being waived (to the extent permitted by Applicable
Law), exercise any or all rights and remedies at law or in equity (in any combination or order that the Secured Parties may elect) and, without limitation or prejudice to the foregoing, the Secured Parties may:

                  (a) unless otherwise provided in the applicable Credit Agreement, refuse, and they shall not be obligated, to make any Disbursements and/or may suspend or terminate their Commitments;

                  (b) declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under the Credit Agreements and Credit Facilities, and any other Senior Indebtedness, including unpaid fees, costs and charges, immediately due and payable, provided that in the event of an Event of Default occurring under Section 7.05, 7.06 or 7.07 (in each case in respect of a member of the Borrower Group), all such amounts shall become immediately due and payable without reference to the Credit Agreements or any other Financing Agreement and without further notice, demand or act of any Secured Party;

                  (c) set off and apply all monies on deposit with any Secured Party to the satisfaction of the Obligations under all of the Financing Agreements and otherwise in accordance with the terms of any such applicable document; and

                  (d) exercise any and all rights and remedies available to them under any of the Security Documents or any of the other Financing Agreements or as otherwise permitted by Applicable Law.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  8.01     Payment of Expenses, Etc.

                  (a) Without limiting any amounts agreed to be paid by the Borrower Group under the applicable Credit Agreements, each member of the Borrower Group shall, jointly and severally, whether or not the transactions herein contemplated are consummated, pay: (i) all

                     Amended and Restated Common Agreement
reasonable out-of-pocket costs and expenses of each of the Collateral Agent and the Intercreditor Agent (including all commissions, charges, costs and expenses for the conversion of currencies and all other reasonable costs, charges and expenses (including all reasonable fees and expenses of the legal counsel, consultants and advisors for any of the foregoing)) made, paid, suffered or incurred in connection with (A) any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Agreement or any other Transaction Document, any such other document or instrument related hereto or thereto, or any Collateral, (B) the authentication, registration, translation and recordation (where appropriate) and the delivery of the evidences of indebtedness relating to the Loans and the Disbursements thereof and (C) the administration and enforcement (including with respect to a work out) of this Agreement, the other Transaction Documents and any other documents and instruments referred to herein or therein (including the reasonable fees and disbursements of one common Mexican counsel and one common United States counsel for the Collateral Agent and the Intercreditor Agent upon the occurrence and during the continuation of an Event of Default, (ii) the fees of the Insurance Consultant retained pursuant to the Financing Agreements, and (iii) the expenses set forth in Section 3.06 and
Section 6.03 (a) (iv) of the Intercreditor Agreement.

                  (b) Each member of the Borrower Group shall, whether or not the transactions herein contemplated are consummated, jointly or severally, indemnify each of the Secured Parties and their respective officers, directors, employees, representatives, attorneys and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Party is a party thereto) related to the entering into and/or performance of any Transaction Document or the disbursement of, or use of the proceeds of, any Senior Indebtedness or the consummation of any transactions contemplated herein or in any Transaction Document, including the reasonable fees and disbursements of counsel selected by such Indemnified Party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 8.01(b) (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, nonappealable judgment by a court of competent jurisdiction).

                  (c) Without limitation to the provisions of Section 8.01(b) above, each member of the Borrower Group agrees to defend, protect, indemnify and hold harmless each Indemnified Party from and hold each of them harmless against any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Materials on, under or at the System or any real property owned or leased by any member of the Borrower Group, (ii) any Environmental Claim relating to any member of the Borrower Group or the System or any real property owned or leased by any member of the Borrower Group, or
(iii) the exercise of any Indemnified Party's rights under any of the provisions of this Section

                     Amended and Restated Common Agreement

8.01, but excluding any matter based solely on the gross negligence or willful misconduct of any such Indemnified Party, as the case may be, as determined pursuant to a final, nonappealable judgment by a court of competent jurisdiction.

                  (d) To the extent that the undertaking in the preceding paragraphs of this Section 8.01 may be unenforceable because it is violative of any law or public policy, the Borrower Group will contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertakings.

                  (e) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall bear interest at the default rate applicable to their respective Credit Facility from the date any member of the Borrower Group receives notice thereof from such Indemnified Party, until reimbursed by the Borrower Group, and all such sums and costs shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand. Each such Indemnified Party shall promptly notify the Company in a timely manner of any such amounts payable by the Borrower Group hereunder, provided that any failure to provide such notice shall not affect the Borrower Group's obligations under this Section 8.01.

                  (f) Each Indemnified Party pursuant to Section 8.01(b) and (c) above, within 10 days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower Group on account of the agreements contained in this Section 8.01, shall notify the Company in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Company of any such action shall not release the Borrower Group from any liability which it may have to such Indemnified Party.

                  8.02 Right of Setoff. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, each Senior Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Senior Lender to or for the credit or the account of any member of the Borrower Group against any and all of the obligations of the Borrower Group now or hereafter existing under the applicable Credit Agreement and, if applicable, the corresponding Note held by such Senior Lender, irrespective of whether or not such Senior Lender shall have made any demand under the applicable Credit Agreement or Note, and without presentment, protest or other notice of any kind to any member of the Borrower Group, all of which are hereby expressly waived and although such obligations may be unmatured.

                  8.03     Notices.

                  (a) Except as otherwise expressly provided herein or in any Financing Agreement, all notices and other communications provided for hereunder or thereunder shall be (i) in writing (including telex or telecopier) and (ii) telexed, telecopied or sent by overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto (with a copy to the Relevant Party) or to a Relevant Party at its address and contact number

                     Amended and Restated Common Agreement
specified in Schedule 8.03, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto.

                  (b) All such notices and communications shall be effective (i) if sent by telex, when sent (with the correct answer back), (ii) if sent by telecopier, when sent (on receipt of confirmation) and (iii) if sent by courier, (x) one Business Day after deposit with an overnight courier if for inland delivery and (y) three days after deposit with an international courier if for overseas delivery.

                  8.04 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no member of the Borrower Group may assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Senior Lenders. Any Senior Lender may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Senior Indebtedness in accordance with the provisions of the applicable Credit Agreement, provided that any such assignee has agreed to be bound by the terms of the Financing Agreements, including the Intercreditor Agreement. Notwithstanding anything to the contrary contained in any Financing Agreement (including this Agreement), the Senior Lenders under each respective Credit Agreement shall be entitled to appoint a successor administrative agent in accordance with the terms of such Credit Agreement upon the resignation or removal of their Administrative Agent without any consent of or notice to any other Secured Party, and upon such appointment becoming effective in accordance with such terms, such successor shall be deemed to be the "Administrative Agent" of such Senior Lenders for all purposes of this Agreement and the other Financing Agreements. Each of the Relevant Parties shall be deemed a third party beneficiary to this Agreement to the extent that it is to receive any document, instrument, notification or other paper as provided herein.

                  8.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent, any other Agent, or any Senior Lender in exercising any right, power or privilege hereunder or under any other Financing Agreement and no course of dealing between any member of the Borrower Group, or any of its Affiliates, on the one hand, and the Collateral Agent, any other Agent and the Senior Lenders, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Agreement expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on a member of the Borrower Group in any case shall entitle such member (or any other member) to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent, any other Agent, or any Senior Lender to any other or further action in any circumstances without notice or demand.

                  8.06 Severability. Any provision of any Financing Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of prohibition or unenforceability, but that shall not invalidate the remaining provisions of such Financing Agreement or affect such provision in any other jurisdiction.

                     Amended and Restated Common Agreement

                  8.07 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each of the parties hereto.

                  8.08 Effectiveness. This Agreement shall become effective as of September 10, 2002, concurrently with the effectiveness of Amendment No. 6 to the Qualcomm Credit Agreement, Amendment No. 4 to the Alcatel Credit Agreement and Amendment No. 2 to the Facility 2 Credit Agreement. Any Credit Agreement shall become effective pursuant to its terms (except for this Agreement having become effective, if that is a condition of effectiveness of any of such agreement).

                  8.09 Survival. All indemnities set forth herein, including in Section 8.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Senior Indebtedness.

                  8.10 Currency of Payment. The obligation of the Company and the Borrower Group to pay in Dollars those amounts of the sums specified to be due in Dollars, under this Agreement or the respective Financing Agreements (the "Financing Agreement Currency") shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than the Financing Agreement Currency, except to the extent to which such tender (or recovery) shall result in the effective payment of such aggregate amount in the applicable Financing Agreement Currency at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such amount shall be and remain due to the Senior Lenders as a separate Obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due in respect of this Agreement or the Financing Agreements.

                  8.11     Judgment Currency.

                  (a) The obligations of the Borrower Group hereunder and under the other Financing Agreements to make payments in Dollars (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the respective Secured Party of the full amount of the Obligation Currency expressed to be payable to such Secured Party under this Agreement or the other Transaction Documents. If for the purpose of obtaining or enforcing judgment against the Company in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Peso Equivalent, in the case of Pesos, and in the case of other currencies, the rate of exchange (as quoted by the Intercreditor Agent or if the Intercreditor Agent fails to quote a rate of exchange on such currency, by a known dealer in such currency designated by the Intercreditor Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                     Amended and Restated Common Agreement

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower Group covenants to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Peso Equivalent or rate of exchange under this Section 8.11, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  8.12     Evidence of Debt.

                  (a) Each Senior Lender shall maintain, or cause to be maintained, in accordance with its usual practice, internal records evidencing the amounts from time to time lent by and owing to it under its respective Financing Agreement and each of the payments from time to time made in respect thereof.

                  (b) Except as otherwise provided in any Financing Agreement, in any legal action or proceeding arising out of or in connection with any Financing Agreement or any other Transaction Document, the entries made in the internal records maintained by each of the Senior Lenders pursuant to clause (a) above shall be prima facie evidence of the existence and amount of obligations of the Borrower Group as therein recorded.

                  8.13 English Language. This Agreement is made in the English language. One Spanish language translation of this Agreement prepared at the Company's expense by an official public interpreter and approved by Mexican counsel to the Company and Mexican counsel to the Senior Lenders under the Alcatel Credit Agreement and the Qualcomm Credit Agreement shall be the agreed Spanish language translation hereof for all purposes. Such translation and no other may be filed in one or more public registries in Mexico or used in any proceeding in Mexico. For all purposes, the English language version hereof shall be the original instrument and in all cases of conflict between the English and the Spanish versions, the English version shall control.

                  8.14 Entire Agreement. This Agreement (including the exhibits, schedules and appendices attached hereto), including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

                  8.15 Waiver of Sovereign Immunity. Each member of the Borrower Group acknowledges and agrees that the activities contemplated by the provisions of the Financing Agreements are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that to the extent that it or any of its properties or assets has or hereafter may acquire any rights to immunity from setoff, legal proceedings arising out of or relating to the Financing Agreements, attachment prior to judgment, other attachment or

                     Amended and Restated Common Agreement
execution of judgment on any grounds of sovereignty or otherwise (whether under the laws of Mexico or any other jurisdiction), such member hereby irrevocably waives such right to immunity in respect of itself and its properties and assets in respect of its obligations arising under or relating to this Agreement or any other Financing Agreement. Each member of the Borrower Group, in respect of itself, its process agents, and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

                  8.16 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations of the Company or the Borrower Group hereunder, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

                  8.17 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States, without reference to principles of conflicts of law (other than Section 5-1401 of the General Obligations Laws of the State of New York); provided, however, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought in respect to this Agreement in the courts of Mexico or any political subdivision thereof, this Agreement shall be deemed to be an instrument made under the laws of Mexico and for such purposes shall be governed by, and construed in accordance with, the laws of the Federal District of Mexico.

                  (b) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States of America District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York or the competent courts of the Federal District of Mexico, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile. Each member of the Borrower Group hereby waives any rights to a specific jurisdiction it may have by virtue of its present or any future domicile, or otherwise.

                  (c) Each member of the Borrower Group hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System, presently located at 111 Eighth Avenue, New

                     Amended and Restated Common Agreement

York, New York 10011, U.S.A. (the "Process Agent"), and each member of the Borrower Group hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such member of the Borrower Group shall not impair or affect the validity of such service or of any judgment based thereon. Each member of the Borrower Group hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

                  (d) Nothing herein shall in any way be deemed to limit the ability of the Secured Parties to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any member of the Borrower Group in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) Each member of the Borrower Group hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Agreement brought in the Supreme Court of the State of New York, County of New York, or in the United States of America District Court for the Southern District of New York or the competent courts of the Federal District of Mexico, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (f) The Borrower Group hereby agrees to cause the Process Agent to execute and deliver to each Agent a letter from the Process Agent to each such Agent confirming Process Agent's acceptance of the appointment by the members of Borrower Group.

                  (g) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE FINANCING AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  8.18 Calculations; Computations. The financial statements to be furnished to the Agents, to the Relevant Parties and/or the Senior Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that (x) except as otherwise specifically provided herein, all computations of determining compliance with Sections 6.09 and 6.10, including definitions used therein, except to the extent otherwise set forth therein, shall utilize accounting principles and policies in effect on December 15, 1998, (y) in the event GAAP shall be modified from that in effect on December 15, 1998, the Borrower Group shall be entitled to utilize GAAP, as so modified, for purposes of such computations to the extent that (i) the Company gives each Administrative Agent 30 days' prior written notice of such proposed modification and (ii) prior thereto the Company and such Administrative Agents shall have agreed upon adjustments, if any, to such definitions and/or such Sections the sole purpose of which shall be to give effect to such proposed change (it being understood and agreed that to the extent that the Company and such Administrative Agent cannot agree on appropriate adjustments to such definition and/or Sections (or that no adjustments are necessary), the proposed change will not be utilized for the

                     Amended and Restated Common Agreement
purposes of computations under such definition and/or Sections) and (z) if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished pursuant to Section 5.01(a), such financial statements shall be accompanied by reconciliation worksheets.

                  8.19 No Third-Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto (and the Senior Lenders), and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third party not a party to this Agreement, except as expressly set forth in Section 8.04 or otherwise herein.

                  8.20     Amendments.

                  (a) Any provision of this Agreement may be amended, modified, supplemented or waived only by an instrument in writing signed by each member of the Borrower Group, the Administrative Agents, the Collateral Agent and the Intercreditor Agent (with the Administrative Agents, Collateral Agent and Intercreditor Agent acting pursuant to the provisions of the Intercreditor Agreement).

                  (b) Notwithstanding anything in the Intercreditor Agreement to the contrary and only with respect to the following terms set forth therein, any amendment or modification thereof which would extend the time periods or decrease any Voting Party Percentage set forth in the definition of "Initiating Voting Parties" or which would increase the Voting Party Percentage applicable to clauses (iii) and (iv) of the definition of "Required Voting Parties," shall be signed by each member of the Borrower Group; provided however, that neither the foregoing nor any provision of the Intercreditor Agreement shall in any way restrict the ability of the parties to the Intercreditor Agreement or the Senior Lenders from entering into additional agreements among themselves as to how such Persons will vote in connection with any issue arising under the Financing Agreements notwithstanding the fact that such additional agreements would have the practical effect of making such amendment or modification.

                  8.21 Confidentiality. Subject to the right of each Senior Lender to assign or sell a participation in any Loans held by it or in its commitment and to furnish information in connection therewith, the Senior Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement which has been identified as such by any member of the Borrower Group in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors, or counsel or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 8.21) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by Applicable Law or court order, each Senior Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Senior Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, and provided further that in no event shall any Senior Lender be

                     Amended and Restated Common Agreement
obligated or required to return any materials furnished by any member of the Borrower Group. The Business Plan, as it is updated from time to time and furnished in accordance with Section 5.01(d) hereof, shall constitute nonpublic information of the Borrower Group and be subject to the provisions of this
Section 8.21 regardless of whether such updated Business Plan has been identified as such by any member of the Borrower Group.

                     Amended and Restated Common Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.

By:

         Name:________________________________________

         Title:_______________________________________

PEGASO TELECOMUNICACIONES, S.A. DE C.V.

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

PEGASO PCS, S.A. DE C.V.

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

PEGASO RECURSOS HUMANOS, S.A. DE C.V.

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

PEGASO FINANZAS, S.A. DE C.V.

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

                     Amended and Restated Common Agreement

PEGASO FINCO I, S.A. DE C.V.

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

CITIBANK, N.A., as Intercreditor Agent

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

                     Amended and Restated Common Agreement

BANCO NACIONAL DE MEXICO, S.A., Grupo Financiero Banamex, as Collateral Agent

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

CITIBANK INTERNATIONAL PLC, as Alcatel Administrative Agent

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

ABN AMRO BANK N.V., as Qualcomm Administrative Agent

By:      _____________________________________________

         Name:________________________________________

         Title:_______________________________________

By:      _____________________________________________

         Name:________________________________________

         Title:_______________________________________

ELECTRO BANQUE, as Facility 2 Administrative Agent

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

By:___________________________________________________

         Name:________________________________________

         Title:_______________________________________

                     Amended and Restated Common Agreement

                         APPENDIX A TO COMMON AGREEMENT

DEFINED TERMS.

         As used in any Financing Agreement (as defined below), including the Common Agreement, the following terms shall have the following meanings, except to the extent otherwise defined in such Financing Agreement:

         "Acceptable Financial Institution" shall mean a bank or trust company with a combined capital plus surplus of at least $500,000,000 and whose long-term senior unsecured debt is rated "A" or higher by S&P or "A2" or higher by Moody's.

         "Additional Financing Facility Credit Agreement" shall mean the credit agreement dated as of May 31, 2002, between the Borrower Group and Qualcomm.

         "Additional Senior Indebtedness" shall have the meaning set forth in
Section 2.04. Any Alcatel Loans made under or pursuant to the Alcatel Commitment Letter (or any credit or similar agreement in connection therewith) constitute Additional Senior Indebtedness, but shall be permitted as provided in Section 6.04(a) without compliance with the provisions of Section 6.04(d).

         "Additional Senior Indebtedness Lenders" shall have the meaning set forth in Section 2.04.

         "Additional Senior Indebtedness Loans" shall mean, collectively, all of the loans and notes made pursuant to the documentation relating to or evidencing the Additional Senior Indebtedness.

         "Administrative Agent" shall mean (i) with respect to the Alcatel Credit Agreement, the Alcatel Administrative Agent, or any successor Administrative Agent appointed pursuant to Section 10.08 of the Alcatel Credit Agreement, (ii) with respect to the Qualcomm Credit Agreement, the Qualcomm Administrative Agent, or any successor Administrative Agent appointed pursuant to Section 10.8 of the Qualcomm Credit Agreement, (iii) with respect to the Facility 2 Credit Agreement, the Facility 2 Administrative Agent, or any successor Administrative Agent appointed pursuant to Section 10.08 of the Facility 2 Credit Agreement, and (iv) with respect to any Additional Senior Indebtedness, the administrative agent (or, in the case of notes, bonds or other debt securities, the trustee, fiscal agent or comparable fiduciary) appointed pursuant to the documentation evidencing such Additional Senior Indebtedness, or any successor administrative agent appointed pursuant to the applicable section of such documentation.

         "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly controls, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such person and (ii) each member of the Borrower Group and each of their respective Affiliates shall be deemed to be an Affiliate of each other member of the Borrower Group.

         "Agents" shall mean, collectively, the Intercreditor Agent, the Collateral Agent and the Administrative Agents.

         "Alcatel" shall mean Alcatel, a corporation duly incorporated under the laws of France.

         "Alcatel Administrative Agent" shall mean Citibank International plc, in its capacity as Administrative Agent under the Alcatel Credit Agreement.

         "Alcatel Commitment Letter" shall mean the commitment letter dated as of October 28, 1998, from Electro Banque to, and accepted by, the Company relating to Facility 2 (as therein defined and described), as supplemented, updated and confirmed pursuant to Section 3.01(v).

         "Alcatel Costs" shall mean all of the amounts (other than value-added taxes) due and payable by the Company or other members of the Borrower Group to or for the account of Alcatel Indetel under the provisions of the Alcatel Procurement Agreement, and including the repayment of any bridge or similar loan (and interest thereon) made by Citibank, N.A., London Branch to the Company and guaranteed by Alcatel, the proceeds of which were used to pay the foregoing costs.

         "Alcatel Credit Agreement" shall mean the Credit Agreement, dated as of December 15, 1998, among the Company, the Alcatel Lenders referred to therein and the Alcatel Administrative Agent.

         "Alcatel Guaranty" shall mean the Amended and Restated Corporate Guaranty, dated as of August 8, 2002, between Alcatel and the Alcatel Administrative Agent pursuant to which Alcatel has guaranteed the payment obligations of the Company under the Alcatel Credit Agreement as therein provided.

         "Alcatel Indetel" shall mean Alcatel Indetel Industria de Telecomunicacion S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Alcatel Lenders" shall mean the Persons from time to time making or carrying Loans and Commitments to the Company under the Alcatel Credit Agreement or under the Facility 2 Credit Agreement.

         "Alcatel Loans" shall mean, collectively, all of the loans made under the Alcatel Credit Agreement and all of the loans made under the Facility 2 Credit Agreement.

         "Alcatel Procurement Agreement" shall mean the Agreement for Services, Procurement, and Construction, with an effective date of October 21, 1998, between the Company and Alcatel Indetel.

         "Alcatel Qualified Costs" shall mean (a) all of the Alcatel Costs other than (i) the cost of the towers to be delivered by Alcatel Indetel under the Alcatel Procurement Agreement and (ii) the cost of the shelters to be delivered by Alcatel Indetel under the Alcatel Procurement Agreement. For the avoidance of doubt, the term "Alcatel Qualified Costs" shall not include interest on any Indebtedness, whether capitalized or otherwise (other than the interest referred to in the definition of Alcatel Costs) nor any VAT costs paid in connection with services rendered, or equipment or other property furnished, under the Alcatel Procurement Agreement.

         "Amended and Restated Interim Funding Agreement" shall mean the credit agreement, dated as of May 26, 2002, made among the Borrower Group, Qualcomm and Electro Banque, and consented and agreed to and acknowledged by the other parties thereto.

         "Applicable Currency Exchange Rate" shall mean, as of any date of determination, the rate of exchange (net of all fees and commissions) then applicable to (i) the conversion of Dollars to Pesos or, (ii) the conversion of Pesos to Dollars, as the context may require. The applicable rate of exchange shall be the most favorable rate quoted by the Intercreditor Agent at 11:00 a.m. (Mexico City time) on the applicable date of determination (or, if no such quotations shall be available on such date, on the date closest to such date of determination).

         "Applicable Law" shall mean any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Permit, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, binding on a given Person whether in effect as of December 15, 1998 or as of any date thereafter, including all applicable Environmental Laws.

         "Applicable Shares" shall have the meaning set forth in Section 4.10.

         "Assignment Agreements" shall mean the Assignment Agreements as referred to in the Post-Closing Agreement (appropriately completed) pursuant to which (i) the Company has collaterally assigned to the Collateral Agent all of its rights under the Pegaso PCS Services Agreement, the Vendor Agreements, and the Interconnection Agreements, and (ii) Pegaso PCS has collaterally assigned to the Collateral Agent all of its rights under the Personnel Co. Services Agreement and the Site Leases.

         "Authorized Officer" shall mean, with respect to any Person, the Chief Executive Officer, Chief Operating Officer, Chief Finance Officer and Deputy Finance Officer or equivalent officers of such Person and, with respect to the Company, shall include any officer or representative holding any of the foregoing positions (or their equivalent) whose name appears on a certificate of incumbency delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time to identify names of the individuals then holding such offices or the names of such representatives and the capacity in which they are acting.

         "Blockage Notice" shall have the meaning given to such term in the Second Intercreditor Agreement.

         "Blockage Period" means a period of time beginning on the date a Blockage Notice is actually delivered (or deemed delivered pursuant to Section 6 of the Second Intercreditor Agreement) without reference to the date on which the issuer of such Blockage Notice had knowledge of the Event of Default (as such term is defined in the Second Intercreditor Agreement) or event of default under the Vendor Financing Documents (as such term is defined in the Second Intercreditor Agreement), as applicable, giving rise to such Blockage Notice, and terminating on the earlier to occur of: (a) the date which is sixty (60) days following such delivery date (or deemed delivery date); (b) the date such Blockage Notice is terminated, suspended, revoked or cancelled; (c) the time such Event of Default (as such term is defined in the Second Intercreditor Agreement) shall have been waived in writing by the Intercreditor Agent acting in accordance with the Intercreditor Agreement of 1998; and (d) the date that such Event of Default (as such term is defined in the Second Intercreditor Agreement) is cured, if such Event of Default (as such term is defined in the Second Intercreditor Agreement) is permitted to be cured under the Bridge Loan Agreement and such Event of Default (as such term is defined in the Second Intercreditor Agreement) is cured within the appropriate cure period.

         "Borrower" or "Company" shall mean Pegaso Comunicaciones y Sistemas, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Borrower Group" shall mean (i) the Company, (ii) Holdings, (iii) Pegaso PCS, (iv) Personnel Co. (v) the respective Subsidiaries of each of the foregoing in existence as of December 15, 1998, (vi) Finanzas, (vii) Finco and
(viii) any Subsidiary of any of the foregoing which is formed, established, purchased or acquired after December 15, 1998 as described in Section 5.13. Any reference to a "member" or to a "member of the Borrower Group" shall mean one or more of the Persons described in clause (i) through (viii) of this definition.

         "Bridge Agent" has the meaning assigned to such term in the fifth WHEREAS of the Second Intercreditor Agreement.

         "Bridge Claims" means all present and future claims of the Bridge Secured Parties against the Borrower or any other member of the Borrower Group for the payment of money, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy or insolvency proceeding by or against Borrower or any other member of the Borrower Group), or for reimbursement in connection with amounts paid under letters of credit, or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise, in each case arising under the Bridge Financing Documents (as such term is defined in the Second Intercreditor Agreement).

         "Bridge Event of Default" shall mean a default or event of default under the Bridge Loan Agreement.

         "Bridge Financing Agreements" shall mean the Bridge Loan Agreement, the promissory notes executed in connection with the Bridge Loan Agreement, the Second Intercreditor Agreement, the Collateral Agency Agreement and the Bridge Security Documents.

         "Bridge Loan Agreement" shall mean that Bridge Loan Agreement dated as of May 27, 1999 among the Borrower Group, Qualcomm, the other lenders from time to time party thereto, and Citibank, N.A., as administrative agent, as the same may be modified, amended, supplemented or restated from time to time.

         "Bridge Lenders" shall have the meaning given to such term in the Second Intercreditor Agreement.

         "Bridge Loan Facility" shall mean the financing provided under and pursuant to the Bridge Loan Agreement.

         "Bridge Loan Indebtedness" shall mean all Indebtedness under and pursuant to the Bridge Loan Agreement.

         "Bridge Secured Parties" means the Bridge Lenders.

         "Bridge Security Documents" means those documents the Bridge Secured Parties and the Borrower Group shall execute to secure the Bridge Claims by the Common Collateral.

         "Business" shall mean the business of installing and operating telecommunications networks, providing data, value added services and any other telecommunication services now available or that may be available in the future to customers through the Licenses, the provision of internet related activities and electronic commerce services (whether on line or through sales outlets) and any business ancillary to the foregoing.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York, in the Federal District of Mexico or in the City of London a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to any determination of the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

         "Business Plan" shall mean the Final Business Plan, as updated from time to time as provided in Section 5.01(d).

         "Capital Expenditures" shall mean, with respect to any Person for any period, expenditures that are capitalized in accordance with U.S. GAAP and, for purposes of this definition, expenditures made during such period for equipment and services financed under sale/leaseback arrangements or under an operating lease.

         "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         "Capital Stock" of any Person shall mean any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preferred equity or equity or preference share capital of such Person, including, without limitation, partnership interests.

         "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of any Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Cash Flow Test" shall mean, for any date or any particular calculation period, that (A) EBITDA for the two consecutive fiscal quarters ending on the date of the last financial statements delivered in accordance with Section 5.01(a) multiplied by a factor of two (2), is at least equal to (B) the total regularly scheduled principal and interest on Indebtedness outstanding on the date of such calculation (other than Indebtedness described in clauses (g), (k) and (l) of Section 6.04) to become due during the twelve-month period commencing on the date of such financial statements; provided, that for purposes of the calculation in clause (B), the pro forma interest shall be based on the amount of principal Indebtedness outstanding and the interest rates existing on the date of determination and it shall be assumed that principal amounts will be repaid as scheduled.

         "Cash Proceeds" shall have the meaning set forth in Section 5.11.

         "Casualty Event" shall mean an event which causes all or a portion of the System to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

         "Change of Control" shall mean (i) the failure at any time and for any reason of TEM to (A) hold beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of voting Capital Stock of NewCo representing at least 51% of the combined voting power of all Capital Stock of NewCo, or (B) have the ability to appoint a majority of the board of directors of NewCo, or
(ii) the failure of Holdings to own all of the Capital Stock of each of the other members of the Borrower Group (other than one share of such Capital Stock which is owned, and shall continue to be owned by another member of the Borrower Group).

         "Charter Documents" shall mean, with respect to any Person, the articles of incorporation, by-laws, partnership agreements or such other documents or instruments which are required to be registered or lodged in the place of incorporation or organization of such Person and which establish the legal existence of such Person. With respect to Holdings, the term "Charter Documents" shall also include the Joint Venture Agreement.

         "Closing Date" shall mean December 15, 1998.

         "COFETEL" shall mean Comision Federal de Telecomunicaciones de Mexico.

         "Collateral" shall mean the security for the Senior Indebtedness, including: (i) all property, assets (including cash, investments and accounts receivable held from time to time by the Company) and contract rights (including rights to intellectual property), whether now owned or hereafter acquired, of the Company which are described (either specifically or generally) in the Mortgage, (ii) all property, assets and rights of any member of the Borrower Group which is made subject to a Lien as required by Section 5.14, (iii) the rights of the Sponsors and Holdings and the other members of the Borrower Group which are collaterally assigned pursuant to the Assignment Agreements, (iv) the Capital Stock of the Company, Pegaso PCS, Personnel Co., Finco and Finanzas which will be pledged to the Secured Parties pursuant to the PCS/Recursos Pledge Agreement, Sistemas Pledge Agreements, Finco Pledge Agreement and Finanzas Pledge Agreement or transferred to the trustee under the Guaranty Trust Agreement, (v) the Capital Stock of any New Subsidiary, which will be pledged to the Secured Parties pursuant to a pledge agreement substantially similar to the above-referenced pledge agreements or transferred to the trustee under the Guaranty Trust Agreement (vi) any and all security provided by any member of the Borrower Group in connection with any Additional Senior Indebtedness as provided in Section 2.04(c), and (vii) all proceeds and revenues of the foregoing.

         "Collateral Agent" shall mean Banco Nacional de Mexico, S.A., Grupo Financiero Banamex, as successor to Citibank Mexico, S.A., Grupo Financiero Citibank, or any successor designated as collateral agent pursuant to Article 2 of the Collateral Agency Agreement.

         "Collateral Agency Agreement" shall mean the Amended and Restated Collateral Agency Agreement, dated as of September 10, 2002, among the Collateral Agent, the Intercreditor Agent, the Administrative Agents and the Company.

         "Commitments" shall mean, collectively, (i) the commitment of the Senior Lenders to make Loans under the Alcatel Credit Agreement, (ii) the commitment of the Senior Lenders to make Loans under the Qualcomm Credit Agreement, (iii) the commitment of Electro Banque to make Loans under the Facility 2 Credit Agreement and (iv) the commitment of the Senior Lenders to make Loans under any credit or similar agreement evidencing Additional Senior Indebtedness.

         "Commitment Fees" shall mean (i) in the case of the Alcatel Credit Agreement, the fees payable by the Company under Section 2.03 thereof, (ii) in the case of the Qualcomm Credit Agreement, the fees payable by the Company under
Section 2.1 thereof, (iii) in the case of the Alcatel Commitment Letter, the fees payable by the Company in consideration thereof, (iv) in the case of the Facility 2 Credit Agreement, the fees payable by the Company under Section 2.03 thereof and (v) in the case of any Additional Senior Indebtedness, those fees specified therein which are payable to the Senior Lenders thereunder in consideration for the Commitments made by such Senior Lenders thereunder.

         "Common Collateral" means the Collateral (as such term is defined in the Second Intercreditor Agreement), excluding for purposes of the Bridge Claims, the Assignment Agreements and Consents.

         "Common Agreement" shall mean the Amended and Restated Common Agreement, dated as of September 10, 2002 among the members of the Borrower Group and the Agents.

         "Condemnation Event" shall mean any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of all or any part of the System by any Governmental Authority.

         "Consents" shall mean, collectively, each consent and agreement, as referred to in the Post-Closing Agreement, from (i) each Vendor, (ii) Personnel Co., with respect to the assignment of the Personnel Co. Services Agreement, and Pegaso PCS, with respect to the assignment of the Pegaso PCS Services Agreement, and (iii) each additional consent and agreement required to be delivered pursuant to Section 5.04(b)(ii).

         "Consolidated Debt" shall mean, as of any date of determination, the aggregate amount of all Indebtedness of each member of the Borrower Group on a combined basis, as shown on the balance sheet, or as would be shown on the balance sheet, as of the date of determination, determined in accordance with GAAP, plus (without duplication) any Indebtedness for borrowed money of any other Person which has been (directly or indirectly) guaranteed by a member of the Borrower Group or any other Contingent Obligation of a member of the Borrower Group; provided, however, that for purposes of the EBITDA Test and the Leverage Ratio, the term "Consolidated Debt" shall exclude the aggregate principal amount of any Subordinated Loans outstanding as of such date of determination.

         "Consolidated Senior Debt" shall mean, as of any date of determination, the aggregate amount of the Senior Indebtedness.

         "Consolidated Paid-In Equity " shall mean, as of any date of determination, and without duplication, the sum of (a) the aggregate amount of equity capital which has been contributed in cash, as of such date of determination, to Holdings by the Sponsors less any Dividends paid to the Sponsors in accordance with Section 6.03 prior to such date of calculation, and
(b) the aggregate principal amount of Subordinated Loans outstanding as of such date of determination.

         "Contingent Obligations" shall mean as to any Person any obligation of such Person Guaranteeing or intending to Guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure, indemnify or hold harmless the owner of such primary obligation against loss in respect thereof (other than indemnity obligations arising in the ordinary course of business), provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith.

         "Contribution Agreement" shall mean the Contribution Agreement, dated as of April 26, 2002, by and among TEM and Alejandro Burillo Azcarraga, Carmela Azcarraga Milmo and Scotiabank Inverlat, S.A., Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

         "Covered Pops" shall mean, as of any date of determination, Pops for those geographical areas as to which (a) the Company has the right under valid, enforceable and effective Licenses owned by the Company to provide PCS and WLL services, and (b) the Company has, as of such date of determination, constructed or intends to construct facilities to provide such services.

         "Credit Agreements" shall mean, collectively, (i) the Alcatel Credit Agreement, (ii) the Qualcomm Credit Agreement, (iii) the Facility 2 Credit Agreement and (iv) any and all credit or similar agreements evidencing any Additional Senior Indebtedness.

         "Credit Facilities" shall mean the credit facilities made available to the Company under the Credit Agreements.

         "Default" shall mean any event, act or condition which, with the giving of notice, lapse of time, fulfillment of any condition or any combination thereof, would become an Event of Default.

         "Disbursement" shall mean any disbursement to or for the benefit of the Company by any Senior Lender of the proceeds of Senior Indebtedness.

         "Dividends" shall have the meaning provided in Section 6.03.

         "Dollars" or "$" shall mean the lawful currency of the United States.

         "EBITDA" shall mean, for any period of calculation, the total earnings of the Borrower Group before interest, Taxes, depreciation and amortization during such period of calculation, calculated in accordance with GAAP eliminating (i) any net income or gain (or net loss), net of any tax effect, during such period from any extraordinary items as defined according to GAAP,
(ii) any interest income, (iii) gains or losses on the sale of assets (other than the sale of inventory in the ordinary course of business), (iv) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income (other than items which will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) and (v) the EBITDA of any Subsidiaries or other assets disposed of or discontinued during such period.

         "EBITDA Test" shall mean, for any annual or quarterly period of calculation ending on a specified date, the ratio (i) of the Consolidated Debt of the Borrower Group outstanding on such date (other than Subordinated Loans) less cash and Permitted Investments in excess of $5,000,000 held by the Borrower Group on such date to (ii)(x) the EBITDA for the two consecutive fiscal quarters last ended on or prior to such date for which financial statements have been delivered in accordance with Section 5.01(a) multiplied by (y) 2.

         "Eligible Swap Counterparty" shall mean a swap counterparty that (i) has a long-term Dollar denominated debt rating of at least "A," as determined by both S&P and Moody's, (ii) shall, at the time of execution of the Swap Agreement, already be a Senior Lender hereunder, (iii) shall be Banamex, Bancomer, S.A., or Banco Santander, or (iv) shall otherwise be acceptable to Required Voting Parties.

         "Environmental Claims" shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication

(whether written or oral) by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property of such Person, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use, or release into the environment of any Hazardous Material at any location, whether or not owned by such Person or (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, (a) any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any statute, law, rule, regulation, ordinance, code or policy having the force of law, in each case, applicable to any member of the Borrower Group or the System now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, decree or judgment, relating to any Environmental Matter.

         "Environmental Matter" shall mean any:

         (a) release, emission, entry or introduction of any Hazardous Materials into the air, including the ambient air;

         (b) discharge, release or entry of any Hazardous Materials into water, including into any river, watercourse, lake, or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground), or reservoir, or the surface of the river bed or of other land supporting such waters, ground waters, sewer or the sea;

         (c) deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Materials;

         (d) nuisance, noise, defective premises, health and safety and work, industrial illness, industrial injury due to environmental factors, environmental health problems (including without limitation, asbestosis or other illness or injury caused by exposure to asbestos) which is regulated by Applicable Law;

         (e) conservation, preservation or protection of the natural resources environment which is regulated by Applicable Law; or

         (f) other matter whatsoever directly affecting the environment or any part of it which is regulated by Applicable Law.

         "Equity Commitments" shall mean the commitments of the Original Mexican Shareholders as set forth in Article III of the Joint Venture Agreement and in resolutions adopted at various shareholder meetings pursuant to which such Persons have become obligated to contribute specified amounts of equity capital to Holdings on or prior to the dates specified therein in consideration for Capital Stock to be issued by Holdings.

         "Event of Default" shall have the meaning set forth in Article 7.

         "Existing Common Agreement" shall mean the Common Agreement, dated as of December 15, 1998 (as further amended as of May 27, 1999 and October 10,
2001), among the members of the Borrower Group and the Agents.

         "Existing Equity" shall mean the equity capital contributed to Holdings by the Existing Shareholders and the New Shareholders (in consideration for Capital Stock of Holdings issued to such shareholders) prior to December 15, 1998, in the aggregate amount of $300,000,000.

         "Existing Shareholders" shall have the meaning set forth in the Joint Venture Agreement.

         "Facility 2 Administrative Agent" shall mean Electro Banque, as administrative agent under the Facility 2 Credit Agreement.

         "Facility 2 Credit Agreement" shall mean the Credit Agreement, dated as of October 10, 2001 by and among the Company, the Facility 2 Administrative Agent and the lenders from time to time party thereto.

         "Final Business Plan" shall mean the Business Plan approved by the Board of Directors of Holdings and delivered to the Administrative Agents and the Relevant Parties.

         "Financing Agreements" shall mean, collectively, the following agreements and instruments: (i) the Common Agreement, (ii) the Alcatel Credit Agreement, (iii) the Qualcomm Credit Agreement, (iv) the Alcatel Commitment Letter and any credit or similar agreements executed as contemplated therein,
(v) the Facility 2 Credit Agreement, (vi) the Notes, (vii) any and all credit or similar agreements evidencing Additional Senior Indebtedness, (viii) each of the Guaranty Agreements, (ix) the Security Documents, (x) the Intercreditor Agreement, (xi) the Collateral Agency Agreement, and (xii) the Second Intercreditor Agreement.

         "Finanzas" shall mean Pegaso Finanzas, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Finanzas Pledge Agreement" shall mean the Pledge Agreement dated as of October 10, 2001, among Holdings, Pegaso PCS and the Collateral Agent pursuant to which each of Holdings and Pegaso PCS pledged to the Collateral Agent the shares in Finanzas held by each.

         "Finco" shall mean Pegaso Finco I, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Finco Pledge Agreement" shall mean the Pledge Agreement dated as of October 10, 2001, among Holdings, Pegaso PCS and the Collateral Agent pursuant to which each of Holdings and Pegaso PCS pledged to the Collateral Agent the shares in Finco held by each.

         "Fiscal Year" shall mean the accounting year of the Company or the Borrower Group, as the case may be, commencing each year on January 1 and ending on December 31 or such other period agreed between the Company or the Borrower Group, as the case may be, and the Intercreditor Agent.

         "Frequency Band Concessions" shall mean the Concessions for the Use, Development and Operation of Radio-electric Spectrum Frequency Bands to Provide Fixed or Mobile Wireless Access Services issued by the Secretariat of Communications of Transport in favor of, and held by, the Company by means of its decision dated May 8, 1998 for the bands of frequencies of the radioelectric spectrum in order to render wireless access services and more fully described in the Joint Venture Agreement, including Exhibit A thereto.

         "Further Provisions" shall have the meaning set forth in Section
2.04(b).

         "GAAP " shall mean generally accepted accounting principles in Mexico as in effect on the date of this Agreement, it being understood and agreed that determinations in accordance with GAAP (i) for purposes of Articles 5 and 6 of this Agreement, including defined terms as used therein, are subject (to the extent provided therein) to Section 8.18 and shall include U.S. GAAP reconciliations, and (ii) for the purposes of any other Section, to the extent that GAAP is limited, qualified or modified in any such particular Section of this Agreement, such determinations are subject to such limitations, qualifications or modifications as are set forth in such Section (but only as applied to such Section).

         "Good Faith Contest" shall mean, with respect to the payment of Taxes or any other claims or liabilities by any Person, the satisfaction of each of the following conditions: (i) the validity or amount thereof is being diligently contested in good faith by such Person by appropriate proceedings timely instituted, (ii) during the period of such contest, the enforcement of any contested item is effectively stayed, and (iii) such contest and any resultant failure to pay or discharge the claimed or assessed amount is not reasonably likely to have a Material Adverse Effect.

         "Government of Mexico" shall mean the Government of Mexico, including any instrumentality, subdivision, authority, agency, ministry or statutory or legal entity or person (whether autonomous or not) thereof, including any successors thereof, whether lawful or not.

         "Governmental Authority" shall mean any national, state, county, city, town, village, municipal or other local government department, commission, board, bureau, agency, authority or instrumentality of the United States, Mexico or any other national authority or any political subdivision of any thereof, and any Person exercising executive, legislative, judicial, regulatory administrative functions of or pertaining to any of the foregoing entities, having jurisdiction over the Person or matters in question.

         "GTE" shall mean GTE Data Services Mexico, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "GTE Deferred Fee" shall mean the portion of the fee payable to Leap Wireless Mexico pursuant to the Operator Agreement, the payment of which is deferred in connection with a possible investment by GTE Corporation, or any of its affiliates, in Borrower.

         "GTE Operator Agreement" shall mean the "GTE Operator Agreement," as referred to in the Post-Closing Agreement, between Leap Wireless Mexico and GTE.

         "Guarantors" shall mean (i) Pegaso PCS, (ii) Personnel Co., (iii) Holdings, (iv) Finanzas, (v) Finco and (vi) any other Subsidiary of a member of the Borrower Group executing a Guaranty Agreement as required by Section 5.13.

         "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guaranty" shall not include (x) endorsements for collection or deposit in the ordinary course of business, or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb has a correlative meaning.

         "Guaranty Agreements" shall mean any agreement by which a Guarantor Guarantees the obligations of the Company under any of the Credit Agreements, including, without limitation, the Pegaso Guaranty Agreement.

         "Guaranty Trust Agreement" shall mean the Irrevocable Administration and Guaranty Trust Agreement pursuant to which Holdings will transfer title to 100% of the Capital Stock of the Company, Pegaso PCS, and Personnel Co. to the trustee thereunder for the benefit of the Secured Parties represented by the Collateral Agent.

         "Hacienda" shall mean the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) of Mexico.

         "Hazardous Materials" shall mean (i) any chemicals, materials or substances defined as or included in the definition "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wasted," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law and (ii) any other chemical, material or substance, in each case to the extent exposure to the same is prohibited, limited or regulated by any Environmental Law by reason of its hazardous nature.

         "High Yield Debt " shall have the meaning set forth in Section 6.04(h).

         "Holdings" shall mean Pegaso Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Holdings Shares" shall have the meaning set forth in Section 4.10.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, other than the GTE Deferred Fee and trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable (and have been paid) within 90 days of the date the respective goods are delivered or the respective services are rendered, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) the currently available amount of all letters of credit issued for the account of such Person and all outstanding reimbursement obligations with respect to such letters of credit,
(v) all liabilities secured by any Lien on any property owned by such Person,
(vi) any Guaranty of Indebtedness by such Person, (vii) all obligations under trade or bankers' acceptances, (viii) Capitalized Lease Obligations, (ix) all net obligations under agreements providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest or the convertibility of currency, (x) all obligations under any conditional sale agreement or other title retention agreement and (xi) all Contingent Obligations of such Person.

         "Indemnified Parties" shall have the meaning set forth in Section 8.01(b).

         "Independent Accountant" shall mean PricewaterhouseCoopers or any replacement therefor of international recognized standing appointed by the Borrower Group.

         "Initial Disbursement" shall mean, with respect to any tranche of Senior Indebtedness, the first Disbursement to occur on or after the Closing Date to or for the benefit of the Company by one or more of the Senior Lenders of the proceeds of such tranche of Senior Indebtedness under a Credit Agreement to which it is a party.

         "Initial Disbursement Date" shall mean the date on which the Initial Disbursement is made.

         "Insurance Consultant" shall mean AON Risk Services, or any replacement therefor of international recognized standing appointed by the Intercreditor Agent after consultation with the Company.

         "Insurance Contracts" shall mean the insurance policies required to be obtained by the Company or any other member of the Borrower Group pursuant to any Financing Agreement.

         "Interconnection Agreements" shall mean, collectively, (i) that certain Interconnection Agreement dated as of November 26, 1998 between the Company and TelMex, and (ii) that certain Interconnection Agreement dated as of November 26, 1998 between the Company and TelNor.

         "Intercreditor Agent" shall mean Citibank, N.A., or any successor intercreditor agent designated pursuant to the Intercreditor Agreement.

         "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement, dated as of September 10, 2002, among the Intercreditor Agent, the Collateral Agent and the Administrative Agents.

         "Interest Expense" shall mean, for any period, determined on a consolidated basis for the Borrower Group, the sum (without duplication) of (a) interest expense on Indebtedness, including (i) fees, (ii) payments under any interest rate protection agreements or other hedging agreements, (iii) the interest portion of any deferred payment obligations, (iv) all fees and charges owed with respect to letters of credit or performance or other bonds, (v) all accrued or capitalized interest, (vi) any amortization of debt discount and
(vii) all but the principal component of Capital Lease payments and (b) dividends declared or paid pursuant to this Agreement. "Investment Company Act of 1940" shall mean the U.S. Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder.

         "Joint Venture Agreement" shall mean the Joint Venture Agreement entered into as of July 16, 1998 by and among the Existing Shareholders, Leap Mexico, Holdings and the New Shareholders, in the form delivered to the Collateral Agent prior to December 15, 1998.

         "Judgment Currency" shall have the meaning set forth in Section 8.11.

         "Judgment Currency Conversion Date" shall have the meaning set forth in
Section 8.11.

         "Leap" shall mean Leap Wireless International, Inc., a corporation under the laws of Delaware.

         "Leap Mexico" shall mean Leap PCS Mexico, Inc., a corporation under the laws of California, formerly called Qualcomm PCS Mexico, Inc.

         "Leap Wireless Mexico" shall mean Leap Wireless Mexico, a corporation under the laws of Mexico.

         "Leases" shall mean all leases of real property in which Pegaso PCS is the lessee, including any and all leases entered into for the purpose of placing components of the System.

         "Leverage Ratio" shall mean, as of any date of determination, the ratio of (i) Consolidated Debt as of such date, less cash and Permitted Investments in excess of $5,000,000 held by the Borrower Group on such date, to (ii) Consolidated Paid-In Equity as of such date.

         "Licenses" shall mean the Frequency Band Concessions and the Telecommunication Networks Concession and any other licenses acquired by the Company in connection with telecommunications services and products in Mexico.

         "Lien" shall mean any security interest, mortgage, pledge, assignment by way of security, charge, lease, easement, servitude, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever including, without limitation, (i) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing, and (ii) any designation (except as contemplated by this Agreement, or any Credit Agreement) of loss payees or beneficiaries or any similar arrangement under any Insurance Contract.

         "Loans" shall mean, as the context shall indicate, either one or all of
(i) the Alcatel Loans, (ii) the Qualcomm Loans, or (iii) the Additional Senior Indebtedness Loans.

         "Loss Proceeds" any and all amounts received by any member of the Borrower Group (i) under insurance policies maintained by or for the benefit of such member, or (ii) from any Governmental Authority as a result of a Condemnation Event.

         "Material Adverse Effect" shall mean an event, circumstance, occurrence or condition which has caused or could reasonably be expected to cause, as of any date of determination, a material and adverse effect on (i) the business, assets, liabilities, operations or financial condition of the Borrower Group (taken as a whole), (ii) the ability of the Borrower Group (taken as a whole) to perform its (or their) material obligations under the Financing Agreements (including its (or their) ability to pay its (or their) Obligations under the Financing Agreements as such obligations become due, (iii) the validity or enforceability of any of the Financing Agreements (including the ability of any Secured Party to enforce any of its remedies under any Financing Agreement), or
(iv) the validity, priority or enforceability of the Secured Parties' security interest in the Collateral.

         "Material Agreement" shall mean (i) any operator agreement or replacement operator agreement, (ii) any equipment or services procurement agreement (other than the Qualcomm Procurement Agreement or the Alcatel Procurement Agreement) pursuant to which the aggregate payments are expected to exceed $10,000,000, and (iii) any interconnection agreement, the absence of which would be reasonably likely to reduce the Company's gross revenues by more than ten percent (10%) of gross revenues projected over the twelve months following the date upon which the agreement was entered.

         "Mexico" shall mean the United Mexican States.

         "Minimum Assets" shall mean those assets of the Borrower Group (a) which constitute not less than 85% of the value of all assets of the Borrower Group (valued on the same basis as such assets are carried on the books of each member of the Borrower Group on a consolidated basis), (b) which are necessary to carry on the Business of the Borrower Group in substantially the same manner as is then being carried out by the Borrower Group, and (c) the legal and beneficial ownership of which is required to be maintained in the name of the Company by Section 4.10 and to be subject to the Mortgage as provided in Section
4.10. For the avoidance of doubt, the term Minimum Assets shall include all Licenses, all accounts receivable, and all real estate, fixtures and personal and intellectual property (including customer lists, billing and other records of the Borrower Group and computer software.

         "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

         "Mortgage" shall mean the mortgage, dated as of October 30, 1998 (the "Original Mortgage"), as amended by Amendment No. 1 dated as of December 15, 1998 ("Amendment No. 1 to the Mortgage") and Amendment No. 2 dated as of October 23, 2001, established under the Telecommunications Law, pursuant to which the Company has granted a Lien in favor of the Collateral Agent over all of its properties and assets, including, without limitation, (i) all components of the System, (ii) the Licenses, (iii) all accounts receivable of the Company (including all amounts owed from time to time by subscribers of the System), (iv) all cash and securities owned by the Company, and (v) the Company's rights in, to and under the Vendor Agreements, the Operator Agreement, the Pegaso PCS Services Agreement and any other contract to which the Company is a party.

         "New Shareholders" shall have the meaning set forth in the Joint Venture Agreement.

         "New Subsidiary" shall have the meaning set forth in Section 5.13.

         "NewCo" shall mean Comunicaciones del Milenio, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Non-Vendor Financing" shall mean financing other than (i) the financing provided under the Qualcomm Credit Agreement, the Alcatel Credit Agreement and the Facility2 Credit Agreement, and (ii) other financing provided by Persons to directly finance the purchase of equipment and services, which when taken together with similar financing provided by such Person and its Affiliates exceeds $5,000,000 in amount outstanding; provided, that this definition of "Non-Vendor Financing" shall include, without limitation, the Bridge Loan Facility, the Amended and Restated Interim Funding Agreement, and the Additional Financing Facility Credit Agreement.

         "Note" shall mean any promissory note issued by the Company pursuant to a Credit Agreement.

         "Obligation Currency" shall have the meaning ascribed thereto in
Section 8.11.

         "Obligations" shall mean all obligations of members of the Borrower Group now existing or hereinafter arising, direct or indirect, absolute or contingent, due or to become due, under any of the Financing Agreements, including (and without duplication) (i) the principal of and interest on the Loans and other Senior Indebtedness and all other obligations, advances, debts and liabilities of members of the Borrower Group, including indemnities, Commitment Fees and other fees and interest incurred under, arising out of or in connection with the Credit Agreements or any other Financing Agreement (whether or not evidenced by any note, bond or other instrument and whether or not for the payment of money), (ii) any and all sums advanced by the Collateral Agent, in order to preserve the Collateral or preserve its security interest in the Collateral and (iii) in the event of any proceeding for the collection or enforcement of the Obligations, after an Event of Default shall have occurred and be continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

         "Operator Agreement" shall mean the "Operator Agreement," as referred to in the Post-Closing Agreement, between the Company and Leap Wireless Mexico, which agreement shall provide for operation of the System.

         "Original Business Plan" shall mean the business plan, upon which the management, officers and directors of the Borrower Group are relying to operate the Business as of December 15, 1998, and which has been delivered to the Administrative Agents and the Relevant Parties prior to December 15, 1998.

         "Original Mexican Shareholders" shall mean Pegaso Comunicaciones y Servicios, S.A. de C.V., Corporativo del Valle de Mexico, S.A. de C.V. and Alejandro Burillo Azcarraga.

         "Overnight Eurodollar Rate" shall mean the Eurodollar Rate determined daily for an Interest Period of one day (or if longer the shortest period for which an interest rate is quoted).

         "Payment Date" shall mean the date on which any interest or principal payments are to be made on any Senior Indebtedness pursuant to any Credit Agreement.

         "PCS/Recursos Pledge Agreement" shall have the meaning set forth in
Section 3.01(h).

         "Pegaso Guaranty Agreement" shall mean the Guaranty Agreement dated as of December 15, 1998 as executed by each of the Guarantors in favor of the Collateral Agent for the benefit and on behalf of the Senior Lenders.

         "Pegaso PCS" shall mean Pegaso PCS, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Pegaso PCS Services Agreement" shall mean the Services Agreement, dated as of December 15, 1998 between Pegaso PCS and the Company.

         "Permit" shall have the meaning set forth in Section 4.05.

         "Permitted Indebtedness" shall have the meaning set forth in Section 6.04.

         "Permitted Investments" of any Person shall mean (A) (i) obligations issued or Guaranteed as to principal and interest by the United States or any agency thereof whose obligations are backed by the full faith and credit of the United States, as applicable, and in either case, which mature no later than one year after the date of acquisition, (ii) certificates of deposit or other interest-bearing obligations, maturing no later than six months after the date of acquisition, of any Acceptable Financial Institution, (iii) commercial paper and other corporate debt securities rated, on the date of purchase, "A-1" or "P-1" (as applicable) by S&P or Moody's, respectively, or higher for securities with original maturities of six months or less, (iv) repurchase agreements with respect to any of the foregoing obligations or securities, maturing no later than one year after the date of acquisition, with any bank of the type referred to in clause (ii) above, (v) participations in 28-day auction-rate tax-exempt funds rated, on the date of purchase, "AA" or "Aa2" by S&P or Moody's (as applicable) or higher, (vi) any mutual funds comprising investments referred to in clauses (i) through (v) above, and (vii) any other investments approved by the Collateral Agent; provided, however, in order for any investment described above, which has been rated both by S&P and Moody's, to qualify as a Permitted Investment, such investment must have received at least the minimum rating specified above from each such rating institution, and (B) investments in any of the following, denominated in Pesos: (i) obligations with a maturity of six months or less which are direct obligations of Mexico or of entities representing the full faith and credit of Mexico, or obligations which are unconditionally guaranteed by Mexico; (ii) obligations with a maturity of six months or less of Mexican commercial banks of recognized stature, supervised by the Mexican National Banking and Securities Commission, with a capital and surplus of at least $250,000,000; provided, that the aggregate investments of the Borrower Group in Mexican commercial banks other than Banamex, Bancomer, S.A., or Banco Santander will not exceed $5,000,000 at any time; (iii) commercial paper of Mexican corporations with a maturity of six months or less and rated at least "A3" by Calificadora de Valores S.A. de C.V.; provided, that the aggregate amount invested under this clause (iii) shall not exceed $2,500,000 at any time, and (iv) repurchase agreements with maturities of not more than 90 days related to any of the obligations described in clause (i), (ii) or (iii) above, and that are collateralized by such obligations with any Mexican commercial bank which meets the criteria outlined in clause (ii) above; provided, that the aggregate amount invested under this clause (iv) shall not exceed $2,500,000 at any time; provided further that the aggregate amount invested in all investments in this clause (B) shall not exceed the amount equal to the Company's average monthly operating expenses for the preceding six months.

         "Permitted Lien" shall have the meaning set forth in Section 6.01.

         "Person" shall mean any individual, corporation, partnership (including, without limitation, association), limited liability company, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

         "Personnel Co." shall mean Pegaso Recursos Humanos, S.A. de C.V., a sociedad anonima de capital variable under the laws of Mexico.

         "Personnel Co. Services Agreement" shall mean the Services Agreement, dated as of December 15, 1998, between Pegaso PCS and Personnel Co., pursuant to which Personnel Co. will provide certain services to Pegaso PCS.

         "Pesos" or "Ps." shall mean the lawful currency of Mexico.

         "Peso Equivalent" shall mean, with respect to any monetary amount in Pesos, at any time for the determination thereof, the amount of Dollars obtained or obtainable by converting the amount of Pesos involved in such computation into Dollars at the Applicable Currency Exchange Rate against delivery of Pesos at approximately 11:00 A.M. (Mexico City time) on the date of determination thereof.

         "Pops" shall mean population, as based on specific population estimates of geographic areas as determined in accordance with those population estimates provided by COFETEL in connection with the bidding for and award of the Licenses.

         "Post-Closing Agreement" shall have the meaning set forth in Section 3.01(z).

         "Pro Rata Payment" shall mean a payment to a Senior Lender on any Payment Date in which (a) interest paid to such Senior Lender on such Payment Date bears the same proportion to the total interest payments made to all Senior Lenders on such Payment Date as (i) the total Obligations for interest due to such Senior Lender on such Payment Date bears to (ii) the total Obligations for interest due to all Senior Lenders on such Payment Date, (b) principal paid or prepaid to such Senior Lender on such Payment Date bears the same proportion to the total principal payments or prepayments made to all Senior Lenders on such Payment Date as (i) the total Obligations for principal due to such Senior Lender on such Payment Date bears to (ii) the total Obligations for principal due to all Senior Lenders on such Payment Date and (c) fees, commissions, indemnities and all amounts other than interest and principal paid to such Senior Lender on such Payment Date bears the same proportion to the total fees, commissions, indemnities and such other amounts paid to all Senior Lenders on such Payment Date as (i) the total Obligations for fees, commissions, indemnities and such other amounts due to such Senior Lender on such Payment Date bears to (ii) the total Obligations for fees, commission, indemnities and such other amounts due to all Senior Lenders on such Payment Date; provided, that, unless otherwise provided in this Agreement, (x) all Commitment Fees shall be paid in full when due; no such fees shall be paid on a Pro Rata Payment basis or included in any Pro Rata Payment calculation, (y) any prepayment premiums or break-funding amounts shall be paid in full at the time of prepayment; no such amounts shall be paid on a Pro Rata Payment basis or included in any Pro Rata Payment calculation, and (z) any prepayment of a Loan the proceeds of which were used for the payment of VAT shall not be paid on a Pro Rata Payment basis and any such Loans shall not be included in any Pro Rata Payment calculation.

         "Qualcomm" shall mean QUALCOMM, Incorporated, a corporation under the laws of Delaware.

         "Qualcomm Administrative Agent" shall mean ABN AMRO Bank N.V., in its capacity as Administrative Agent under the Qualcomm Credit Agreement.

         "Qualcomm Costs" shall mean the cost of all equipment and services delivered to the Company under the Qualcomm Procurement Agreements, plus brokers fees, export credit insurance premiums, transportation costs and import duties payable in connection therewith but in no event including any Subscriber Units (as defined in the Qualcomm Equipment Agreement).

         "Qualcomm Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of December 15, 1998, between the Company, the Qualcomm Lenders referred to therein and the Qualcomm Administrative Agent.

         "Qualcomm Lenders" shall mean the financial institutions and other entities making Loans and Commitments under the Qualcomm Credit Agreement; provided, that such term shall refer to such Persons only in their capacities as lenders under the Qualcomm Credit Agreement and not in their capacities as equipment suppliers or otherwise.

         "Qualcomm Loans" shall mean all of the loans made under the Qualcomm Credit Agreement

         "Qualcomm Procurement Agreements" shall mean collectively, (i) the Equipment Purchase Agreement dated as of June 10, 1998 between the Company (by assignment or otherwise) and Ericsson Wireless Communications Inc. (by assignment), as amended, and (ii) the Services Agreement dated as of June 10, 1998 between Ericsson Telecom S.A. de C.V. (by assignment) and the Company (by assignment or otherwise), as amended

         "Qualified Public Offering" shall mean a public offering of common stock of Holdings, (i) in which the offering is made by Holdings and the proceeds are to used by Holdings in its Business, (ii) the amount received by Holdings (net of commissions, discounts and expenses) is not less than $75,000,000, and (iii) such offering results in the common stock (or depository receipts with respect thereto) of Holdings being listed on a national securities market in the United States or in the European Economic Union.

         "Rating Agencies" shall mean, collectively, S&P, Moody's and any other internationally recognized statistical ratings organization approved by the Collateral Agent.

         "Relevant Lender" shall have the meaning given to that term in Section 4.22.

         "Relevant Parties" shall mean (i) so long as the Alcatel Guaranty shall remain in effect, Alcatel, (ii) with respect to loans made in accordance with the Alcatel Commitment Letter that are subject to credit support from a third party, such third party, and (iii) if and to the extent that Qualcomm (or any Subsidiary of Qualcomm) shall guarantee the obligations of the Company under the Qualcomm Credit Agreement, and for so long as such guaranty shall remain in effect, Qualcomm or such Subsidiary of Qualcomm.

         "Remaining Cash Proceeds" shall have the meaning set forth in Section 5.11.

         "Required License Sale" shall have the meaning set forth in Section 6.02(e).

         "Required Pops" shall mean Covered Pops (a) covering the entire population of Regions 9, 4 and 6 (as such regions are defined in Exhibit A to the Joint Venture Agreement), and (b) covering at least 33 million Pops.

         "Required Voting Parties" shall have the meaning given to that term in the Intercreditor Agreement.

         "Responsible Officer" shall mean, with respect to any member of the Borrower Group, the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or General Counsel of such member, or any Person having a similar function.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Second Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of October 10, 2001, among the Secured Parties and Qualcomm, as Bridge Lender under the Bridge Loan Agreement.

         "Secured Parties" shall mean, collectively, (i) the Senior Lenders and
(ii) the Agents.

         "Security Documents" shall mean, collectively, the Mortgage, the PCS/Recursos Pledge Agreement, the Sistemas Pledge Agreement, the Finco Pledge Agreement, the Finanzas Pledge Agreement, the Guaranty Trust Agreement, the Sponsors Negative Pledge Agreement, the Assignment Agreements, the Guaranty Agreements, the Consents, any documents or instruments executed in accordance with Section 2.04(c), Section 5.13(A), Section 5.13(B), Section 5.13(D) and Section 5.14(a) and (b), and any filings, registrations, recordings or similar instruments or documents necessary or required by the Collateral Agent or any other Secured Party to record, perfect or otherwise evidence a security interest in the Collateral.

         "Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (i) Consolidated Senior Debt as of such date, less cash and Permitted Investments in excess of $5,000,000 held by the Borrower Group on such date, to (ii) Consolidated Paid-In Equity as of such date.

         "Senior Indebtedness" shall mean, collectively, the Obligations under the Alcatel Loans, the Obligations under the Qualcomm Loans and the Obligations under any Additional Senior Indebtedness.

         "Senior Lenders" shall mean, collectively, the Alcatel Lenders, the Qualcomm Lenders and the lenders providing funds under any Additional Senior Indebtedness; provided, however, that with respect to, and to the extent of, any Obligations paid by Alcatel under the Alcatel Guaranty, Alcatel shall be deemed the Senior Lender as described in the Alcatel Guaranty.

         "Services Agreements" shall mean, collectively, the Personnel Co. Services Agreement and Pegaso PCS Services Agreement.

         "Shareholders Agreement" shall mean the Shareholders' Agreement, dated as of September 10, 2002, by and among NewCo, TEM and Alejandro Burillo Azcarraga, Carmela Azcarraga Milmo and Scotiabank Inverlat, S.A., Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

         "Sistemas Pledge Agreement" shall have the meaning set forth in Section 3.01(h).

         "Site Lease" shall mean a Site Lease Agreement, substantially in the form of Exhibit A to the Common Agreement; provided, however, that with respect to any Site Lease Agreement which has not yet been forwarded to a potential lessor on or before the Amendment Effective Date, such Site Lease Agreement shall reflect appropriate changes to reflect the ownership of the Company in assets located at the leased sites.

         "SPA Closing Date" shall mean September 10, 2002.

         "Sponsors" shall mean collectively all of the shareholders of Holdings.

         "Sponsors Negative Pledge Agreement" shall mean the Negative Pledge Agreement, dated as of December 15, 1998, pursuant to which each of the Sponsors has agreed not to grant a Lien to any third party on the Capital Stock of Holdings held by such Sponsor.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of April 26, 2002, by and among Holdings, its Sponsors, TEM and others parties named therein, pursuant to which TEM shall purchase from certain of the Sponsors all of the Capital Stock of Holdings owned by such Sponsors in accordance with the terms and conditions of the Stock Purchase Agreement.

         "Subordinated Loans" shall mean unsecured loans or other advances made to Holdings, Finanzas or Finco by NewCo or the shareholders of NewCo or any Affiliate of any such shareholder, or which are made by third parties and are guaranteed directly or indirectly by such shareholder or Affiliate, which (i) are subordinated in right of payment to all other Indebtedness of the Borrower Group, (ii) do not require that any payment of principal or interest be made (whether at scheduled maturity, by acceleration or otherwise) until the date which is one year following the latest final maturity date for any Senior Indebtedness then outstanding, (iii) are not guaranteed by any other member of the Borrower Group, (iv) are the subject of an instrument executed by such shareholder or Affiliate or third party and deposited with the Intercreditor Agent pursuant to which such Person acknowledges that it shall receive no payment or amount or other consideration (other than as permitted by Section 6.12) in respect of such Subordinated Loan until all Senior Indebtedness has been paid in full, and (v) by the terms of the instrument executed to evidence such loans, requires that such loans are to be funded as loans to the Company on the same day that such loans are made to Holdings, Finanzas or Finco, as the case may be.

         "Subsidiary" shall mean, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.

         "System" shall mean the wireless broadband PCS system to be constructed and rolled out by the Borrower Group pursuant to the Business Plan.

         "System Agreements" shall mean, collectively, the Vendor Agreements, the Services Agreements, the Site Leases, the Interconnection Agreements and the Licenses.

         "System Costs" shall mean all costs incurred by the Company or other members of the Borrower Group in connection with the care, custody, control, construction, development and financing of the System, in all cases as and to the extent set forth in the Business Plan, including (without duplication or limitation):

(i) amounts payable under the Vendor Agreements (other than indemnities, if any);

(ii) interest, fees, expenses and withholding taxes payable under the Credit Facilities, in each case prior to the date on which the System is completed in accordance with the Business Plan;

(iii) costs and expenses of legal, engineering, accounting, construction management and other advisors or consultants incurred in connection with the System and the Business prior to the date on which the System is completed in accordance with the Business Plan;

(iv) fees, commissions and expenses payable to the Secured Parties at the Initial Disbursement Date for each Facility;

(v) construction insurance premiums for coverage obtained prior to the date on which the System is completed in accordance with the Business Plan;


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
(vii)    the Company's labor costs; and

(viii) value-added taxes and import duties payable by the Company in Mexico with respect to equipment and material imported by or on behalf of the Company.

         "Taxes" shall mean all taxes of every kind (including without limitation, gross and net income, gross and net receipts, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, use value-added, stamp, documentary, excise, property and other similar taxes), charges and withholdings, levies, imposts, duties, fees and deductions imposed by any government or political subdivision thereof, quasi-governmental authority or taxing jurisdiction or authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

         "Telecommunication Law" shall mean the Mexican General Means of Communications Law

         "Telecommunication Networks Concession" shall mean the license granted on June 23, 1998 by the Secretariat of Communications of Transport in favor of, and held by, the Company to install, operate and exploit a public telecommunications network.

         "TelMex" shall mean Telefonos de Mexico, S.A. de C.V.

         "TelNor" shall mean Telefonos del Noroeste, S.A. de C.V.

         "TEM" shall mean Telefonica Moviles, S.A., a company organized under the laws of the Kingdom of Spain.

         "Transaction Documents" shall mean, collectively, the System Agreements and the Financing Agreements.

         "Transfer" shall mean any sale, assignment or other transfer, regardless of whether carried out directly or indirectly.

         "Trigger Date" shall mean the date on which the Company delivers to the Administrative Agents and the Relevant Parties financial statements for the Borrower Group for the fiscal quarter ended March 31, 2006 in accordance with
Section 5.01(a).

         "United States" or "U.S." shall mean the United States of America.

         "U.S. GAAP" means generally accepted accounting principles in the United States.

         "VAT" shall mean Mexican impuesto al valor agregado (value-added taxes).


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         "Vendor" shall mean each Person (other than the Company) which is a party to a Vendor Agreement.

         "Vendor Agreements" shall mean collectively (i) the Alcatel Procurement Agreement; and (ii) the Qualcomm Procurement Agreements.

         "Voting Party" shall have the meaning set forth in the Intercreditor Agreement.

         "Wholly-owned" when used in respect of any Subsidiary, shall mean that the parent company of such Subsidiary owns all of the Capital Stock of such Subsidiary, other than any minimal shares which are required by Mexican (or other) Applicable Law to be owned by another Person.

         "Wireless Services" shall mean PCS (Personal Communications Services) and/or WLL (wireless local loop) services.

         "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.


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